As filed with the Securities and Exchange Commission on September 26, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danka Business Systems PLC

(Exact name of registrant as specified in its charter)

England & Wales	5040	98-0052869
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11101 Roosevelt Boulevard St. Petersburg, Florida 33716 (622) 576-6003	Masters House 107 Hammersmith Road London W14 0QH England 011-44-207-605-0150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Keith J. Nelsen, Esq.

Senior Vice President, General Counsel and Chief Administrative Officer

Danka Business Systems PLC

11101 Roosevelt Boulevard

St. Petersburg, Florida 33716

(622) 576-6003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary P. Cullen, Esq.

Skadden, Arps, Slate, Meagher & Flom (Illinois)

333 West Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee

11% Senior Notes due 2010	$170,998,688(1)	$13,834(2)

Guarantees related to the 11% Senior Notes due 2010(3)	N/A	N/A

(1)	Pursuant to Rule 457(f)(2) under the Securities Act, the book value as of September 26, 2003 of the securities for which the securities being registered are to be exchanged has been used as the basis for calculating the registration fee.
(2)	Calculated on the basis of the maximum aggregate offering price in accordance with Rule 457(o) under the Securities Act.
(3)	No separate consideration will be received for the guarantees, and, therefore, pursuant to Rule 457(n) under the Securities Act, no additional fee is required.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Danka Holding Company	Delaware	5040	59-3498367
Danka Imaging Distribution, Inc.	Delaware	5040	59-3407349
Danka Office Imaging Company	Delaware	5040	59-3407614
Quality Business, Inc.	Florida	5040	65-0157034
Corporate Consulting Group, Inc.	Florida	5040	59-3094375
American Business Credit Corporation	Florida	5040	59-3066163
Danka Management II Company, Inc.	Florida	5040	59-3064013
Herman Enterprises, Inc. of South Florida	Florida	5040	65-0544682
Danka Management Company, Inc.	Florida	5040	59-3231899
D.I. Investment Management, Inc.	Nevada	5040	88-0310370
Danka Australasia Pty Limited	Australia	5040	N/A
Danka Australia Pty Limited	Australia	5040	N/A
Danka Tower Pty Ltd	Australia	5040	N/A
Danka Distributors Pty Ltd	Australia	5040	N/A
Danka Datakey Pty Ltd	Australia	5040	N/A
Datakey Alcatel Pty. Ltd.	Australia	5040	N/A
Danka Systems Pty Limited	Australia	5040	N/A
Danka Business Finance Ltd.	Canada	5040	N/A
Danka Canada Inc.	Canada	5040	N/A
Kalmara Inc.	Canada	5040	N/A
Danka UK Plc	England	5040	N/A
Danka Services International Ltd.	England	5040	N/A
Dankalux S.à r.l.	Luxembourg	5040	N/A

*	The address and telephone number of the principal executive offices of each of the registrants listed above are the same as those of Danka Business Systems PLC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 26, 2003

PROSPECTUS

$175,000,000

Danka Business Systems PLC

Exchange Offer for

11% Senior Notes due 2010

Danka Business Systems PLC is offering to exchange an aggregate principal amount of up to $175,000,000 of its new 11% Senior Notes due 2010 for a like amount of its old 11% Senior Notes due 2010. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the old notes; and

•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

The obligations of the issuer under the old notes are, and the issuer’s obligations under the new notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain U.S. and non-U.S. subsidiaries of the issuer.

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2003, unless we extend it.

The new notes will not be listed on any national securities exchange or the Nasdaq Stock Market. Application has been made to list the new notes on the Luxembourg Stock Exchange.

Each broker-dealer that receives new notes for its own account in exchange for old notes represents that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities (and not acquired directly from Danka Business Systems PLC, any subsidiary guarantor or any of their affiliates) and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, or the Securities Act, in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Danka Business Systems PLC and the subsidiary guarantors have agreed that, upon receiving prior written notice from a participating broker-dealer, during the period ending on the earlier of (1) 270 days from the effective date of the exchange offer registration statement, subject to extension in limited circumstances, and (2) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with any resale of new notes, they will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions.”

For a discussion of risk factors that should be considered in connection with an investment in the new notes, see “ Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to holders of the old notes upon written or oral request to Danka Business Systems PLC, 11101 Roosevelt Boulevard, St. Petersburg, Florida 33716, Attention: Treasurer, telephone number (727) 622-4766. To obtain timely delivery, noteholders must request the information no later than                     , 2003.

The distribution of this prospectus and the offer and sale of the new notes and related subsidiary guarantees may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

THIS COMMUNICATION IS DIRECTED SOLELY AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS OR (3) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (E) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS.” THIS COMMUNICATION MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS COMMUNICATION RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

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MARKET DATA

The market data presented in this prospectus are based upon estimates by us and the use of various third party sources where available. Although we believe these sources are generally reliable, we cannot guarantee and have not independently verified the accuracy or completeness of such information. Moreover, while we believe that our estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. Accordingly, no assurance can be given that such market data are accurate in all material respects.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any of the reports, proxy statements and other information that we file with the SEC at the public reference room maintained by the SEC at:

Securities and Exchange Commission

450 Fifth Street, N.W., Room 1024

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) 732-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Reports, proxy statements and other information concerning us can also be inspected at the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006, where Danka Business Systems PLC’s American depositary shares, or ADSs, are listed.

In addition, for so long as the new notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, copies of the most recent consolidated financial statements for the preceding fiscal year and any interim quarterly financial statements published by us will be available at the specified office of the paying and transfer agent in Luxembourg.

INCORPORATION BY REFERENCE

Rather than include in this prospectus some of the information that we include in reports filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2003 (file number: 000-20828);

•	Current Report on Form 8-K dated July 2, 2003 (file number: 000-20828);

•	Current Report on Form 8-K dated August 8, 2003 (file number: 000-20828); and

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (file number: 000-20828).

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of the exchange offer will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Danka Business Systems PLC

11101 Roosevelt Boulevard

St. Petersburg, Florida 33716

Attn: Treasurer

Telephone: (727) 622-4766

Facsimile: (727) 577-2868

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Danka Business Systems PLC, the issuer of the new notes, and Danka UK Plc and Danka Services International Ltd., subsidiary guarantors, are incorporated under the laws of England and Wales, certain of the other subsidiary guarantors are incorporated under the laws of Australia, Canada or Luxembourg, as the case may be, certain of their executive officers are not residents of the United States, and substantially all the assets of such persons and a substantive amount of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, Danka Business Systems PLC or such subsidiary guarantors or to enforce against them judgments of U.S. courts predicated upon civil liability provisions of U.S. federal or state securities laws.

The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in England. A U.S. judgment may, however, be enforced in England in proceedings initiated by way of a common law action based on that U.S. judgment before a court of competent jurisdiction in England. In such a common law action, an English court generally will not, subject to the following sentence, reinvestigate the merits of the original matter decided by a U.S. court and will generally order summary judgment on the basis that the U.S. judgment gives rise to a claim for payment to which there is no defense. The entry of an enforcement order by an English court is conditioned upon a number of factors, including the following:

•	the U.S. court had jurisdiction over the original proceeding according to English conflict of law rules;

•	the judgment is final and conclusive on the merits;

•	the judgment is for a definite sum of money;

•	the judgment does not contravene English public policy;

•	the judgment is not for a tax, fine or other penalty or an award of multiple damages, though in respect of multiple damages, an element of the award may be enforceable; and

•	the judgment has not been obtained by fraud or in breach of the English judgments in civil and commercial matters obtained from U.S. federal or state courts.

However, there can be no assurance that such judgments will be enforceable.

It is doubtful as to whether an English court would accept jurisdiction and impose civil liability if proceedings are commenced in England predicated solely upon U.S. federal or state securities laws.

In connection with this offering, Danka Business Systems PLC and each subsidiary guarantor incorporated outside of the United States, a state thereof or the District of Columbia has appointed Danka Office Imaging Company as their agent for service of process in any suit, action or proceeding with respect to the new notes, the subsidiary guarantees and the indenture governing the new notes, or the indenture, and for actions under U.S. federal or state securities laws brought in any U.S. federal or state court located in the City of New York, Borough of Manhattan, and they have agreed to submit to such jurisdiction.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to, us. The words “goal,” “anticipate,” “expect,” “believe” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following, some of which are explained in greater detail in this prospectus, including under the caption “Risk Factors:”

•	any inability to successfully implement our strategy;

•	any inability to comply with the financial or other covenants in our debt instruments;

•	any material adverse change in financial markets, the economy or in our financial position;

•	increased competition in our industry and the discounting of products by our competitors;

•	new competition as the result of evolving technology;

•	any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute, new products, including digital products, color products, multifunction products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices;

•	any inability to arrange financing for our customers’ purchases of equipment from us;

•	any inability to successfully enhance and unify our management information systems;

•	any inability to record and process key data due to ineffective implementation of business processes and policies;

•	any negative impact from the loss of a key vendor or customer;

•	any negative impact from the loss of any of our senior or key management personnel;

•	any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services;

•	any negative impact from the international scope of our operations;

•	fluctuations in foreign currencies;

•	any inability to achieve or maintain cost savings;

•	any incurrence of tax liabilities beyond our current expectations, which could adversely affect our liquidity;

•	any delayed or lost sales or other impacts related to the commercial and economic disruption caused by past or future terrorist attacks, the related war on terrorism, the fear of additional terrorist attacks or any outbreak of the Severe Acute Respiratory Syndrome (SARS); and

•	other risks including those risks identified in any of our filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we do not undertake any obligation or intend to update these forward-looking statements to reflect events or circumstances that arise after the date they are made.

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SUMMARY

The following summary highlights certain significant aspects of our business and this offering. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and related notes and the factors set forth under “Risk Factors,” included elsewhere or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in certain forward-looking statements contained in this prospectus as a result of certain factors, including those set forth under “Risk Factors.”

In this prospectus, unless the context otherwise requires:

•	“issuer” refers to Danka Business Systems PLC, a public limited company organized under the laws of England and Wales, the issuer of the old and new notes;

•	“subsidiary guarantors” refer to the U.S. and non- U.S. subsidiaries of Danka Business Systems PLC that have guaranteed the old notes and will guarantee the new notes; and

•	“we,” “our,” “us” and similar terms refer to Danka Business Systems PLC and its subsidiaries.

Information presented in this prospectus “on a pro forma basis,” gives effect to the offering of the old notes, the establishment of our new credit facility and the use of proceeds therefrom. Unless otherwise indicated or the context otherwise requires, dates in this prospectus that refer to a particular fiscal year refer to the fiscal year ended on March 31 of that year. The new notes being offered in the exchange offer and the old notes are sometimes referred to collectively in this prospectus as the “notes.”

Our Business

Based on revenue, we are the second largest independent provider of office imaging equipment, document solutions and related services and supplies in the United States and the largest independent provider of such products and services in Europe. We offer a wide range of state of the art office imaging products and solutions that primarily include digital and color copiers, digital and color multifunction peripherals, or MFPs, facsimile machines and software. We also provide a wide range of contract services, including professional and consulting services, maintenance, supplies, leasing arrangements, technical support and training on the installed base of equipment created primarily by our retail equipment and related sales. We operate in 25 countries and employ approximately 8,700 individuals. For fiscal year 2003, we generated total revenue and EBITDA, as defined in footnote (7) under “Selected Consolidated Financial and Other Data,” of $1.4 billion and $104.0 million, respectively. We generated approximately 53%, 38% and 9% of our total revenue from the United States, Europe and other international areas, respectively, for fiscal year 2003.

Danka Business Systems PLC is a public limited company organized under the laws of England and Wales and was incorporated on March 13, 1973. Our principal operating subsidiaries are located in North America, Europe, Australia and Latin America. Our registered office is located at Masters House, 107 Hammersmith Road, London W14 0QH England, and our telephone number is 011-44-207-605-0150. Our principal executive offices are located at 11101 Roosevelt Boulevard, St. Petersburg, Florida 33716, and our telephone number at that address is (622) 576-6003.

Recent Developments

On August 7, 2003, Standard and Poor’s Rating Group revised our rating outlook to negative, and on August 22, 2003, Moody’s Investors Service, Inc. changed our rating outlook to negative from stable. As of the date of this prospectus, the Standard and Poor’s and Moody’s ratings for the old notes are B+ and B2, respectively.

The Exchange Offer

On July 1, 2003, the issuer issued $175,000,000 principal amount of 11% Senior Notes due 2010, the old notes, to which the exchange offer applies, to an initial purchaser in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The old notes have been fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain U.S. and non-U.S. subsidiaries of the issuer. In connection with the initial purchaser’s purchase of the old notes, the issuer and the subsidiary guarantors agreed to commence the exchange offer following the initial offering of the old notes.

The Exchange Offer	The issuer is offering new 11% Senior Notes due 2010, fully and unconditionally guaranteed by the subsidiary guarantors, jointly and severally, on a senior unsecured basis, which new notes and subsidiary guarantees will be registered under the Securities Act, in exchange for the old notes.

To exchange your old notes, you must properly tender them and the issuer must accept them. The issuer will exchange all old notes that you validly tender and do not validly withdraw. The issuer will cancel all old notes accepted for exchange and issue registered new notes promptly after the expiration of the exchange offer.

Resale of New Notes	We believe that, if you are not a broker-dealer, you may offer new notes (together with the subsidiary guarantees thereof) for resale, resell or otherwise transfer the new notes (and the related subsidiary guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:

	•	are not an “affiliate,” as defined under the Securities Act, of the issuer or any subsidiary guarantor;

	•	acquired the new notes in the ordinary course of business;

	•	are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

	•	are not acting on behalf of any person who could not truthfully make the foregoing representations.

Our belief that resales and other transfers of new notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations of the SEC given to other, unrelated issuers in transactions similar to the exchange offer. We cannot assure you that the SEC would take the same position with respect to the exchange offer. If any of the above conditions is not satisfied, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer transaction. Failure to so comply may result in liability to you under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Notwithstanding the foregoing, any holder who acquired its old notes to be exchanged for new notes in the exchange offer directly from the issuer or any affiliate thereof, must acknowledge and agree that it:

• may not rely on the applicable interpretations of the staff of the SEC and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by the securities laws.

Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities (and not acquired directly from the issuer, any subsidiary guarantor or any of their affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The issuer and the subsidiary guarantors have agreed that, upon receiving prior written notice from a participating broker-dealer, during the period ending on the earlier of (1) 270 days from the effective date of the exchange offer registration statement, subject to extension in limited circumstances, and (2) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with any resale of new notes, they will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we extend it.

Withdrawal	You may withdraw your tender of old notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer—Withdrawal Rights.”

Procedures for Tendering Old Notes	Each holder of old notes that wishes to accept the exchange offer must, before the exchange offer expires, either:

	•	transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the old notes, to the exchange agent; or

	•	if old notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company, or DTC, to cause to be transmitted to the exchange agent an agent’s message indicating, among other things, the holder’s agreement to be bound by the letter of transmittal; or

	•	comply with the procedures described below under “—Guaranteed Delivery.”

A holder of old notes that tenders old notes in the exchange offer must represent, among other things, that:

	•	the holder is not an affiliate of the issuer or any subsidiary guarantor;

	•	the holder is acquiring the new notes in its ordinary course of business;

	•	the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes; and

	•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing old notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.
Special Procedures for Tenders by Beneficial Owners of Old Notes	If

	•	you beneficially own old notes;

	•	those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian; and

	•	you wish to tender your old notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery	If you hold old notes in certificated form or if you own old notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those old notes but

• the certificates for your old notes are not immediately available or all required documents are unlikely to reach the exchange agent before the exchange offer expires; or

• you cannot complete the procedure for book-entry transfer on time,

you may tender your old notes in accordance with the procedures described in “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery.”
Consequences of Not Exchanging Old Notes

If you do not tender your old notes or we reject your tender, your old notes will remain outstanding and will continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. Holders of old notes will not be entitled to any further registration rights under the registration rights agreement with the initial purchaser of the old notes, or the registration rights agreement, except under limited circumstances with respect to specific types of holders of old notes.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

U.S. and U.K. Tax Considerations	Your exchange of old notes for new notes will not be treated as a taxable exchange for U.S. tax purposes. See “Certain U.S. and U.K. Tax Considerations.”

Conditions to the Exchange Offer	The exchange offer is subject to the condition that it not be prohibited by applicable federal law or any SEC policy.

Use of Proceeds

We will not receive any proceeds from the exchange offer. Concurrently with the issuance of the old notes, approximately $107.1 million of the net proceeds were used to repay loans outstanding under our then-existing credit facility. On August 18, 2003, we used approximately $47.6 million of the net proceeds to redeem all of our outstanding zero coupon senior subordinated notes due 2004, or the zero coupon notes.

The remainder of the net proceeds will be used for general corporate purposes.

See “Use of Proceeds.”

Acceptance of Old Notes and Delivery of New Notes

The issuer will accept for exchange any and all old notes properly tendered prior to the expiration of the exchange offer. The issuer and the subsidiary guarantors will complete the exchange offer and the issuer will issue the new notes promptly after the expiration of the exchange offer.

Exchange Agent	HSBC Bank USA is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

The New Notes

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the old notes; and

•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

The new notes will represent the same debt as the old notes and will be governed by the same indenture, which is governed by New York law.

Issuer	Danka Business Systems PLC.

Notes Offered	$175,000,000 in aggregate principal amount of 11% senior notes due 2010.

Maturity Date	June 15, 2010.

Interest Payment Dates	June 15 and December 15 of each year, commencing December 15, 2003.

Subsidiary Guarantees	Danka Business Systems PLC’s obligations under the new notes will initially be jointly and severally and fully and unconditionally guaranteed by:

• Danka UK Plc, our primary UK operating subsidiary and Danka Services International Ltd., a UK subsidiary, or collectively, the UK guarantors;

• Dankalux S.à r.L., a Luxembourg subsidiary, or the Luxembourg guarantor;

• Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc. and Danka Office Imaging Company, all of our U.S. subsidiaries other than certain dormant entities;

• Danka Business Finance Ltd., Danka Canada Inc. and Kalmara Inc., all of our Canadian subsidiaries, or the Canadian guarantors; and

• Danka Australasia Pty Limited, Danka Australia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd, Danka Datakey Pty Ltd, DataKey Alcatel Pty. Ltd. and Danka Systems Pty Limited, all of our Australian subsidiaries, or the Australian guarantors.

The subsidiary guarantors generated 63.7% of our total revenue for the quarter ended June 30, 2003, and represented 57.7% of our total assets as of June 30, 2003.

See “Description of Notes—Brief Description of Notes and Subsidiary Guarantees—Subsidiary Guarantees.”

Ranking	The new notes will be Danka Business Systems PLC’s senior unsecured obligations and rank:

	•	equally in right of payment to all of Danka Business Systems PLC’s existing and future senior indebtedness, including borrowings under our new credit facility; and

	•	senior in right of payment to all of Danka Business Systems PLC’s existing and future indebtedness that expressly provides for its subordination to the new notes, including our 10% subordinated notes due 2008, or the subordinated notes.

The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor’s senior unsecured obligation and rank:

	•	equally in right of payment to all of such subsidiary guarantor’s existing and future senior indebtedness, including its guarantee of borrowings under our new credit facility; and

	•	senior in right of payment to all of such subsidiary guarantor’s existing and future indebtedness that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.

In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including the holders of the notes. The assets of Danka Business Systems PLC’s subsidiaries that are not subsidiary guarantors will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries.

As of June 30, 2003, on a pro forma basis:

	•	Danka Business Systems PLC and its subsidiaries would have had $241.1 million principal amount of outstanding indebtedness on a consolidated basis, of which $5.3 million would have been secured; in addition, $30 million would have been available for borrowing on a secured basis under our new credit facility, and $28.9 million of letter of credit obligations under our then-existing credit facility would have been cash collaterized by us; based upon the borrowing base and availability reserve under our new credit facility, at August 31, 2003, we had $21.9 million available for borrowing under our new credit facility;

	•	$64.5 million principal amount of Danka Business Systems PLC’s outstanding indebtedness would have been contractually subordinated to the notes; and

	•	our non-guarantor subsidiaries would have had $153.4 million in liabilities, excluding intercompany liabilities, but including trade payables.

See “Capitalization” and “Description of Other Indebtedness.”

Optional Redemption	At any time on or after June 15, 2007, we may redeem all or a part of the notes at the redemption prices specified in this prospectus under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest and additional amounts, if any, to the date of redemption. At any time before June 15, 2006, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings at 111% of the principal amount thereof, plus accrued and unpaid interest and additional amounts, if any, to the date of redemption; provided at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Tax Redemption	We may, at our option, redeem all, but not less than all, of the notes at 100% of their principal amount, plus accrued and unpaid interest, and additional amounts, if any, to the date of redemption, as a result of certain changes affecting withholding taxes. See “Description of Notes—Redemption for Changes in Withholding Taxes” and “Description of Notes—Additional Amounts and Other Taxes.”
Payment of Additional Amounts

In certain circumstances described under the caption “Description of Notes—Additional Amounts and Other Taxes,” if we are required to make any deductions or withholding for any present or future taxes in respect of amounts to be paid by us under the notes, we will pay the owner of the notes such additional amounts as are necessary so that the net amounts paid to the owners of the notes, after the deduction or withholding, will not be less than the amounts to which the indenture governing the notes specifies the owners are entitled.

Excess Cash Flow Offer	If we generate excess cash flow in excess of $5.0 million during any fiscal year, commencing with fiscal year 2004, we will be required to offer to use 50% of such excess cash flow to repurchase all or part of the notes at 101% of their principal amount, plus accrued and unpaid interest, and additional amounts, if any, to the date of repurchase.

Offer to Repurchase	In addition, if we sell certain assets or experience specific kinds of changes of control, we may be required to offer to repurchase the notes at the prices and as provided under the caption “Description of Notes—Repurchase at the Option of Holders,” plus accrued and unpaid interest, and additional amounts, if any, to the date of repurchase.

Covenants	We will issue the new notes under an indenture among Danka Business Systems PLC, the subsidiary guarantors and HSBC Bank USA, who will act as trustee on your behalf. The indenture governing the notes will, among other things, limit Danka Business Systems PLC’s ability and the ability of its restricted subsidiaries to:

• incur additional indebtedness or, in the case of our restricted subsidiaries, issue preferred stock;

• create liens;

• pay dividends or make other restricted payments;

• make certain investments;

•	sell or make certain dispositions of assets or engage in sale and leaseback transactions;

•	engage in transactions with affiliates;

•	place restrictions on the ability of our restricted subsidiaries to pay dividends, or make other payments to us, transfer assets to us or make loans to us;

•	engage in certain business activities; and

•	engage in mergers or consolidations.

These covenants are subject to important exceptions and qualifications, as described under “Description of Notes.”

Risk Factors

For a discussion of risk factors that should be considered in connection with an investment in the new notes, see “Risk Factors” beginning on page 10.

Ratio of Earnings to Fixed Charges

The following table presents our ratios of earnings to fixed charges for the periods indicated.

Fiscal Year Ended March 31,					Three Months Ended June 30,
1999	2000	2001	2002	2003	2003
—	0.9	—	0.4	0.9	0.2

For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings (loss) from continuing operations before extraordinary items plus fixed charges (excluding capitalized interest and preference dividends) plus amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of financing costs, the estimated interest component of rent expense and dividends on preference shares. No ratio is shown for fiscal years 1999 and 2001 because earnings were insufficient to cover fixed charges by $381.5 million and $287.9 million, respectively.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before exchanging your old notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In addition, any of the following risks could materially and adversely affect our business, financial condition or results of operations. In the following discussion of risk factors, when we refer to the term “note” or “notes,” we are referring to both the old notes and the new notes to be issued in the exchange offer.

Risks Associated with Our Business, Financial Condition and Results of Operations

We may not successfully execute our business strategy in the future.

We believe that in order to stay competitive and generate positive earnings and cash flow, we must successfully implement our business strategies.

In connection with the implementation of our strategies, we have launched, and expect to continue to launch, several initiatives. However, the success of any these initiatives may not be achieved if:

•	they are not accepted by our customers;

•	they do not generate additional revenue and cash flow, reduce operating costs or reduce our working capital investments; or

•	we are unable to provide the software, hardware, solutions or services necessary to successfully implement these initiatives.

Failure to implement one or more of our strategies and related initiatives could materially and adversely affect our business, financial condition or results of operations.

We have incurred losses in the past and we may incur losses in the future. If we incur losses in the future, our growth potential and our ability to service our indebtedness may be impaired.

We generated a loss from continuing operations before extraordinary items of $0.8 million for the quarter ended June 30, 2003, and have incurred losses in prior fiscal years.

We believe that our results for the first quarter of fiscal year 2004 and fiscal years 2003 and 2002 were impacted in large part by:

•	the continuing transition in our industry from analog to digital products and the resulting lower retail equipment placements and reduced machines in field, or MIF;

•	increased competition as a result of technology convergence, such as the advent of MFPs and an increase in the migration of copy volume from traditional stand-alone copiers to network printers resulting in lower service and supplies revenue, and manufacturers selling on a direct basis;

•	our decision to reduce our sales force and the number of geographic locations and markets that we operate in;

•	reduced new retail equipment and related sales revenue as a result of our focus on higher margin transactions;

•	a weakening of global economic conditions which resulted in reduced or delayed capital spending by customers;

•	the delay in the implementation of and significant investment in our Vision 21 program and the ancillary costs related to the program;

•	the costs associated with the disposal of certain under-performing business units; and

•	investments in our growth initiatives, such as Professional Services, Danka @ the Desktop and TechSource.

If we incur losses in the future, our growth potential and our ability to execute our business strategy may be limited. In addition, our ability to service our indebtedness may be impaired because we may not generate sufficient cash flow from operations to pay principal or interest when due.

Downturns in the economy may impact our profitability.

The profitability of our business is susceptible to downturns in the global economy. Overall demand for our products and services and their profit margins may decline as a direct result of an economic recession, inflation, interest rates or governmental fiscal policy. As a result, our customers may reduce or delay capital expenditures for our products and services.

Our business is highly competitive. This high level of competition may prevent us from growing and may even decrease our business.

The industry in which we operate is highly competitive. We have competitors in all markets in which we operate, and our competitors include a number of companies worldwide with significant technological, distribution and financial resources. Competition in our industry is based largely upon technology, performance, pricing, quality, reliability, distribution, customer service and support and lease and rental financing. In addition, our equipment suppliers continue to establish themselves as direct competitors in many of the areas in which we do business. Besides competition from within the office imaging industry, we are also experiencing competition from other sources as a result of evolving technology, including the development of alternative means of document processing, retention, storage and printing. Our retail operations are in direct competition with local and regional equipment suppliers and dealers, manufacturers, mass merchandisers and wholesale clubs. We have suffered, and may continue to suffer, a reduction of our market share because of the high level of competition in our industry. The intense competition in our industry may result in pressure on the prices and margins that we can obtain for our products and may affect our ability to retain customers, both of which could materially and adversely affect our business, financial condition or results of operations.

Technological changes have impaired, and may continue to impair, our operating performance and our ability to compete.

The industry in which we operate is characterized by rapidly changing technology. Technological changes have contributed to declines in our revenues in the past and may continue to do so in the future. For example, the office imaging industry continues to change from analog to digital copiers, MFPs and printers. Most of our digital products replace or compete with analog products. Digital copiers and MFPs are more efficient than analog copiers, meaning that our customers may require fewer of them to provide the same level of output. Digital copiers and MFPs are also increasingly more reliable than analog copiers and require less maintenance. This has contributed, in part, to a decline in our service contract revenue, which has traditionally formed a significant portion of our revenues. Moreover, color printing and copying represents an important and growing part of our industry. We must improve our execution of color sales and meet the demand for color products if we are to maintain and improve our operating performance and our ability to compete. Another industry change that has been fueled by technological changes, such as the advent of e-mail and the Internet, is the migration of copy volume from traditional stand-alone copiers to network printers as end users print distributed documents on printers linked directly to their personal computers as opposed to receiving copies of such documents that were copied on a traditional stand-alone copier. We will need to provide comprehensive solutions to our customers, such as offering digital copiers, MFPs and printers that are directly linked to their networks, in order to remain competitive. Finally, the speed of technological changes has caused us in the past, and may cause us in the future, to accelerate the write down of our inventory, including, but not limited to, showroom, rental and other equipment and related supplies and parts, as a result of obsolescence. In order to remain competitive, we must quickly and effectively respond to changing technology. The development of technologies in our industry, including digital and color products and the further development of MFPs, may impair our business, financial condition, results of operations or competitive position if we are not able to procure or gain access to products, bring them to the marketplace, maintain connectivity or make the investments necessary to maintain a technologically competitive workforce.

If we breach our third party financing agreements, we may be unable to arrange financing to our customers.

A large majority of our retail equipment and related sales are financed by third party finance or leasing companies. With respect to our U.S. customers, we have an agreement with General Electric Capital Corporation, or GECC, under which GECC has agreed to provide financing to our U.S. customers to purchase equipment from us. Although we have other financing arrangements in place, GECC finances a significant part of our U.S. business. With respect to our customers outside the United States, we have country by country arrangements with various third party finance and leasing companies. If we were to breach the covenants or other restrictions in our agreements with one or more of our financing sources, including GECC, then such source might refuse to provide financing to our customers. For example, our agreement with GECC requires us to maintain a consolidated net worth at or above specified levels during specified time periods, and a failure by us to maintain such consolidated net worth as provided under the GECC agreement may result in a termination event under the GECC agreement. If one or more of our financing sources were to fail to provide financing to our customers, those customers might be unable to purchase equipment from us if we were unable to provide alternative financing arrangements on similar terms. In addition, if we were unable to provide financing, we would lose sales, which could negatively affect our operating results.

Our failure to successfully complete the enhancement and implementation of our management information systems, including our customer billing systems, has in the past adversely affected, and may continue to adversely affect, our operations.

Currently, our management information systems run on numerous disparate legacy IT systems that are outdated and incompatible. The operation and coordination of our management information systems and billing systems is thus labor-intensive and expensive. We must manually collect, compile and consolidate certain information due to systems limitations. These manual procedures are more difficult and costly than automated processes and are more prone to error. As a result, our ability to obtain, manage and access important information, such as customer and contract data, in an effective and timely manner is limited. Failure to solve our management information and billing systems problems could materially and adversely affect our business, financial position or results of operations.

We currently use three separate billing systems to bill our customers in the United States, which is comprised of two legacy systems and the Oracle ERP System. We have experienced problems with these billing systems, including delays in updating and processing customer information, which has often resulted in the inaccurate billing of our customers and the untimely crediting of their accounts. We must also obtain an accurate measure of usage on each of our customers’ machines in order to properly bill them for usage. We have been unable to establish a uniform, non-manual process for obtaining this information and must estimate usage in many cases where we cannot obtain a timely and accurate read of the usage on each of our customer’s machines. This requires us to reconcile the actual usage at a later date and often causes confusion for our customers which can, in turn, delay payment for our services. Accordingly, we have experienced delays in collecting certain of our accounts receivable on a timely basis, resulting in higher than industry-average days outstanding for our accounts receivable. Although we are now in the process of implementing the Oracle ERP System that will replace the two legacy systems, we cannot guarantee that the new billing system will be successfully implemented or, even if implemented, will operate to effectively address the existing problems with our billing operations.

We are in the process of implementing the Oracle ERP System, which we expect to cost approximately $50 million, excluding ancillary expenses, to enhance and unify our U.S. management information systems. This project has proved more expensive and time-consuming than we originally anticipated, in part because of the lack of prior investment in our IT infrastructure, systems performance issues and software deficiencies. It is possible that the costs of completing the project may still exceed our current expectations. To date, we have converted approximately 50% of our U.S. business to the Oracle ERP System. We began the conversion of an additional 23% of our U.S. business on or about September 1, 2003, and anticipate that the U.S. project will be completed during the third quarter of fiscal year 2004, although we cannot give any assurance that this will be the case. We believe that the primary risks in completing the remainder of the U.S. project may be issues encountered in connection with the rapid data conversion and functionality required from our current systems to the Oracle ERP System. If there is any further delay in the completion of the project, we will incur additional costs and we will be delayed in achieving expected cost savings. Additionally, if we are not able to successfully implement our Oracle ERP System, then we will continue to incur substantial costs using manual procedures to process information, in addition to the write-off of capitalized costs associated with the project.

For the same reasons as in the United States, we are evaluating what information system investments we should make for the countries within our European and International operations. We are evaluating the costs to implement new systems and are analyzing the systems requirements of our businesses in those countries. Any implementation of new or improved information systems in such countries may take considerable time and could require a substantial investment.

Our business processes and policies have in some instances not been properly implemented or followed and may continue to impair our ability to record and process key data.

Our rapid expansion through acquisitions, past financial difficulties and a historical lack of focus on and investment in our information systems have impeded our ability to implement internal controls and business processes consistently and enforce policies effectively. We have identified instances where our business processes and policies have not been properly implemented or followed in the past, which have resulted in, among other things, poor billing and credit practices, excessive and undisciplined issuances of customer credits, inaccurate customer data, inconsistent customer contract terms and conditions, inadequate document retention and lack of centralized purchasing. If these matters worsen, they could adversely affect our ability to record, process, summarize and report key data consistent with the assertions of management. If we determine that our internal controls require additional improvements, or if the changes we are implementing are inadequate, we will need to commit substantial additional resources, including the time of our management team, to implement new systems and controls, which could materially and adversely affect our business, financial condition or results of operations.

Our business is dependent upon close relationships with our vendors and our ability to purchase products from these vendors on competitive terms. Without those relationships, we may not be able to obtain enough products and supplies to conduct our business.

We primarily have relationships with Canon, Ricoh, Toshiba, Heidelberg/Nexpress and Konica. These companies manufacture equipment, parts, supplies and software for resale by us in the markets in which we operate. We also rely on our equipment suppliers for related parts and supplies and for financial support in certain competitive transactions and markets which may include vendor rebates and market development functions. An inability to obtain equipment, parts, supplies or software in the volumes required and at competitive prices from our major vendors, or the loss of any major vendor, or the lack of vendor support may seriously harm our business because we may not be able to supply those vendors’ products to our customers on a timely basis in sufficient quantities or at all. In addition, we rely on our vendors to effectively respond to changing technology and manufacture new products to meet the demands of evolving customer needs. There is no guarantee that these vendors or any of our other vendors will effectively respond to changing technology, continue to sell their products and services to us or that they will do so at competitive prices. Other factors, including reduced access to credit by our vendors resulting from economic conditions, may impair our vendors’ ability to effectively respond to changing technology or provide products in a timely manner or at competitive prices.

We are dependent upon our senior management and key personnel.

Our success depends on the efforts and ability of our senior management and key personnel. These executive officers have many years of experience in the office technology and related industries. If members of our senior management team or other key personnel were to resign, our business could suffer because of the loss of their expertise and knowledge of our company and the loss of their relationships with our major customers and suppliers. In addition, it may be difficult for us to find suitable replacements.

Our business, financial condition and results of operations are subject to risks arising from the international scope of our operations.

Danka Business Systems PLC is incorporated under the laws of England and Wales, and we conduct a significant portion of our business outside of the United States. Approximately 50.7% and 46.6% of our revenue was generated outside the United States during the first quarter of fiscal year 2004 and fiscal year 2003, respectively. We market office imaging equipment, document solutions and related services and supplies directly to customers in 25 countries. We employ approximately 4,400 employees in countries other than the United States. The international scope of our operations may lead to volatile financial results and difficulties in managing our operations because of, but not limited to, the following:

•	difficulties and costs of staffing, social responsibility and managing international operations;

•	currency restrictions and exchange rate fluctuations;

•	unexpected changes in regulatory requirements;

•	potentially adverse tax and tariff consequences;

•	the burden of complying with multiple and potentially conflicting laws;

•	the impact of business cycles, including potentially longer payment cycles, in any particular region;

•	the geographic, time zone, language and cultural differences between personnel in different areas of the world;

•	greater difficulty in collecting accounts receivables in and moving cash out of certain geographic regions;

•	the need for a significant amount of available cash from operations to fund our business in a number of geographic and economically diverse locations; and

•	political, social and economic instability in any particular region, including Central America and South America.

With respect to our operations in South American countries that are experiencing difficulties as described above, we continue to evaluate the viability and future prospects of these businesses. Further, should we decide to downsize or exit any of these businesses, we could incur costs in respect of severance and closure of facilities, and we may also be required to recognize cumulative translation losses that would reduce our earnings.

Any of these factors could materially and adversely affect our business, financial condition or results of operations.

Currency fluctuations affect our financial results and may affect our ability to pay our liabilities.

As a multinational company, changes in currency exchange rates affect our revenues, cost of sales and operating expenses. In addition, fluctuations in exchange rates between the U.S. dollar and the currencies in each of the countries in which we operate affect the results of our operations and the value of the net assets of our non-U.S. operations when reported in U.S. dollars in our U.S. financial statements. These fluctuations may negatively impact our results of operations or financial condition or, in some circumstances, may positively impact our results of operations disproportionately to underlying levels of actual growth or improvement in our businesses.

Approximately 50.7% of our revenues were generated outside the United States during the first quarter of fiscal year 2004, with the majority of these revenues denominated in either the Euro or United Kingdom pound. During the first quarter of fiscal year 2004, the Euro strengthened approximately 23.9% against the U.S. dollar and the United Kingdom pound strengthened approximately 10.9% against the U.S. dollar with significant positive effects on our revenue and income. There was also a strengthening of other currencies, including the Canadian dollar.

Further, our intercompany loans are subject to fluctuations in exchanges rates between the U.S. dollar and the currencies in each of the countries in which we operate, primarily the euro and the United Kingdom pound. Based on the outstanding balance of our intercompany loans at June 30, 2003, a change of 1% in the exchange rate for the euro and United Kingdom pound, would cause an increase/decrease in our foreign exchange gain of approximately $0.1 million.

Moreover, we pay for some assets in euro countries in U.S. dollars, but we generally invoice our customers in such countries in euros. If the euro weakens against the U.S. dollar, our operating margins and cash flow may be negatively impacted when we receive payment in euros but we pay our suppliers in U.S. dollars.

We generally do not hedge our exposure to changes in foreign currency.

We may incur tax payments beyond those currently anticipated, which could adversely impact our liquidity.

We are either currently under audit or may be audited in the key jurisdictions in which we operate. While we believe we have adequately reserved for such liabilities, should revenue agencies require payments in excess of those we currently expect to pay, our liquidity could be adversely affected based upon the size and timing of such payments.

Risks Relating to the Offering

Our significant indebtedness could impair our financial condition, our ability to operate our business competitively and our ability to fulfill our obligations under the notes.

We have a significant amount of indebtedness. At June 30, 2003, on a pro forma basis, we would have had total indebtedness of $241.1 million, including $175.0 million in principal amount of the notes and $64.5 million in principal amount of our subordinated notes. In addition, at June 30, 2003, on a pro forma basis, $30.0 million would have been available for borrowing on a senior secured basis under our new credit facility, and $28.9 million of letter of credit obligations under our then-existing credit facility would have been cash collaterized by us.

Our high level of indebtedness could have important consequences for you, including the following:

•	use of a portion of our cash flow to pay interest on our indebtedness will reduce the availability of our cash flow to fund working capital, capital expenditures, initiatives and other business activities, including keeping pace with the technological, competitive and other changes currently affecting our industry;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability in making strategic acquisitions or exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our operational flexibility, including our ability to borrow additional funds or dispose of assets.

Additionally, we may be able to incur additional indebtedness in the future. Furthermore, we will be permitted to incur additional indebtedness, including secured indebtedness and senior indebtedness, if we meet certain requirements under our new credit facility and the indenture governing the notes offered hereby. If additional indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our secured creditors will be entitled to be paid in full from the proceeds from the sale of our pledged assets before such proceeds will be available for payment on the notes.

The notes and the subsidiary guarantees are unsecured obligations. In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other senior creditors, including the holders of the notes. At June 30, 2003, on a pro forma basis, we would have had $5.3 million of secured indebtedness. In addition, borrowings and other extensions of credit under our new credit facility as well as certain future liabilities with respect to bank services and products and hedging arrangements owed to our new credit facility lenders and their affiliates will be secured. Based upon the borrowing base and availability reserve under our new credit facility, at August 31, 2003, we had $21.9 million available for borrowing on a secured basis under our new credit facility, and we used $14.8 million to cash collaterize letter of credit obligations under our old credit facility that remained outstanding after the issuance of the old notes. The indenture governing the notes permits us to incur additional secured indebtedness provided certain conditions are met. In addition, if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under our new credit facility and other secured indebtedness, our assets that secure such indebtedness will be available to pay obligations on the notes and under the subsidiary guarantees only after all indebtedness under our new credit facility and other secured indebtedness has been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

Not all of our subsidiaries will guarantee the notes. The assets of such non-guarantor subsidiaries will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries.

The notes are obligations solely of Danka Business Systems PLC, and each subsidiary guarantee is the obligation solely of the applicable subsidiary guarantor. Each of Danka Business Systems PLC, the issuer of the notes, and Danka Holding Company, Dankalux S.à r.l., Danka Business Finance Ltd. and Danka Australasia Pty Limited, subsidiary guarantors, is a holding company and, as such, their operations are conducted through their subsidiaries. Their subsidiaries are their primary source of income and they rely on that income to make payments on indebtedness. However, their subsidiaries are separate and distinct legal entities. Furthermore, holders of the notes cannot demand repayment of the notes from our non-guarantor subsidiaries because the notes are not obligations of such subsidiaries. Therefore, although our non-guarantor subsidiaries may have cash, they may not be able to make payments on our indebtedness. Moreover, applicable state or foreign laws may impose restrictions that limit payments to us and the subsidiary guarantors from our and their subsidiaries, including laws that require subsidiaries to maintain minimum amounts of capital or to make payments to shareholders only from profits, or foreign laws that regulate the repatriation of assets.

The assets of Danka Business Systems PLC’s subsidiaries that are not subsidiary guarantors will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. At June 30, 2003, on a pro forma basis, our non-guarantor subsidiaries would have had $153.4 million of outstanding liabilities, including trade payables. The terms of the notes and our new credit facility will permit our non-guarantor subsidiaries to incur additional indebtedness. The non-guarantor subsidiaries generated 36.3% of our total revenue for the quarter ended June 30, 2003, and represented 37.9% of our total assets as of June 30, 2003. See footnotes 19 and 10 to our audited financial statements and unaudited financial statements, respectively, which are included elsewhere in this prospectus.

The indenture governing the notes and/or the agreement governing our new credit facility contain, covenants that, among other things, limit our ability to:

•	incur additional indebtedness or, in the case of our restricted subsidiaries, issue preferred stock;

•	create liens;

•	pay dividends or make other restricted payments;

•	make certain investments;

•	sell or make certain dispositions of assets or engage in sale and leaseback transactions;

•	engage in transactions with affiliates;

•	place restrictions on the ability of our restricted subsidiaries to pay dividends, or make other payments to us, transfer assets to us or make loans to us;

•	engage in certain business activities; and

•	engage in mergers or consolidations.

In addition, the indenture governing the notes will require us to use a portion of our excess cash flow to repay other senior indebtedness or offer to repurchase the notes.

These covenants could materially and adversely affect our ability to finance our future operations or capital needs and to engage in other business activities that may be in our best interest. Furthermore, they may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, such as prevailing economic, industry or market conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indenture governing the notes and/or the new credit facility. If there were an event of default under the indenture for the notes and/or the new credit facility, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable. Additionally, if we fail to repay the debt under the new credit facility or the subordinated notes when they become due, the lenders under the new credit facility or the holders of the subordinated notes could cause all amounts borrowed under those instruments to be due and payable and the lenders under the new credit facility could proceed against certain of our assets which we have pledged to them as security. We cannot assure you that our assets or cash flow will be sufficient to repay borrowings under the outstanding debt instruments in the event of a default thereunder.

If a bankruptcy petition were filed by or against us, holders of the notes may receive a lesser amount for their claims than they would be entitled to receive under the indenture governing the notes, and they may realize taxable gain or loss upon payment of their claims.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by a holder of such notes for the principal amount of such notes may be limited to an amount equal to the sum of:

•	the initial offering price for such notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available. In addition, to the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of notes may realize taxable gain or loss upon payment of that holder’s claim in bankruptcy.

Insolvency and administrative laws could adversely affect your ability to enforce your rights under the notes and the subsidiary guarantees.

The new notes will be issued by Danka Business Systems PLC, which is organized under the laws of England and Wales, and the subsidiary guarantees will be provided by certain subsidiaries of Danka Business Systems PLC that are organized under the laws of England and Wales, the United States or a state thereof, Australia, Canada and Luxembourg. In the event of a bankruptcy or insolvency event, proceedings could be initiated in the United Kingdom, the United States or in one or more of the other jurisdictions in which the subsidiary guarantors are domiciled. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the notes and the subsidiary guarantees will be subject to the insolvency and administrative laws of several jurisdictions, and there can be no assurance that you will be able to effectively enforce your rights in such complex, multiple bankruptcy or insolvency proceedings.

United Kingdom

Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd. are organized under the laws of England and Wales and are therefore subject to United Kingdom insolvency laws. The ability of creditors of Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd. to participate in, and achieve recovery under, United Kingdom insolvency proceedings is generally more limited than under U.S. bankruptcy law. Therefore, if Danka Business Systems PLC, Danka UK Plc or Danka Services International Ltd. become subject to insolvency proceedings in the United Kingdom, your ability to recover from them may be more limited than if Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd. were U.S. companies.

United Kingdom insolvency laws generally provide for liquidation of an insolvent entity under supervision of an appointed liquidator and for payment of the proceeds to creditors strictly in accordance with legal priorities of payment. United Kingdom insolvency laws do not provide for reorganization of the entity under incumbent management, which is permitted under U.S. laws under Chapter 11 of the Bankruptcy Code, although there is a creditor-driven and creditor-supervised process called administration. Liquidation may result in recovery of lower values than a reorganization, and that could reduce the likelihood or amount of recovery by certain creditors, including the noteholders. Unlike the United Kingdom, U.S. laws give unsecured creditors rights to participate in reorganizations under the Chapter 11 process. In practice, under U.S. laws, such creditors may be able, through employment of these rights, to achieve a recovery greater than they could receive in a strict application of the legal priorities.

The notes will be obligations of Danka Business Systems PLC, which is a holding company organized under the laws of England and Wales, and not obligations of our U.S. subsidiaries that do not guarantee the notes. Holders of the notes would not be considered creditors of our U.S. subsidiaries that do not guarantee the notes for the purposes of U.S. bankruptcy proceedings. Accordingly, in the event that such subsidiaries were ever to enter into a reorganization under Chapter 11 of the U.S. Bankruptcy Code, holders of the notes would be unable to obtain the rights of creditors in the Chapter 11 process.

United States

Application of U.S. bankruptcy or state fraudulent conveyance laws to Danka Business Systems PLC or any subsidiary guarantor could result in your not receiving, or having to return, payments on the notes or such subsidiary guarantors guarantee of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or any subsidiary guarantee, could be voided or subordinated to all of the other debt of Danka Business Systems PLC or the applicable subsidiary guarantor, as the case may be, if, among other things, Danka Business Systems PLC or such subsidiary guarantor, as the case may be:

•	incurred indebtedness represented by the notes or its subsidiary guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring indebtedness represented by the notes or its subsidiary guarantee; and

•	was insolvent or was rendered insolvent by reason of the incurrence;

•	was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured.

The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, Danka Business Systems PLC or a subsidiary guarantor would be considered insolvent if:

•	the sum of the debts of Danka Business Systems PLC or such subsidiary guarantor, as the case may be, including contingent liabilities, is greater than its assets, at fair valuation;

•	the present fair saleable value of the assets of Danka Business Systems PLC or such subsidiary guarantor, as the case may be, is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or

•	Danka Business Systems PLC or such subsidiary guarantor, as the case may be, could not pay its debts as they became due.

We cannot assure you as to what standard a court would apply in making these determinations.

Canada

Application of Canadian insolvency laws or fraudulent conveyance and preference laws of the Province of Ontario to any of our subsidiary guarantors governed by Canadian insolvency laws or fraudulent conveyance and preference laws of the Province of Ontario could result in your not receiving, or having to return, payments on such subsidiary guarantors guarantee of the notes. Under Canadian insolvency laws and fraudulent conveyance and preference laws of the Province of Ontario, payment on any such subsidiary guarantee could be void as against a trustee in bankruptcy or other creditor of such subsidiary guarantor, if, among other things, such subsidiary guarantor paid monies owing to any such noteholder under such guarantee:

•	with a view to giving that noteholder an unjust preference;

•	with the intent to defeat, hinder, delay, defraud or prejudice creditors; or

•	while such subsidiary guarantor was insolvent, unable to pay its debts in full or knowing itself to be on the eve of insolvency at the time of the conveyance or granting of the preference.

The test of insolvency for these purposes will vary depending upon the statute that is being applied in the particular proceeding. Generally, however, such subsidiary guarantor would be considered insolvent if:

•	such subsidiary guarantor for any reason was unable to meet its obligations as they generally become due;

•	such subsidiary guarantor has ceased paying its current obligations in the ordinary course of business as they generally become due; or

•	the aggregate of such subsidiary guarantor’s property is not, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would not be sufficient to enable payment of all its obligations, due and accruing due.

We cannot assure you as to what standard a court would apply in making this determination.

Other Jurisdictions

The new notes will be guaranteed by certain of Danka Business Systems PLC’s subsidiaries in Australia and Luxembourg. Any enforcement of such subsidiary guarantees after an insolvency event of any of these subsidiary guarantors will be subject to the insolvency and administrative laws of such subsidiary guarantor’s jurisdiction of organization. The insolvency, administrative and other laws of each of these jurisdictions may be materially different from, or in conflict with, each other and those of the United Kingdom, the United States or Canada, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s laws should apply and adversely affect you ability to enforce your rights under the subsidiary guarantees in these jurisdictions or limit any amounts you may receive.

We may be unable to repurchase the notes if we experience a change of control or generate excess cash flow.

If we were to experience a change of control, as that term is defined in the indenture governing the notes, the indenture will require us to offer to repurchase for cash all or any part of each holder’s notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest, and additional amounts, if any, thereon. Additionally, if we generate excess cash flow, as that term is defined in the indenture governing the notes, in excess of $5.0 million during any fiscal year, the indenture will require us to offer to use 50% of such excess cash flow to repurchase notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest and additional amounts, if any, thereon. Our failure to repay holders tendering notes in such circumstances will result in an event of default under the notes. A change of control or an event of default under the notes will also result in an event of default under our new credit facility and our subordinated notes, which may result in the acceleration of such indebtedness, requiring us to repay that indebtedness immediately. If a change of control or an event of default under the notes were to occur, we cannot assure you that we would have sufficient funds to repay all indebtedness outstanding under the new credit facility or to purchase the notes, the subordinated notes or any other securities which we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, our new credit facility may prohibit us from making any such required repurchases. Therefore, prior to repurchasing the notes in such circumstances, we must either repay outstanding indebtedness under our new credit facility or obtain the consent of the lenders under our new credit facility. If we do not obtain the required consents or repay our outstanding indebtedness under our new credit facility resulting in a default under the new credit facility, we would remain effectively prohibited from offering to purchase the notes.

Payments on the notes may become subject to United Kingdom withholding tax if the notes are not listed on a recognised stock exchange.

If the notes are not listed on a stock exchange which is a “recognised stock exchange” for the purposes of United Kingdom tax law on any interest payment date, then we may be required to withhold United Kingdom income tax, currently at a rate of 20%, on any interest or premium that we pay to you on the notes.

The old notes have been listed on the Luxembourg Stock Exchange and application has been made to list the new notes on the Luxembourg Stock Exchange, which is a “recognised stock exchange” for this purpose, but we cannot assure you that our application to list the new notes on the Luxembourg Stock Exchange will be successful or that the new notes will continue to be listed on the Luxembourg Stock Exchange on any interest payment date.

Payments on the notes may be reduced if the EU Directive on the taxation of savings income is enacted.

On June 3, 2003, the Council of Finance Ministers of the European Union (ECOFIN) adopted the Council proposal for a directive regarding the taxation of savings income. Under the directive, Member States of the

European Union, or EU, will be required, from January 1, 2005, to provide to the tax authorities of another Member State and certain Non-Member States details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State and certain Non-Member States. Luxemburg, Belgium and Austria, will instead apply a withholding system in relation to such payments during a transitional period. As indicated below under “Description of Notes—Additional Amounts and Other Taxes,” no additional amounts will be payable with respect to a note if a payment on a note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any EU directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Pending implementation of the directive by the Member States, we cannot predict what effect, if any, the adoption of the directive would have on the notes or on payments thereon.

The above summary is not intended to constitute a complete analysis of all EU tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisers concerning the EU tax consequences of their particular situations.

Risks Related to the Exchange Offer

Any outstanding old notes after the consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of old notes after the consummation of the exchange offer may not be able to sell their old notes.

We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to do so after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain limitations. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions.

Lack of an active market for the new notes may adversely affect the liquidity and market price of the new notes.

While the old notes are presently eligible for trading in the PORTAL® Market and are listed on the Luxembourg Stock Exchange, there is no existing market for the new notes. Although an application has been made to list the new notes on the Luxembourg Stock Exchange, we do not know if an active public market for the new notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. In addition, the liquidity and the market price of the notes may be adversely affected by changes in the overall market for securities similar to the notes, by changes in our business, financial condition or results of operations and by changes in conditions in our industry.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

The $175.0 million principal amount of the old notes were issued at a discount of 2.340%, yielding gross proceeds of approximately $170.9 million. The net proceeds from the issuance of the old notes were approximately $163.4 million, after deducting the initial purchaser’s discount and certain expenses relating to the offering of the old notes and the establishment of our new credit facility. Concurrently with the issuance of the old notes, approximately $107.1 million of the net proceeds from the offering were used to repay loans outstanding under our then-existing credit facility. On August 18, 2003, we used approximately $47.6 million of the net proceeds from the offering to redeem all of our outstanding zero coupon notes. The remainder of the net proceeds will be used for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and restricted cash and consolidated capitalization as of June 30, 2003:

•	on an actual basis; and

•	as adjusted to give effect to the offering of the old notes, the use of proceeds therefrom and the establishment of our new credit facility.

You should read this table in conjunction with “Selected Consolidated Financial and Other Data” and our unaudited consolidated financial statements and related notes as of and for the period ended June 30, 2003, in each case included elsewhere in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” and “Incorporation by Reference.”

	As of June 30, 2003
	Actual	As Adjusted
	(unaudited) ( in millions)
Cash and cash equivalents (1)	$60.3	$69.0	(1)

Total debt, including current maturities:
Then-existing credit facility	$107.1	$—
New credit facility (2)	—	—
11% senior notes due 2010	—	170.9	(3)
Zero coupon senior subordinated notes due 2004	47.6	—	(4)
10% subordinated notes due 2008	64.5	64.5
Other notes payable	5.7	5.7

Total debt	$224.9	$241.1

6.5% convertible participating shares—redeemable:
$1.00 stated value; 500,000 shares authorized; 267,339 shares issued and outstanding	263.0	263.0

Shareholders’ equity:
Ordinary shares, 1.25 pence stated value; 500,000,000 authorized; 249, 921,082 shares issued and outstanding	5.1	5.1
Additional paid in capital	327.3	327.3
Accumulated deficit (5)	(195.4)	(209.8)
Accumulated other comprehensive loss	(64.4)	(64.4)

Total shareholders’ equity	$72.6	$58.2

Total capitalization	$620.8	$631.3

(1)	As of August 31, 2003, $14.8 million of cash was used to cash collateralize letters of credit under our old credit facility that remained outstanding following the offering of the old notes.
(2)	As of June 30, 2003, on a pro forma basis, $30.0 million would have been available for borrowing on a secured basis under our new credit facility. Based upon the borrowing base and availability reserve under our new credit facility, at August 31, 2003, we had $21.9 million available for borrowing under our new credit facility. For further information regarding our new credit facility, see “Description of Other Indebtedness—New Credit Facility.”
(3)	The $175.0 million principal amount of old notes were issued at a discount of 2.340%.
(4)	On August 18, 2003, we redeemed all of our outstanding zero coupon notes at a redemption price equal to the par value of the zero coupon notes.
(5)	Reflects the charge of $14.4 million, net of applicable tax benefit of $6.2 million, to be recorded for the write-off of unamortized debt issuance costs on our then-existing credit facility.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our historical selected consolidated financial and other data as of and for the periods indicated. Our historical selected consolidated financial and other data for each of the fiscal years in the five-year period ended March 31, 2003 were derived from our audited consolidated financial statements. Our historical selected consolidated financial and other data for the quarterly periods ended June 30, 2002 and 2003 were derived from our unaudited consolidated financial statements.

The following data should be read in conjunction with our audited consolidated financial statements and related notes and our unaudited consolidated financial statements and related notes, in each case included elsewhere in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which are incorporated into this prospectus by reference. See “Where You Can Find More Information” and “Incorporation by Reference.”

	Fiscal Year Ended March 31,					Three Months Ended June 30,
	2002	2003	1999	2000	2001	2002	2003
						(unaudited)
	(dollars in thousands, except per ADS amounts)
Revenue:
Retail equipment and related sales	$764,598	$742,084	$614,107	$538,439	$476,729	$110,082	$112,777
Retail service, supplies and rentals	1,646,430	1,366,475	1,062,007	937,790	838,709	216,242	197,763
Wholesale	208,130	105,469	97,128	78,947	84,536	20,737	23,244

Total revenue	2,619,158	2,214,028	1,773,242	1,555,176	1,399,974	347,061	333,784

Gross Profit:
Retail equipment and related sales	172,659	218,091	95,811	144,383	165,837	38,917	34,569
Special charges, retail equipment sales (1)	(30,709)	—	—	—	—	—	—
Retail service, supplies and rentals	671,619	573,183	401,840	390,909	341,218	91,288	83,298
Special charges, retail service, supplies and rentals (1)	(27,144)	—	—	—	—	—	—
Wholesale	28,992	18,654	16,206	14,590	16,107	3,795	4,651
Special charges, wholesale (1)	(514)	—	—	—	—	—	—

Total gross profit	814,903	809,928	513,857	549,882	523,162	134,000	122,518
Selling, general and administrative expenses	884,500	702,318	641,480	531,331	484,887	119,529	118,475
Special charges, selling, general and administrative expenses (1)	16,805	—	—	—	—	—	—
Write-off of goodwill and other long-lived assets (2)	109,474	—	25,577	—	—	—	—
Commitment to Kodak under R&D agreements	53,434	—	—	—	—	—	—
Restructuring charges (credits) (3)	40,010	(4,148)	15,705	(1,992)	(555)	—	(594)
Other (income) expense	16,954	20,910	22,463	11,288	(6,081)	(531)	(362)

Operating earnings (loss) from continuing operations	(306,274)	90,848	(191,368)	9,255	44,911	15,002	4,999
Interest expense	(77,456)	(104,201)	(82,648)	(42,298)	(32,822)	(7,423)	(9,753)
Interest income	2,254	3,958	3,172	5,768	1,249	300	232

Earnings (loss) from continuing operations before income taxes	(381,476)	(9,395)	(270,844)	(27,275)	13,338	7,879	(4,522)
Provision (benefit) for income taxes	(71,798)	(5,860)	(37,328)	(17,407)	3,604	2,127	(3,726)

Earnings (loss) from continuing operations before extraordinary items	(309,678)	(3,535)	(233,516)	(9,868)	9,734	5,752	(796)
Discontinued operations—DSI, net of tax	14,898	13,869	12,956	119,490	—
Extraordinary gain on early retirement of debt, net of tax	—	—	—	27,933	—

Net earnings (loss)	$(294,780)	$10,334	$(220,560)	$137,555	$9,734	$5,752	$(796)

Basic earnings (loss), continuing operations available to common shareholders per ADS	$(5.44)	$(0.14)	$(4.13)	$0.43	$(0.13)	$0.2	$(0.9)
Diluted earnings (loss), continuing operations available to common shareholders per ADS	(5.44)	(0.14)	(4.13)	0.43	(0.13)	0.2	(0.9)
Dividends per ADS	—	—	—	—	—	—	—

Ratio of earnings to fixed charges (4)	—	0.9	—	0.4	0.9	1.1	0.2

	Fiscal Year Ended March 31,										Three Months Ended June 30,
	1999		2000		2001		2002		2003		2002		2003
											(unaudited)
	(dollars in thousands, except per ADS amounts)
Balance Sheet Data:
Cash, cash equivalents and restricted cash (5)	$66,095		$64,861		$69,085		$59,470		$86,993		$37,459		$60,322
Accounts receivable, net of allowance for doubtful accounts	523,223		478,496		346,398		292,350		257,329		275,393		253,131
Inventories	355,135		326,966		199,523		130,599		111,471		128,442		114,425
Total assets	1,905,142		1,667,696		1,314,976		972,823		981,620		945,670		965,849
Total debt (6)	1,142,147		802,182		719,178		304,454		232,855		258,097		224,917
6.5% convertible participating shares—redeemable	—		207,878		223,713		240,520		258,376		244,886		263,010
Total shareholders’ equity (deficit)	171,164		176,714		(65,642)		48,049		65,709		72,317		72,646
Other Data:
EBITDA (7)	(172,131)		223,693		(47,227)		107,370		103,988		29,844		17,268
Depreciation and amortization	131,889		128,887		140,969		92,347		57,828		14,542		12,037
Capital expenditures (8)	152,411		101,782		68,881		50,577		48,550		8,607		14,810
Retail equipment and related sales gross profit margin	18.6%		29.4%		15.6%		26.8%		34.8%		35.4%		30.7%
Retail service, supplies and rentals gross profit margin	39.1		41.9		37.8		41.7		40.7		42.2		42.1
Wholesale gross profit margin	13.7		17.7		16.7		18.5		19.1		18.3		20.0
Total gross profit margin	31.1		36.6		29.0		35.4		37.4		38.6		36.7
EBITDA margin (9)	(6.6)		10.1		(2.7)		6.9		7.4		8.6		5.2
Other Ratios:
Total debt/EBITDA (10)	(6.6	)x	3.6	x	(15.2	)x	2.8	x	2.2	x	8.6	x	13.0	x
Net debt/EBITDA (11)	(6.3)		3.3		(13.8)		2.3		1.4		7.4		9.5
EBITDA/Interest expense (12)	(2.2)		2.1		(0.6)		2.5		3.2		4.0		1.77

(1)	For fiscal year 1999, we had write-offs related to the reduction in the Kodak-branded inventory as well as additional amounts related to the termination of certain agreements between us and Kodak of $30.7 million, a write-off of terminated supply agreements between us and Kodak and the write-off of other assets of $27.1 million, the write-off of inventory related to the closure of U.S. wholesale operations of $0.5 million and a write-off of terminated Kodak agreements and other assets of $16.8 million.
(2)	During fiscal year 1999, we determined that based on changes in the business environment and an analysis of projected cash flows, the carrying amount of certain goodwill and other long-lived assets in the U.S. and Canada would not be recoverable. Accordingly, the resulting analysis necessitated a write-down of $107.9 million during the third quarter of fiscal year 1999, which was comprised of $89.5 million in the U.S. and $18.4 million in Canada. We also wrote-off an additional $1.6 million of goodwill during the fourth quarter of fiscal year 1999 related to the closure of our U.S. wholesale division. During fiscal year 2001, we recorded an $18.7 million write-down of goodwill in Australia in the second quarter and a $6.9 million write-down of goodwill in the U.S. in the fourth quarter.
(3)	For fiscal year 1999, we had total restructuring charges of $40.0 million, of which $17.6 million was for severance, $19.3 million was for facilities closures and $3.1 million was for the write-off of leasehold improvements. For fiscal year 2000, we had a total credit of $4.1 million representing the reversal of prior year restructuring accruals. For fiscal year 2001, we had total charges of $15.7 million, of which $21.8 million was for severance and $4.3 million was for facilities closures, less the reversal of $10.4 million of a prior year restructuring accrual. For fiscal year 2002, we had a total credit of $2.0 million, which represents the reversal of a prior year restructuring accrual for facilities. For fiscal year 2003, we had a total credit of $0.6 million, which represents the reversal of prior year restructuring accruals.
(4)	Ratio of earnings to fixed charges is earnings divided by fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings (loss) from continuing operations before extraordinary items plus fixed charges (excluding capitalized interest and preference dividends) plus amortization of capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of financing costs, the estimated interest component of rent expense and dividends on preference shares. No ratio is shown for fiscal years 1999 and 2001 because earnings were insufficient to cover fixed charges by $381.5 million and $287.9 million, respectively.

(5)	For fiscal year 2003, cash, cash equivalents and restricted cash includes $5.5 million of restricted cash, which is included in other assets, which was used to repay $5.5 million of loans outstanding under our then-existing credit facility on June 30, 2003.
(6)	Total debt is computed as follows:

	Fiscal Year Ended March 31,					Three Months Ended June 30,
	1999	2000	2001	2002	2003	2002	2003
						(unaudited)
	(in thousands)
Current maturities of long-term debt and notes payable	$89,732	$86,776	$517,447	$36,293	$58,443	$23,825	$82,803

Long-term debt and notes payables, less current maturities	1,052,415	715,406	201,731	268,161	174,412	234,272	142,114

Total debt	$1,142,147	$802,182	$719,178	$304,454	$232,855	$258,097	$224,917

(7)	EBITDA is computed as earnings from continuing operations before income taxes, interest expense, depreciation and amortization. This measure is a non-GAAP financial measure, defined as a numerical measure of our financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G under the Securities Act, we have provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Although EBITDA represents a non-GAAP financial measure, we consider this measure to be a key operating metric of our business. We use this measure in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that EBITDA is useful to investors because it provides an analysis of financial and operating results using the same measure as we use in evaluating the company. We expect that such measure provides investors with the means to evaluate our financial and operating results against other companies within our industry. In addition, we believe that this measure is meaningful to investors in evaluating our ability to meet our future debt service requirements, to fund our capital expenditures and to meet our working capital requirements. Our calculation of EBITDA may not be consistent with the calculation of this measure by other companies in our industry. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating earnings from continuing operations as an indicator of our operating performance or any other measures of performance derived in accordance with GAAP. See reconciliation below:

	Fiscal Year Ended March 31,							Three Months Ended June 30,
	1999		2000	2001		2002	2003	2002	2003
								(unaudited)
	(in thousands)
Earnings (loss) from continuing operations before income taxes	$(381,476	)(a)	$(9,395)	$(270,844	)(b)(c)	$(27,275)	$13,338	$7,879	$(4,522)
Depreciation and Amortization	131,889		128,887	140,969	(c)	92,347	57,828	14,542	12,037
Interest Expense	77,456		104,201	82,648		42,298	32,822	7,423	9,753

EBITDA	$(172,131)		$223,693	$(47,227)		$107,370	$103,988	$29,844	$17,268

(a)	Includes restructuring charges of $40.0 million, write-off related to the reduction in the Kodak branded inventory as well as additional amounts related to the termination of certain agreements between us and Kodak of $30.7 million, write-off of terminated supply agreements between us and Kodak and the write-off of other assets of $27.1 million, the write-off of inventory related to the closure of U.S. wholesale operations of $0.5 million and a write-off of terminated Kodak agreements and other assets of $16.8 million. Additionally, includes $53.4 million in costs associated with the commitment to Kodak under R&D agreements and $109.5 million for the write-off of goodwill and other long-lived assets.
(b)	Includes restructuring charges of $15.7 million, a $62.6 million write-off of retail equipment inventory, a $10.1 million write-off of service and supply inventory and a $28.6 million charge related to the exit of various real estate facilities and the write-down of receivables.
(c)	Includes $25.6 million for the write-off of goodwill as described in footnote (2) above and $14.1 million related to the write-off of certain rental assets.
(8)	Includes $4.4 million, $13.9 million, $12.9 million and $6.5 million in capitalized costs in connection with our Vision 21 initiative for fiscal years 2001, 2002, 2003 and quarter ended June 30, 2003, respectively.
(9)	EBITDA margin is defined as EBITDA divided by total revenue.
(10)	Represents total debt, as defined in footnote (6) above, divided by EBITDA.
(11)	Represents net debt divided by EBITDA. Net debt is total debt less cash, cash equivalents and, in fiscal year 2003, $5.5 million of restricted cash which was used to repay $5.5 million of loans outstanding under our then-existing credit facility on June 30, 2003.
(12)	Represents EBITDA divided by interest expense.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance and sale of the old notes on July 1, 2003, the issuer and the subsidiary guarantors entered into the registration rights agreement with Bear, Stearns & Co. Inc., the initial purchaser of the old notes. Under the registration rights agreement, the issuer and the subsidiary guarantors agreed, among other things, to:

•	file with the SEC an exchange offer registration statement relating to the new notes on or prior to September 29, 2003;

•	use their commercially reasonable efforts to cause the registration statement to become effective on or prior to December 28, 2003; and

•	use their commercially reasonable efforts to consummate an exchange offer, in which new notes will be issued in exchange for old notes, within 30 business days after the exchange offer registration statement is declared effective.

The issuer and the subsidiary guarantors are conducting the exchange offer to satisfy these obligations under the registration rights agreement.

Under some circumstances, the issuer and the subsidiary guarantors may be required to use their commercially reasonable efforts to file and cause to be declared effective, in addition to or in lieu of the exchange offer registration statement, a shelf registration statement covering resales of the old notes. If the issuer and the subsidiary guarantors fail to meet specified deadlines under the registration rights agreement, then the issuer and the subsidiary guarantors will be obligated to pay liquidated damages to holders of the old notes. See “—Registration Rights; Liquidated Damages.”

Terms of the Exchange Offer

The issuer and the subsidiary guarantors are offering to exchange an aggregate principal amount of up to $175 million of new notes and guarantees thereof for a like aggregate principal amount of old notes and guarantees thereof. The new notes will evidence the same debt as the old notes for which they are exchanged and will, like the old notes, be issued under and entitled to the benefits of the indenture. The form and terms of the new notes issued in the exchange offer will be identical in all material respects to the form and terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the old notes; and

•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

The exchange offer is not extended to holders of old notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

As of the date of this prospectus, $175 million aggregate principal amount of old notes is outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the old notes, or their legal representatives or attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. The issuer and the subsidiary guarantors will not set a fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes and to others believed to have beneficial interests in the old notes.

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, the issuer will accept for exchange old notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The exchange offer expires at 5:00 p.m., New York City time, on     , 2003 or such later date and time to which the issuer and the subsidiary guarantors may extend the exchange offer, such date referred to as the expiration date.

Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

If you do not tender your old notes or if you tender old notes that are not accepted for exchange, your old notes will remain outstanding. Existing transfer restrictions would continue to apply to old notes that remain outstanding. See “—Consequences of Failure to Exchange Old Notes” for more information regarding old notes outstanding after the exchange offer. Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

None of the issuer and the subsidiary guarantors, their respective boards of directors or their management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender old notes in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

The issuer and the subsidiary guarantors have the right, in their reasonable discretion and in accordance with applicable law, at any time:

•	to extend the expiration date;

•	to delay the acceptance of any old notes;

•	to terminate the exchange offer and not accept any old notes for exchange if the issuer and the subsidiary guarantors determine that any of the conditions to the exchange offer described below under “—Conditions to the Exchange Offer” have not occurred or have not been satisfied; and

•	to amend the terms of the exchange offer in any manner.

During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the issuer.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment to the exchange agent as promptly as practicable and make a public announcement of the extension, delay, non-acceptance, termination or amendment. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

If the issuer and the subsidiary guarantors amend the exchange offer in a manner that we consider material, we will as promptly as practicable distribute to the holders of the old notes a prospectus supplement or, if appropriate, an updated prospectus from a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering Old Notes

Valid Tender

When the holder of old notes tenders, and the issuer accepts, old notes for exchange, a binding agreement between the issuer and the subsidiary guarantors, on the one hand, and the tendering holder, on the other hand, is created, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal.

Except as described below under “—Guaranteed Delivery,” a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at the address provided below under “—Exchange Agent” ; or

•	if old notes are tendered in accordance with the book-entry procedures described below under “—Book-Entry Transfers,” arrange with DTC to cause an agent’s message to be transmitted to the exchange agent at the address provided below under “—Exchange Agent.”

The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the issuer and the subsidiary guarantors may enforce the letter of transmittal against that holder.

In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the old notes being tendered; or

•	the exchange agent must receive a confirmation, referred to as a “book-entry confirmation,” of the book-entry transfer of the old notes being tendered into the exchange agent’s account at DTC, and the book-entry confirmation must include an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery.”

If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent. Do not send letters of transmittal or old notes to the issuer or any subsidiary guarantor.

The issuer will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a registered holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the issuer and the subsidiary guarantors in their sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution, and must also be accompanied by such opinions of counsel, certifications and other information as the issuer and the subsidiary guarantors or the trustee under the indenture for the old notes may require in accordance with the restrictions on transfer applicable to the old notes.

Book-Entry Transfers

For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures.

Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, either:

•	the letter of transmittal or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable, must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “— Exchange Agent”; or

•	the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

If a holder wants to tender old notes in the exchange offer and (1) the certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date or (2) a book-entry transfer cannot be completed on a timely basis, the old notes may be tendered if:

•	the tender is made by or through an eligible institution;

•	the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent by hand, facsimile, mail or overnight delivery service on or prior to the expiration date:

•	stating that the tender is being made;

•	setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered; and

•	guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for the old notes, or a book-entry confirmation, and a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

The issuer and the subsidiary guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. The determination of these questions by the issuer and the subsidiary guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the issuer and the subsidiary guarantors will determine, unless they waive the defects or irregularities. None of the issuer and the subsidiary guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

The issuer and the subsidiary guarantors reserve the absolute right, in their sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; or

•	to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any letter of transmittal, certificate, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the issuer, the person must submit proper evidence satisfactory to the issuer, in its sole discretion, of the person’s authority to so act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, the issuer will, promptly after the expiration date, accept and cancel all old notes properly tendered and issue new notes registered under the Securities Act. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied or waived before old notes are accepted for exchange. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

For purposes of the exchange offer, the issuer will be deemed to have accepted properly tendered old notes for exchange when it gives oral or written notice to the exchange agent of acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is the agent of the issuer for receiving tenders of old notes, letters of transmittal and related documents.

For each old note accepted for exchange and cancelled, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from July 1, 2003. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer and will be cancelled promptly after the expiration of the exchange offer.

In all cases, the issuer will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for those old notes or a timely book-entry confirmation of the transfer of those old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable.

If for any reason under the terms and conditions of the exchange offer the issuer does not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, the issuer will return the unaccepted or non-exchanged old notes without cost to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer through DTC, any unexchanged old notes will be credited to an account maintained with DTC.

Resales of New Notes

Based on interpretive letters issued by the SEC staff to other, unrelated issuers in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes (together with the guarantees thereof) for resale, resell or otherwise transfer the new notes (and the related guarantees) without delivering a prospectus to prospective purchasers, if the holder:

•	is not an “affiliate,” as defined under the Securities Act, of the issuer or any subsidiary guarantor;

•	acquired the new notes in the ordinary course of business;

•	is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar transactions.

If any of the above conditions is not satisfied or you acquired your old notes to be exchanged for new notes in the exchange offer directly from the issuer or any affiliate thereof, you must acknowledge and agree that you:

•	may not, under SEC policy as in effect on July 1, 2003, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

By tendering old notes, the holder of those old notes will represent to the issuer and the subsidiary guarantors that, among other things, the holder:

•	is not an affiliate of the issuer or any subsidiary guarantor;

•	is acquiring the new notes in its ordinary course of business;

•	is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities (and not acquired directly from the issuer, any subsidiary guarantor or any of their affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The issuer and the subsidiary guarantors have agreed that, upon receiving prior written notice from a participating broker-dealer, during the period ending on the earlier of (1) 270 days from the effective date of the exchange offer registration statement, subject to extension in limited circumstances, and (2) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with any resale of new notes, they will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers. See “Plan of Distribution and Selling Restrictions” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer and the new notes.

Withdrawal Rights

You can withdraw tenders of old notes at any time prior to the expiration date. For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent or comply with the appropriate procedures of ATOP. Any notice of withdrawal must:

•	specify the name of the person that tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of those old notes; and

•	where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

If you delivered or otherwise identified certificated old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. See “— Procedures for Tendering Old Notes—Signature Guarantees” for further information on the requirements for guarantees of signatures on notices of withdrawal. If you tendered old notes in accordance with applicable book-entry transfer procedures, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, old notes properly withdrawn may again be tendered at any time on or prior to the expiration date in accordance with the procedures described under “—Procedures for Tendering Old Notes.”

The issuer and the subsidiary guarantors will determine, in their sole discretion, all questions regarding the validity, form and eligibility, including time of receipt, of notices of withdrawal. Their determination of these questions as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. None of the issuer and the subsidiary guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will any of them be liable for failing to give any such notice.

Withdrawn old notes will be returned to the holder as promptly as practicable after withdrawal without cost to the holder. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, the issuer is not required to accept for exchange, or to issue new notes in exchange for, any old notes, and the issuer and the subsidiary guarantors may terminate or amend the exchange offer, if at any time prior to the expiration date, the issuer and the subsidiary guarantors determine that the exchange offer violates applicable federal law or SEC policy. In addition, with respect to any holder, the exchange offer is conditioned on the tender of the old notes to us by such holder in accordance with the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

If the issuer and the subsidiary guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy, the registration rights agreement requires that the issuer and the subsidiary guarantors use commercially reasonable efforts to file a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement. See “—Registration Rights; Liquidated Damages.”

Exchange Agent

We have appointed HSBC Bank USA as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent. Holders of old notes seeking to tender old notes in the exchange offer should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent by registered, certified or regular mail, hand delivery, overnight delivery service or facsimile, as follows:

HSBC Bank USA

One Hanson Place, Lower Level

Brooklyn, New York 11243

Attention: Paulette Shaw

Facsimile:

(718) 488-4488

For confirmation call

(718) 488-4475

If you deliver the letter of transmittal or any other required documents to an address or facsimile number other than as indicated above, your tender of old notes will be invalid.

Fees and Expenses

The registration rights agreement provides that the issuer and the subsidiary guarantors will bear all expenses in connection with the performance of their obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include, among others, registration and filing fees, accounting and legal fees and printing costs. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for those clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then any such transfer taxes, whether imposed on the registered holder or on any other person, will be payable by the holder or such other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and the issuance of the old notes over the term of the new notes.

Consequences of Failure to Exchange Old Notes

Holders of the old notes do not have any appraisal or dissenters’ rights in the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legends on the old notes. In general, the old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the consummation of the exchange offer, except in limited circumstances with respect to specific types of holders of old notes, the issuer and the subsidiary guarantors will have no further obligation to provide for the registration under the Securities Act of the old notes. See “—Registration Rights; Liquidated Damages.” We do not currently anticipate that we will take any action following the consummation of the exchange offer to register the old notes under the Securities Act or under any state securities laws.

Consummation of the exchange offer may have adverse consequences to non-tendering old note holders, including that the reduced amount of outstanding old notes as a result of the exchange offer may adversely affect the trading market, liquidity and market price of the old notes.

The new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together for all purposes as a single class under the indenture.

Registration Rights; Liquidated Damages

If:

•	the issuer and the subsidiary guarantors are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because, in either case, the exchange offer is not permitted by applicable law or SEC policy; or

•	any holder of old notes notifies the issuer prior to the 20th day following consummation of the exchange offer that:

•	such holder was prohibited by applicable law or SEC policy from participating in the exchange offer;

•	such holder may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

•	such holder is a broker-dealer and owns old notes acquired directly from the issuer or an affiliate of the issuer,

then the issuer and the subsidiary guarantors will be required under the registration rights agreement to use their commercially reasonable efforts to file with the SEC a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement.

If a shelf registration statement is required, the issuer and the subsidiary guarantors must use their commercially reasonable efforts to:

•	file the shelf registration statement with the SEC on or prior to 60 days after the filing obligation arises;

•	cause the shelf registration statement to become effective on or prior to 120 days after the date they become obligated to file the shelf registration statement; and

•	keep the shelf registration statement continuously effective for a period of at least 18 months, subject to extension under certain circumstances, following the date of the registration rights agreement or for such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

If:

•	the issuer and the subsidiary guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, referred to as the effectiveness target date;

•	the issuer and the subsidiary guarantors fail to consummate the exchange offer within 30 business days of effectiveness of the exchange offer registration statement; or

•	any registration statement required by the registration rights agreement is declared effective but thereafter ceases to be effective or usable in connection with resales of the old notes during the periods specified in the registration rights agreement.

Each such event specified above is referred to as a “registration default.” If a registration default occurs, then the issuer and the subsidiary guarantors, will be obligated to pay liquidated damages to each holder of the old notes, with respect to the first 90-day period immediately following the occurrence of the registration default, in an amount equal to $.05 per week per $1,000 principal amount of the old notes held by such holder.

The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

All accrued liquidated damages will be paid to the holders of record of the old notes entitled to receive liquidated damages in the manner provided for the payment of interest in the indenture on each interest payment date. See “Description of the Notes—Methods of Receiving Payments on the Notes.”

Holders of the old notes will be required to make specified representations to the issuer in order to participate in the exchange offer. In order to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above, holders of the old notes will be required to deliver specified information to be used in the shelf registration statement. By acquiring old notes or new notes, a holder will be deemed to have agreed to indemnify the issuer and the subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of written notice to that effect from the issuer.

For further information concerning the registration rights of holders of old notes, you should refer to the registration rights agreement, which is Exhibit 4.7 to the registration statement of which this prospectus is a part. See “Description of the Notes—Additional Information,” “Where You Can Find More Information” and “Incorporation by Reference.”

DESCRIPTION OF OTHER INDEBTEDNESS

New Credit Facility

Concurrently with the closing of the offering of the old notes, we entered into a credit agreement with Fleet Capital Corporation to provide a $50.0 million senior secured revolving credit facility, which includes a $30.0 million sublimit for standby and documentary letters of credit. Availability under the new credit facility is subject to a borrowing base as well as an availability reserve, as discussed below. At June 30, 2003, on a pro forma basis and based upon the borrowing base and availability reserve under the new credit facility, $30 million would have been available for borrowing on a secured basis under our new credit facility. At August 31, 2003, we had $21.9 million available for borrowing under the new credit facility.

The following summarizes the material terms of the new credit facility, under which Danka Holding Company and Danka Office Imaging Company are the borrowers, or the borrowers.

Amount and Components

Subject to the borrowing base and availability reserve discussed below, the total amount of indebtedness that we are able to incur under the new credit facility is $50.0 million. Borrowings under the new credit facility are subject to a borrowing base equal to the sum of (1) 85% of the value of our eligible accounts receivable plus (2) the lesser of (a) 55% of the lower of cost or market value of our eligible inventory and (b) 85% of the net orderly liquidation value of our eligible inventory as determined by a third party appraisal firm, subject, in the case of clause (2), to a maximum inventory borrowing base cap of $20.0 million, plus (3) the amount of collected funds at Fleet National Bank in a deposit account or securities account over which lender has exclusive control. Under the terms of the new credit facility, extensions of credit to the borrowers are further limited to the lesser of the commitment and the borrowing base, in each case subject to an availability reserve equal to $20.0 million. Accordingly, unless the lender otherwise agrees, at no time can credit available under the new credit facility exceed $30.0 million.

Maturity and Amortization

The new credit facility matures on July 1, 2006. The new credit facility is due at maturity and does not otherwise require amortization payments during the term of the borrowings.

Interest

The new credit facility bears interest at a rate per annum equal to, at our option (a) the sum of the rate of interest publicly announced from time to time by Fleet National Bank as its prime or base rate of interest plus the applicable margin thereon or (b) the sum of LIBOR for interest periods at our option of one, two, three or six months plus the applicable margin thereon. The applicable interest rate margin on loans for which interest is calculated by reference to the base or prime rate, or base rate loans, ranges from 0% to 0.50% per annum, and the applicable interest rate margin on loans for which interest is calculated by reference to the LIBOR rate, or LIBOR rate loans, ranges from 1.75% to 2.50% per annum, in each case based on average adjusted availability, or availability under the new credit facility plus cash, under the new credit facility. For the first six months of the facility, interest rate margins under the new credit facility will be 0.25% per annum for base rate loans and 2.25% per annum for LIBOR rate loans. Letter of credit fees for letters of credit issued under the new credit facility will equal the amount available to be drawn under such letters of credit from time to time multiplied by the applicable margin for LIBOR Rate Loans as in effect for time to time. Finally, an unused commitment fee ranging from 0.375% to 0.625% per annum (based on average adjusted availability from time to time) will be payable on the average unutilized amount of the new credit facility commitment.

Guarantees

The obligations under the new credit facility are guaranteed by Danka Business Systems PLC and its subsidiaries that are not borrowers under the new credit facility and that are subsidiary guarantors of the notes.

Security

The new credit facility is secured by a first priority lien on and security interest in substantially all of the assets of the borrowers and the subsidiary guarantors under the new credit facility organized in the United States and by a pledge of the capital stock of such subsidiary guarantors.

Covenants and Events of Default

The new credit facility includes negative covenants that place restrictions on our ability to:

•	incur indebtedness and certain other liabilities, including certain contingent obligations;

•	create or incur liens;

•	make loans, advances, investments or acquisitions or create new subsidiaries;

•	declare or pay dividends or make other distributions;

•	engage in mergers, consolidations or asset sales;

•	enter into sale and leasebacks;

•	prepay other indebtedness, including the notes, or amend the terms thereof;

•	make capital expenditures; and

•	make negative pledges to third parties.

The new credit facility also includes certain events of default including defaults resulting from non-payment of the obligations under the new credit facility when due, material misrepresentations, breach of covenants, insolvency, bankruptcy, entry of certain judgments, change of control and cross defaults with respect to other debt for borrowed money.

Early Commitment Termination or Reduction

If the new credit facility is terminated by the borrowers, or if the maximum amount of the new credit facility is reduced by the borrowers, a termination charge shall be payable by the borrowers in an amount equal to 1% of the amount of the commitment terminated or reduced during the first year of the new credit facility or 0.50% of the amount of the commitment terminated or reduced during the second or third year of the new credit facility.

Subordinated Notes

As of June 30, 2003, $64.5 million aggregate principal amount of the subordinated notes were outstanding. We can redeem all or part of the subordinated notes at any time following April 1, 2005. Between April 1, 2005 and March 31, 2006, we may redeem the subordinated notes at 105.0% of their principal amount, between April 1, 2006 and March 31, 2007, we may redeem the subordinated notes at 102.5% of their principal amount, and from and after April 1, 2007, we may redeem the subordinated notes at 100.0% of their principal amount. The subordinated notes are subordinated unsecured obligations, ranking in right of payment behind our senior debt, including the notes and our new credit facility, and senior subordinated debt. The subordinated notes include covenants which restrict our ability to dispose of assets, merge, engage in transactions with affiliates, pay for consents and conduct certain business activities.

Other Miscellaneous Notes Payable

We had other miscellaneous notes payable of $5.7 million outstanding at June 30, 2003, which were comprised of the following:

•	$1.8 million of various bank overdraft accounts;

•	$0.4 million of outstanding notes payable related to two acquisitions completed in prior years; and

•	$3.5 million of outstanding capital leases.

These notes bear interest from prime to 12% per annum and will mature over the next five years.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture governing the notes. In this description, the word “Danka” refers only to Danka Business Systems PLC and not to any of its Subsidiaries. Except as otherwise indicated, the following summary relates to both the old notes and the new notes to be issued in the exchange offer; the term “note” or “notes” refers to both the old notes and the new notes.

The old notes were, and the new notes will be, issued under an indenture among Danka, the Guarantors and HSBC Bank USA, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not bear restrictive legends restricting their transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the old notes; and

•	will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The indenture has been included as Exhibit 4.10, to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation by Reference.” Copies of the indenture are available as described under “—Additional Information.”

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of Notes and Subsidiary Guarantees

Notes

The old notes are, and the new notes will be:

•	senior unsecured obligations of Danka;

•	ranked equally in right of payment with all existing and future senior indebtedness of Danka, including borrowings under the Credit Agreement;

•	ranked senior in right of payment to all existing and future indebtedness of Danka that expressly provides for its subordination to the notes, including our 10% subordinated notes due 2008; and

•	fully and unconditionally guaranteed on a joint and several basis by the Guarantors as described below.

In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors, including the lenders under the Credit Agreement, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. In addition, the assets of the Subsidiaries of Danka that are not Guarantors will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See “Risk Factors—Risks Relating to the Offering—Our secured creditors will be entitled to be paid in full from the proceeds from the sale of our pledged assets before such proceeds will be available for payment on the notes.” and “Risk Factors—Risks Relating to the Offering—Not all of our subsidiaries will guarantee the notes. The assets of such non-guarantor subsidiaries will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries.”

Subsidiary Guarantees

Danka’s payment obligations under the old notes are, and under the new notes will be, fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. As of the date of this prospectus, the Guarantors are:

•	Danka UK Plc, our primary UK operating subsidiary, and Danka Services International Ltd., a UK subsidiary;

•	Dankalux S.à r.L., a Luxembourg subsidiary;

•	Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc. and Danka Office Imaging Company, which represent all of our U.S. subsidiaries other than certain dormant entities.

•	Danka Business Finance Ltd., Danka Canada Inc. and Kalmara Inc., representing all of our Canadian subsidiaries; and

•	Danka Australasia Pty Limited, Danka Australia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd, Danka Datakey Pty Ltd, Datakey Alcatel Pty. Ltd. and Danka Systems Pty Limited, representing all of our Australian subsidiaries.

Each Guarantee, or “Subsidiary Guarantee,” of the old notes is, and of the new notes will be:

•	a senior unsecured obligation of the relevant Guarantor;

•	ranked equally in right of payment with all existing and future senior indebtedness of that Guarantor, including, if applicable, that Guarantor’s Guarantee of the borrowings under the Credit Agreement; and

•	ranked senior in right of payment to all existing and future indebtedness of that Guarantor that expressly provides for its subordination to such Subsidiary Guarantee.

Not all of our Subsidiaries have guaranteed, or will guarantee, the notes. In the event of a bankruptcy, administration, administrative receivership, composition, insolvency, liquidation or reorganization of any of the Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their liabilities, including trade payables, before they will be able to distribute any of their assets to us. At June 30, 2003, on a pro forma basis, the Non-Guarantor Subsidiaries would have had $153.4 million of outstanding liabilities, including trade payables but excluding intercompany Indebtedness. The Non-Guarantor Subsidiaries generated 36.3% of our total revenue for the quarter ended June 30, 2003, and represented 37.9% of our total assets as of June 30, 2003. See footnotes 19 and 10 to our audited financial statements and unaudited financial statements, respectively, which are included elsewhere in this prospectus.

As of the date of this prospectus, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not Guarantee the notes.

Additional Notes

From time to time, Danka may issue additional notes under the indenture. Any offering of additional notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

Notes were issued in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2010.

Interest on the notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. Danka will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

Interest on the notes will accrue from July 1, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to Danka, Danka will pay all principal, interest, premium, if any, Liquidated Damages, if any, and Additional Amounts, if any, on that holder’s notes by wire transfer to a U.S. dollar account maintained by the holder with a bank located in the City of New York. All other payments on the notes will be made at the office or agency of the paying agents identified below unless Danka elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agents and Registrar for the Notes

Danka will maintain one or more paying agents for the notes in each of (1) London, (2) the Borough of Manhattan, City of New York and (3) for so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg. If the conclusions of the ECOFIN Council meetings of November 26-27, 2000 and/or June 3, 2003 are implemented, Danka will use its commercially reasonable efforts to maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such directive. The initial paying agents are HSBC Bank plc in London, located at Mariner House, Pepys Street, London EC3N 4DA, the trustee in New York, located at 452 Fifth Avenue, New York, New York 10018 and Dexia Banque Internationale á société anonyme in Luxembourg located at 69, Route d’ Esch L-2953 Luxembourg.

Danka will also maintain a registrar with an office in the Borough of Manhattan, City of New York. Danka will also maintain a transfer agent in each of New York and for so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg. The initial registrar is the trustee. The initial transfer agents are the trustee in New York and Dexia Banque Internationale á société anonyme in Luxembourg. The registrar and the transfer agent in New York and the transfer agent in Luxembourg maintain a register reflecting ownership of certificated notes outstanding from time to time and make payments on and facilitate transfers of certificated notes on the behalf of Danka. Each transfer agent performs the functions of a transfer agent.

Danka may change the paying agents, the registrar or the transfer agents without prior notice to the holders. For so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, Danka will publish a notice of any change of paying agent, registrar or transfer agent in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any notices regarding the notes to be published in Luxembourg will be published in this same manner.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes and fees required by law in connection with such transfer. Danka is not required to transfer or exchange any note selected for redemption. Also, Danka is not required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Additional Amounts and Other Taxes

All payments made by Danka, or a successor thereof, under or with respect to a note, whether or not in the form of a certificated note, or by a Guarantor, or a successor thereof, each a “Payer,” under or with respect to its Subsidiary Guarantee will be made free of and without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of (i) any jurisdiction in which such Payer is then incorporated or otherwise organized, engaged in business or resident for tax purposes or any political subdivision thereof or therein or (ii) any jurisdiction by or through which payment is made or any political subdivision thereof or therein, each, a “Taxing Jurisdiction,” unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof. If the Payer is so required to withhold or deduct any amount, the Payer will pay such additional amounts, the “Additional Amounts,” as may be necessary in order that the net amounts received in respect of such payments by each holder, including Additional Amounts, after such withholding, deduction or imposition will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding, deduction or imposition; provided, however, that no Additional Amounts will be payable with respect to:

(1)	any payments which would not have been imposed but for the holder or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such note being a citizen or resident or national of, or being incorporated in or carrying on a business in or maintaining a permanent establishment in, the relevant Taxing Jurisdiction other than the mere receipt of such payment on, or the ownership or holding of, or the execution, delivery, registration or enforcement of, such note;

(2)	any Taxes that are imposed, deducted or withheld as a result of the failure of the holder of a note or beneficial owner of a note to comply with any written request, made to that holder or beneficial owner at least 60 days before any such imposition, deduction or withholding would be payable by a Payer to (a) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (b) comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such holder or beneficial owner of such note or any payment on such note;

(3)	any Taxes that would not have been so imposed, deducted or withheld if the registered holder had presented the note for payment within 30 days after the date on which such payment became due and payable or the date on which the full amount of the monies had been made available to the paying agent, whichever is later;

(4)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax;

(5)	any Taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to any European Union Directive on the taxation of savings income implementing the proposal for a Directive published by the European Union on July 19, 2001 or otherwise implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, January 21, 2003 and/or June 3, 2003 or any law implementing or complying with or introduced in order to conform to, such Directive;

(6)	any note presented for payment by or on behalf of a holder of a note who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union;

(7)	any Taxes payable otherwise than by deduction or withholding from payments under or with respect to such note or such Subsidiary Guarantee; or

(8)	any combination of items (1) through (7) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the holder of the note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) through (8) inclusive above.

Danka or any Guarantor will pay any stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from the initial execution, delivery or registration of the notes or any Subsidiary Guarantee, the initial resale of the notes by the initial purchaser and the enforcement of the notes or any Subsidiary Guarantee following the occurrence of an Event of Default with respect to the notes.

If Danka or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or any Subsidiary Guarantee, Danka or the relevant Guarantor, as the case may be, will deliver to the trustee on a date which is at least 30 days prior to the date of that payment, unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case Danka or the relevant Guarantor shall notify the trustee promptly thereafter, an officers’ certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to holders on the relevant payment date. Danka or the relevant Guarantor will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.

Danka or the relevant Guarantor will make the required withholdings and deductions and will remit the amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. Danka or the relevant Guarantor will use its reasonable efforts to obtain certified copies of Tax receipts from each Taxing Jurisdiction evidencing the payment of any Taxes so deducted or withheld. Danka or the relevant Guarantor will furnish to the holders, within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by Danka or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

In the event that either Danka or the relevant Guarantor has become, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the notes, any Additional Amounts as a result of certain changes affecting the laws relating to withholding or deduction of Taxes, Danka may redeem all, but not less than all, the notes in accordance with the section described below under the caption “Redemption for Changes in Withholding Taxes.”

Whenever in the indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Subsidiary Guarantees

Danka’s payment obligations under the old notes are, and under the new notes, will be fully and unconditionally guaranteed by the Guarantors. The Subsidiary Guarantees are joint and several obligations of the Guarantors.

Each Subsidiary Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable Subsidiary Guarantee voidable under corporate law or applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including Guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Risks Relating to the Offering—Insolvency and administrative laws could adversely affect your ability to enforce your rights under the notes and the subsidiary guarantees.”

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its assets to, or consolidate, amalgamate or combine with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Danka or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing; and

(2)	either:

(a)	such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation, amalgamation, combination or merger, assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of, in one or more related transactions, all or substantially all of the assets of that Guarantor, including by way of merger, amalgamation, combination, consolidation or otherwise, to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Danka, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of all the Share Capital of a Guarantor to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Danka, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture; or

(3)	if Danka designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to June 15, 2006, Danka may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture at a redemption price of 111% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, on the notes redeemed to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture remains outstanding immediately after the occurrence of such redemption, excluding notes held by Danka and its Subsidiaries; and

(2)	the redemption occurs within 90 days of the date of the closing of any such Equity Offering.

Except pursuant to the preceding paragraph and as set forth below under the caption “—Redemption for Changes in Withholding Taxes,” the notes will not be redeemable at Danka’s option prior to June 15, 2007.

On or after June 15, 2007, Danka may, at its option, redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2007	105.500%
2008	102.750%
2009 and thereafter	100.000%

Redemption for Changes in Withholding Taxes

Danka may redeem the notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ notice, which notice will be irrevocable and given in accordance with the procedures described in “—Notices”, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by Danka for redemption, a “Tax Redemption Date,” and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, and in the case of certificated notes, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof, if, on the next date on which any amount would be payable in respect of the notes, Danka or any Subsidiary Guarantor has or would be required to pay Additional Amounts, and Danka and the relevant Subsidiary Guarantor cannot avoid any such payment obligation by taking reasonable measures available, as a result of:

(1)	any change in, or amendment to, the laws or treaties, or any regulations or rulings promulgated thereunder, of the relevant Taxing Jurisdiction affecting taxation which change or amendment has not been publicly announced as formally proposed before, and which becomes effective on or after, the date of the indenture, or, if the relevant Taxing Jurisdiction has changed since the date of the indenture, the date on which the then current Taxing Jurisdiction became the applicable Taxing Jurisdiction under the indenture; or

(2)	any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction or a change in published practice, which change, amendment, application or interpretation has not been publicly announced as formally proposed before, and becomes effective on or after, the date of the indenture, or, if the relevant Taxing Jurisdiction has changed since the date of the indenture, the date on which the then current Taxing Jurisdiction became the applicable Taxing Jurisdiction under the indenture.

Danka will not give any such notice of redemption earlier than 90 days prior to the earliest date on which Danka would be obligated to make such payment or withholding if a payment in respect of the notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, Danka will deliver to the trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the trustee, such approval not to be unreasonably withheld, to the effect that Danka or the relevant Subsidiary Guarantor cannot avoid any obligation to pay Additional Amounts by taking reasonable measures available and there has been such change or amendment which would entitle Danka to redeem the notes hereunder.

Mandatory Redemption

Danka is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, and Danka does not redeem the notes as described under the caption “—Optional Redemption” within 90 days after the Change of Control, each holder of notes will have the right to require Danka to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Danka will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the notes repurchased, to the applicable date of repurchase. Within 30 days following any Change of Control, Danka will mail a notice to each registered holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in the notice. Danka will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Danka will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict. If, and for so long as, the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Danka will publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

On the Change of Control Payment Date, Danka will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agents an amount in total equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Danka.

The paying agents will promptly mail to each registered holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Danka will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Danka to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Danka repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Danka will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Danka and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Danka and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Danka to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Danka and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Danka will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Danka, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Share Capital issued, sold or otherwise disposed of;

(2)	the Fair Market Value is determined by Danka’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee with respect to any Asset Sale determined to have a Fair Market Value greater than $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof; and

(3)	at least 75% of the consideration received in the Asset Sale by Danka or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Danka’s most recent consolidated balance sheet, of Danka or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Danka or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by Danka or any such Restricted Subsidiary from such transferee that are converted by Danka or such Restricted Subsidiary into cash or Cash Equivalents within 90 days, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Danka may, at its option and to the extent Danka elects, apply those Net Proceeds:

(1)	to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, provided that any such reduction shall not reduce the amount available for incurrence under clause (1)(b), but shall reduce the amount available for incurrence under clause (1)(a), in each case, of the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares”;

(2)	to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business;

(3)	to make a capital expenditure;

(4)	to acquire other long-term assets that are used or useful in a Permitted Business; or

(5)	any combination of the foregoing;

provided that Danka will be deemed to have complied with clause (2) or (4) of this paragraph if, within 365 days of such Asset Sale, Danka shall have entered into, and not abandoned or rejected, a binding agreement with respect to an acquisition, expenditure or Investment, in compliance with clause (2) or (4) of this paragraph, and that acquisition, expenditure or Investment is thereafter completed within 455 days after the date of such Asset Sale.

Pending the final application of any Net Proceeds, Danka may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, Danka will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Amounts, if any, on the notes to be purchased or redeemed, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Danka may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Danka will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Danka will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

The agreements governing Danka’s other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require Danka to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Danka. Finally, Danka’s ability to pay cash to the holders of notes upon a repurchase may be limited by Danka’s then existing financial resources. See “Risk Factors—Risks Relating to the Offering—We may be unable to repurchase the notes if we experience a change of control or generate excess cash flow.”

Excess Cash Flow

If, for any fiscal year of Danka commencing with the fiscal year ending March 31, 2004, there is Excess Cash Flow in an amount in excess of $5.0 million, Danka will make an Excess Cash Flow Offer in cash to holders of the notes to purchase the maximum principal amount of the notes that may be repurchased with the Excess Cash Flow Amount. The offer price in any Excess Cash Flow Offer will be equal to 101% of the aggregate principal amount of the notes to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the notes to be repurchased, to the applicable date of repurchase. If any Excess Cash Flow remains after consummation of the repurchase of notes contemplated by an Excess Cash Flow Offer, Danka may use such Excess Cash Flow for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered by holders of the notes in connection with such Excess Cash Flow Offer exceeds the applicable Excess Cash Flow Amount, the trustee will select the notes to be purchased on a pro rata basis. Within 30 days of the earlier to occur of (a) the day on which Danka’s fiscal year end financial statements are publicly filed or (b) 90 days after the end of Danka’s fiscal year, to the extent an Excess Cash Flow Offer is required to be made by Danka, Danka will mail a notice to each registered holder offering to repurchase notes pursuant to any Excess Cash Flow Offer for such fiscal year, and the date of repurchase will be no earlier than 30 days and no later than 45 days from the date such notice is mailed. Any Excess Cash Flow Offer will be made pursuant to the procedures set forth in the indenture which shall be substantially similar to the repurchase procedures set forth under the subheading “—Repurchase at the Option of Holders—Change of Control.”

Prior to the date of repurchase with respect to any Excess Cash Flow Offer, Danka may temporarily reduce revolving credit borrowings or otherwise invest such Excess Cash Flow Amount in any manner that is not prohibited by the indenture.

Danka will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow provisions of the indenture, Danka will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Excess Cash Flow provisions of the indenture by virtue of such conflict.

The Credit Agreement may restrict or prohibit Danka from purchasing any notes, and any future credit agreements or other agreements to which Danka becomes a party may contain similar restrictions, prohibitions and provisions. In the event that the repurchase of notes is required under the indenture pursuant to an Excess Cash Flow Offer at a time when Danka is prohibited from purchasing notes, Danka could seek the consent of the lenders under such agreements to the purchase of notes or could attempt to refinance the obligations or borrowings that contain such prohibition. If Danka does not obtain such a consent or refinance such obligations or borrowings, Danka will be prohibited from purchasing any notes pursuant to an Excess Cash Flow Offer. In such case, Danka’s failure to purchase tendered notes in connection with an Excess Cash Flow Offer would constitute an Event of Default under the indenture which would, in turn, likely constitute a default or event of default under such agreements.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $1,000 or less may be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each registered holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

For notes which are represented by global certificates held on behalf of DTC, Euroclear or Clearstream, notices may be given by delivery of the relevant notices to DTC, Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid publication. So long as any notes are listed on the Luxembourg Stock Exchange and its rules so require, any such notice to the holders of the relevant notes shall also be published in a newspaper having a general circulation in Luxembourg, which is expected to be the Luxemburger Wort, and, in connection with any redemption, Danka will notify the Luxembourg Stock Exchange of any change in the principal amount of notes outstanding.

Certain Covenants

Restricted Payments

Danka will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Danka’s or any of its Restricted Subsidiaries’ Share Capital, including, without limitation, any payment in connection with any consolidation, amalgamation, combination or merger involving Danka or any of its Restricted Subsidiaries, or to the direct or indirect holders of Danka’s or any of its Restricted Subsidiaries’ Share Capital in their capacity as such, other than dividends or distributions payable in Share Capital, other than Disqualified Shares, or to Danka or a Restricted Subsidiary of Danka;

(2)	purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any consolidation, amalgamation, combination or merger involving Danka, any Share Capital of Danka or any direct or indirect parent of Danka;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Danka or a Restricted Subsidiary of Danka that is subordinated by its terms in right of payment to the notes or the Subsidiary Guarantees, except (1) payments on or with respect to our zero coupon senior subordinated notes due 2004 and (2) payments of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment, all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments,”

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)	Danka would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified or Preference Shares;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Danka and its Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next succeeding paragraph, is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Danka for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Danka’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus

(b)	100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by Danka since the date of the indenture as a contribution to its share capital or from the issue or sale of Share Capital of Danka, other than Disqualified Shares, or from the issue or sale of convertible or exchangeable Disqualified Shares or convertible or exchangeable debt securities of Danka that have been converted into or exchanged for such Share Capital, other than Share Capital, Disqualified Shares or debt securities sold to a Subsidiary of Danka, plus

(c)

to the extent that any Restricted Investment that was made after the date of the indenture is sold or otherwise liquidated or repaid, or the Person in whom such Restricted Investment was made subsequently becomes a Restricted Subsidiary of Danka, the lesser of (i) the cash plus the Fair Market

Value of any assets other than cash received upon the sale, liquidation or repayment of such Restricted Investment, less the cost of disposition, if any, or the cash plus the Fair Market Value of any assets other than cash held by such Person on the date it becomes a Restricted Subsidiary of Danka, as applicable, and (ii) the initial amount of such Restricted Investment, plus

(d)	to the extent that any Unrestricted Subsidiary of Danka is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Danka’s and its Restricted Subsidiaries’ Investment in such Subsidiary as of the date of such redesignation and (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(e)	50% of any dividends received by Danka or a Restricted Subsidiary of Danka that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Danka, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Danka for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Danka or any Restricted Subsidiary of Danka or of any Share Capital of Danka or any direct or indirect parent of Danka in exchange for, or out of the net cash proceeds of (a) the substantially concurrent sale, other than to a Restricted Subsidiary of Danka, of Share Capital of Danka or, in the case of any redemption, repurchase, retirement, defeasance or other acquisition of any Share Capital of any direct or indirect parent of Danka, any direct or indirect parent of Danka, in each case, other than Disqualified Shares, or (b) contributions to Danka’s Share Capital, other than by a Restricted Subsidiary of Danka; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Investment, redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3)	the payment, defeasance, redemption, repurchase, retirement or other acquisition for value of (a) subordinated Indebtedness of Danka or any Restricted Subsidiary of Danka with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or Permitted Disqualified Shares or (b) any Disqualified Shares of Danka in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Permitted Disqualified Shares or Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of Danka to the holders of its Share Capital on a pro rata basis;

(5)	the redemption, repurchase, retirement or other acquisition for value of any Share Capital of Danka or any direct or indirect parent of Danka held by (a) any current or former member of Danka’s, any direct or indirect parent of Danka’s or any of Danka’s Restricted Subsidiaries’ management pursuant to any management equity subscription agreement or stock option agreement or (b) any employee, former employee, director or former director of Danka, any direct or indirect parent of Danka or any of Danka’s Restricted Subsidiaries; provided, however, that the aggregate price paid for all such redeemed, repurchased, retired or acquired Share Capital in any calendar year may not exceed the lesser of (i) the sum of (x) $2.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, and (y) the aggregate amount of Restricted Payments permitted, but not made, pursuant to this clause (5) in prior calendar years and (ii) $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

(6)	repurchases of Share Capital deemed to occur upon the exercise of stock options if such Share Capital represents a portion of the exercise price thereof;

(7)

payments or distributions to dissenting shareholders pursuant to applicable law or pursuant to or in connection with a consolidation, combination, amalgamation, merger or transfer of assets that complies with the provisions of the indenture applicable to consolidations, combinations, amalgamations, mergers and transfers of all or substantially all assets, as the case may be;

(8)	any purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees pursuant to the provisions of such Indebtedness upon a change of control or an asset sale; provided that, prior to such purchase, redemption, retirement, defeasance or acquisition, Danka shall have made the Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the notes as required by the indenture, and Danka shall have repurchased all notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer; and

(9)	any other Restricted Payments in an aggregate amount not to exceed $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, since the date of the indenture;

provided that with respect to clauses (5), (8) and (9) above, no Default or Event of Default shall have occurred and be continuing or would be caused thereby.

In determining whether any Restricted Payment is permitted by the covenant described above, Danka may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (9) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph under the “Restricted Payments” heading above; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the covenant described above.

The amount of all Restricted Payments, other than cash, will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Danka or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Danka, whose resolution with respect thereto will be delivered to the trustee with respect to any assets or securities that are required to be valued by this covenant that are determined to have a Fair Market Value greater than $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof. Not later than the date of making any Restricted Payment that exceeds $5.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, Danka will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares

Danka will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, collectively, “incur,” any Indebtedness, including Acquired Debt, and Danka will not issue any Disqualified Shares and will not permit any of its Restricted Subsidiaries to issue any preference shares; provided, however, that Danka may incur Indebtedness, including Acquired Debt, or issue Disqualified Shares and the Guarantors may incur Indebtedness or issue preference shares, if the Fixed Charge Coverage Ratio for Danka’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Shares or preference shares are issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Shares or preference shares had been issued, as the case may be, at the beginning of such four-quarter period; provided that if such Indebtedness to be incurred constitutes Senior Debt, the Senior Debt to Cash Flow Ratio shall be less than 3.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if such Senior Debt had been incurred at the beginning of such four-quarter period.

This covenant will not prohibit the incurrence or issuance of any of the following items, collectively, “Permitted Debt”:

(1)	the incurrence by Danka or any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Danka and its Restricted Subsidiaries thereunder, not to exceed the greater of:

(a)	$75.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof; provided that such amount shall be reduced by the face amount of any accounts receivable sold, conveyed or transferred to any Receivables Subsidiary or in connection with any Qualified Receivables Transaction; provided further that such amount shall further be reduced by the aggregate amount of all Net Proceeds of Asset Sales applied by Danka or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and to effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” and

(b)	the amount of the Borrowing Base as of the date of such incurrence;

(2)	the incurrence by Danka and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Danka and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture, the Exchange Notes and the related subsidiary guarantees to be issued pursuant to the registration rights agreement and any Subsidiary Guarantee issued after the date of the indenture pursuant to the terms of the indenture;

(4)	the incurrence by Danka or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property, plant or equipment used in the business of Danka or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) 1% of Danka’s Total Assets and (b) $10.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, at any time outstanding;

(5)	the incurrence by Danka or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (16) of this paragraph;

(6)	the incurrence by Danka or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Danka and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Danka or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Danka, or any Subsidiary Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Share Capital that results in any such Indebtedness being held by a Person other than Danka or a Restricted Subsidiary of Danka and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Danka or a Restricted Subsidiary of Danka will be deemed, in each case, to constitute an incurrence of such Indebtedness by Danka or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by Danka or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes;

(8)	the Guarantee by Danka or any of its Restricted Subsidiaries of Indebtedness of Danka or a Restricted Subsidiary of Danka that is not prohibited to be incurred by another provision of this covenant;

(9)	the incurrence by Danka or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business solely in respect of performance, bid, surety, appeal and similar bonds, completion or performance guarantees or standby letters of credit issued for the purpose of supporting workers’ compensation liabilities of Danka or any of its Restricted Subsidiaries, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

(10)	the incurrence of Indebtedness arising from agreements of Danka or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary;

(11)	Indebtedness of Danka or a Restricted Subsidiary of Danka owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Danka or a Restricted Subsidiary of Danka, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(12)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two business days of its incurrence;

(13)	the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Danka or to any Restricted Subsidiary of Danka or their assets, other than such Receivables Subsidiary and its assets and, as to Danka or any Subsidiary of Danka, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions, and is not guaranteed by Danka or any other Restricted Subsidiary of Danka;

(14)	the incurrence of Indebtedness by Non-Guarantor Subsidiaries in connection with factoring or other receivables financing transactions in an aggregate principal amount at any time outstanding under this clause (14) not to exceed $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

(15)	the issuance of preference shares of a Restricted Subsidiary of Danka issued to Danka or another Restricted Subsidiary of Danka; provided that any subsequent issuance or transfer of Share Capital that results in any such preference shares being held by a Person other than Danka or a Restricted Subsidiary of Danka and any sale or other transfer of any such preference shares to a Person that is not either Danka or a Restricted Subsidiary of Danka will be deemed to constitute an issuance of such preference shares that was not permitted by this clause (15);

(16)	the incurrence or issuance by Danka or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Shares or preference shares in an aggregate principal amount, accreted value, face amount or liquidation preference, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (a) $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof and (b) 2.5% of Danka’s Total Assets.

Danka will not incur any Indebtedness, including Permitted Debt, that is contractually subordinated by its terms in right of payment to any other Indebtedness of Danka unless such Indebtedness is also contractually subordinated by its terms in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Danka will be deemed to be contractually subordinated in right of payment by its terms to any other Indebtedness of Danka solely by virtue of being unsecured.

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Danka, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or to later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Shares or preference shares in the form of additional shares of the same class of Disqualified Shares or preference shares will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Shares or preference shares for purposes of this covenant. In addition, Indebtedness arising from the reclassification, if any, of Danka’s outstanding 6.5% convertible participating shares as Indebtedness shall not be deemed to be Indebtedness for purposes of this covenant.

Sale and Leaseback Transactions

Danka will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Danka or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	Danka or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;” and

(2)	the transfer of assets in that sale and leaseback transaction is permitted by, and Danka applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Liens

Danka will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Danka will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Share Capital to Danka or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Danka or any of its Restricted Subsidiaries;

(2)	make loans or advances to Danka or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Danka or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings,

replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes, the Exchange Notes, the Subsidiary Guarantees and the Guarantees of the Exchange Notes;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Share Capital of a Person acquired by Danka or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred, or such Share Capital was issued, in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Acquired Debt, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of all or substantially all of the Share Capital or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness or Permitted Disqualified Shares, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness or Permitted Disqualified Shares are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness or Disqualified Shares being refinanced;

(9)	Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to clauses (4), (14) or (16) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares;”

(10)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)	other encumbrances and restrictions in effect on the date of the indenture;

(14)	Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary;

(15)	Indebtedness or other contractual requirements of a Non-Guarantor Subsidiary in connection with factoring or other receivables financing transactions; provided that such restrictions only apply to such Non-Guarantor Subsidiary; and

(16)	any encumbrance or restriction of the type referred to in clauses (1) through (3) of the first paragraph under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” imposed by any extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement, contract, instrument or obligation referred to in clauses (1) through (15) above that is not materially more restrictive, taken as a whole, than the encumbrance or restriction imposed by the applicable predecessor agreement, contract, instrument or obligation.

Merger, Consolidation or Sale of Assets

Danka may not, directly or indirectly: (1) consolidate, amalgamate, combine or merge with or into another Person whether or not Danka is the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of Danka and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Danka is the surviving corporation; or (b) the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than Danka, or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of England and Wales, Luxembourg, the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than Danka, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Danka under the notes, the indenture and the registration rights agreement, and causes the Guarantors to reaffirm their respective obligations under the Subsidiary Guarantees, in each case pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	Danka or the Person formed by or surviving any such consolidation, amalgamation, combination or merger, if other than Danka, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares;” provided, however, that this clause (4) does not apply if, in the good faith determination of the Board of Directors of Danka, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the place of organization of Danka and any such transaction shall not have as one of its purposes the evasion of the foregoing limitation; and

(5)	such transactions will not result in Danka or the Person formed by or surviving any such transactions, if other than Danka, or to which such sale, assignment, transfer, conveyance or other disposition has been made, being required to make any deduction or withholding on account of Taxes as described above under the captions “—Redemption for Changes in Withholding Taxes” and “—Additional Amounts” from any payment under or in respect of the notes that Danka would not have been required to make had such transactions not occurred.

In addition, Danka may not, directly or indirectly, lease all or substantially all of the assets of Danka and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

Clause (4) of this “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, lease, transfer, conveyance or other disposition of assets between or among Danka and any of its Restricted Subsidiaries.

In the case of any such consolidation, amalgamation, combination or merger or sale, assignment, transfer, conveyance or other disposition of all or substantially all of Danka’s assets, a notice will be published in Luxembourg. See “—Notices.”

Transactions with Affiliates

Danka will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an “Affiliate Transaction,” unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Danka or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Danka or such Restricted Subsidiary with an unrelated Person; and

(2)	Danka delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, an opinion as to the fairness to Danka of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment, service or termination agreement entered into by Danka or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	transactions between or among Danka and/or its Restricted Subsidiaries;

(3)	transactions with a Person that is an Affiliate of Danka solely because Danka owns Share Capital in, or controls, such Person;

(4)	sales or issuances of Share Capital, other than Disqualified Shares, to Affiliates or employees of Danka or its Subsidiaries;

(5)	Restricted Payments that are not prohibited by the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments;

(6)	reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of Danka or any Subsidiary of Danka, as determined by the Board of Directors of Danka or of any such Subsidiary;

(7)	advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(8)	transactions with customers, joint venture partners, clients and suppliers, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to Danka or any of its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Danka or such Restricted Subsidiary;

(9)	transactions effected as part of a Qualified Receivables Transaction or in connection with factoring or other receivables financing transactions on the part of a Non-Guarantor Subsidiary; and

(10)	transactions pursuant to any arrangement, contract or agreement in existence on the date of the indenture.

Additional Subsidiary Guarantees

If Danka or any of its Restricted Subsidiaries acquires or creates another Subsidiary, other than a Receivables Subsidiary or a Non-Guarantor Subsidiary, after the date of the indenture, then that newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 20 business days of the date on which it was acquired or created; provided, that any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture shall not be required to become a Guarantor so long as it continues to constitute an Unrestricted Subsidiary.

Furthermore, if any Subsidiary of Danka, other than a Receivables Subsidiary, ceases to be a Non-Guarantor Subsidiary at any time, such Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel reasonably satisfactory to the trustee within 20 business days of the date on which it ceases to be a Non-Guarantor Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Danka may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Danka and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or Permitted Investments, as determined by Danka. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Listing

Danka will use its best efforts to maintain the listing of the notes on the Luxembourg Stock Exchange for so long as such notes are outstanding; provided that if at any time Danka determines that it can no longer reasonably comply with the requirements for listing the notes on the Luxembourg Stock Exchange or if maintenance of such listing becomes unduly onerous, it will obtain prior to the delisting of the notes on the Luxembourg Stock Exchange, and thereafter use its best efforts to maintain, a listing of such notes on such other “recognised stock exchange” as defined in Section 841 of the Income and Corporation Taxes Act 1988 of the United Kingdom.

Business Activities

Danka will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Danka and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Danka will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC’s rules and regulations, so long as any notes are outstanding, Danka will furnish to the registered holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Danka were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Danka were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Danka’s consolidated financial statements by Danka’s certified independent accountants. In addition, Danka will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

If, at any time, Danka is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Danka will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Danka agrees that it will not take any action for the purpose of causing the SEC to not accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Danka’s filings for any reason, Danka will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Danka were required to file those reports with the SEC.

In addition, Danka and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If Danka has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries collectively have assets in excess of $1.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations or Operating and Financial Review and Prospects, of the financial condition and results of operations of Danka and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Danka.

So long as the notes are listed on the Luxembourg Stock Exchange, all reports referred to in this section will be available at the offices of the paying agent in Luxembourg.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 consecutive days in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by Danka or any of its Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by Danka or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Danka or any of its Restricted Subsidiaries, or the payment of which is Guaranteed by Danka or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, a “Payment Default”; or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or more;

(6)	failure by Danka or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8)	certain events of bankruptcy, administration, administrative receivership, composition, insolvency or liquidation described in the indenture with respect to Danka, any of Danka’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Danka’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from specified events of bankruptcy, administration, administrative receivership, composition, insolvency or liquidation with respect to Danka, any of Danka’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Danka’s Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal, interest, Liquidated Damages or Additional Amounts.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest, Liquidated Damages or Additional Amounts on, or the principal of, the notes.

Danka is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Danka is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of Danka or any Guarantor, as such, will have any liability for any obligations of Danka or the Guarantors under the notes, the Exchange Notes, the indenture, the Subsidiary Guarantees or the Guarantees of the Exchange Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes or Exchange Notes by accepting a note or Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Legal Defeasance and Covenant Defeasance

Danka may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees, “Legal Defeasance”, except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, Liquidated Damages, if any, and Additional Amounts, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Danka’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Danka’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, Danka may, at its option and at any time, elect to have the obligations of Danka and the Guarantors released with respect to specified covenants that are described in the indenture, “Covenant Defeasance”, and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including  non-payment, bankruptcy, administration, administrative receivership, composition, insolvency or liquidation events, described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Danka must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, Liquidated Damages, if any, and Additional Amounts, if any, on, the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Danka must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, Danka has delivered to the trustee:

(A)	an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) Danka has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(B)	an opinion of counsel in the United Kingdom reasonably acceptable to the trustee or a ruling from the Inland Revenue of the United Kingdom confirming that (a) the holders of the outstanding notes will not recognize income, gain or loss for UK income tax or other UK tax purposes as a result of such deposit and Legal Defeasance and will be subject to UK income tax and other UK tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred, and, for the purposes of such opinion, such counsel shall assume that the holders of the notes include holders who are not resident in the United Kingdom and (b) payments from the defeasance trust will be free and exempt from any and all withholdings and deductions of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision of, or any authority in or of, the United Kingdom having the power to tax;

(3)	in the case of Covenant Defeasance, Danka has delivered to the trustee:

(A)	an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(B)	an opinion of counsel in the United Kingdom reasonably acceptable to the trustee or a ruling from the Inland Revenue of the United Kingdom confirming that (a) the holders of the outstanding notes will not recognize income, gain or loss for UK income tax or other UK tax purposes as a result of such deposit and Covenant Defeasance and will be subject to UK income tax and other United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred, and, for the purposes of such opinion, such counsel shall assume that the holders of the notes include holders who are not resident in the United Kingdom and (b) payments from the defeasance trust will be free and exempt from any and all withholdings and deductions of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision of, or any authority in or of, the United Kingdom having the power to tax;

(4)	no Default or Event of Default has occurred and is continuing either on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Danka or any of its Subsidiaries is a party or by which Danka or any of its Subsidiaries is bound;

(6)	Danka must deliver to the trustee an officers’ certificate stating that the deposit was not made by Danka with the intent of preferring the holders of notes over the other creditors of Danka with the intent of defeating, hindering, delaying or defrauding creditors of Danka or others; and

(7)	Danka must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the Guarantees or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”;

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, Liquidated Damages or Additional Amounts, if any, on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium Liquidated Damages, if any, or Additional Amounts, if any, on the notes;

(7)	waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”;

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Danka, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Danka’s obligations to holders of notes in the case of a consolidation, amalgamation, combination or merger or sale of all or substantially all of Danka’s assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(6)	to conform the text of the indenture, the Subsidiary Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees or the notes;

(7)	to evidence and provide for the acceptance of appointment of a successor trustee;

(8)	to provide for the issuance of additional notes in accordance with the indenture; or

(9)	to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the notes.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

For so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, notice of any such amendment, supplement or waiver will be published in Luxembourg. See “—Notices.”

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Danka, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Danka or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, Liquidated Damages and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Danka or any Guarantor is a party or by which Danka or any Guarantor is bound;

(3)	Danka or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Danka has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Danka must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Judgment Currency

Any payment on account of an amount that is payable in dollars, the “Required Currency,” which is made to or for the account of any holder or the trustee in lawful currency of any other jurisdiction, the “Judgment Currency,” whether as a result of any judgment or order or the enforcement thereof or the liquidation of Danka or any Guarantor, shall constitute a discharge of Danka or the Guarantor’s obligation under the indenture and the notes, as the case may be, only to the extent of the amount of the Required Currency which such holder or the trustee, as the case may be, could purchase in the New York foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such holder or the trustee, as the case may be, Danka shall indemnify and hold harmless the holder or the trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in the indenture or the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Concerning the Trustee

If the trustee becomes a creditor of Danka or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Luxembourg Stock Exchange Listing

The old notes have been listed on the Luxembourg Stock Exchange. Application has been made to list the new notes on the Luxembourg Stock Exchange. The legal notice relating to the issuance of the new notes and the Articles of Association of Danka will be registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the notes are listed on the Luxembourg Stock Exchange, and for so long as the notes so require, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. Danka has initially designated Dexia Banque Internationale a sociéte anonyme as its agent for those purposes. The address of Dexia Banque Internationale a is 69, Route d’ Esch L-2953 Luxembourg.

Notices

All notices to the holders will be valid if published in a leading English language daily newspaper published in London and a leading English language daily newspaper published in New York City or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the trustee may approve and, so long as the notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg approved by the trustee. Any notice will be deemed to have been given on the date of publication or, if so published more than once on different dates, on the date of first publication. It is expected that publication will normally be made in the Financial Times, the Wall Street Journal and, so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, the Luxemburger Wort. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the trustee may approve.

Governing Law

The indenture and the notes are governed by the laws of the State of New York.

Consent to Service

Under the indenture and the registration rights agreement, Danka and the non-U.S. Guarantors have irrevocably appointed Danka Office Imaging Company as agent for service of process in any suit, action or proceeding arising out of or relating to the indenture, the registration rights agreement, the notes, the Subsidiary Guarantees, the Exchange Notes or the Guarantees of the Exchange Notes for actions brought under U.S. federal or state securities laws in any U.S. federal or state court located in The City of New York and submit to such jurisdiction.

Exchange Controls

Danka and U.K. Guarantors

There are currently no limitations, either under English law or in the Articles of Association of Danka, on the rights of non-resident holders of the notes to hold or vote the notes. In addition, there are currently no English foreign exchange control restrictions on the remittance of interest and other payments on the notes and the subsidiary guarantees of the U.K. guarantors to non-resident holders of the notes.

Australian Guarantors

Neither the corporate Constitution of any of the Australian guarantors nor the laws of the Commonwealth of Australia or any of its political subdivisions contain any limitations on the rights of non-residents or foreign holders of the notes to hold or vote, to the extent applicable, the guarantees of the Australian Guarantors.

The laws of the Commonwealth of Australia or any of its political subdivisions do not restrict the payment of interest or other payments to non-resident holders of the notes for the guarantees of the Australian guarantors except where such payments may be restricted by the Reserve Bank of Australia under the Banking (Foreign Exchange) Regulations 1959 (Cth).

The Reserve Bank of Australia may, from time to time, restrict foreign currency transactions with certain foreign countries, governments and authorities and their agencies or nationals or property, securities or funds belonging directly or indirectly to such persons pursuant to the Banking (Foreign Exchange) Regulations. At present, the specific approval of the Reserve Bank of Australia must be obtained in connection with certain transfers of funds or payments to, by the order of, or on behalf of, and certain transactions involving, directly or indirectly:

•	the consulates and embassies in Australia of the former Federal Republic of Yugoslavia and named supporters of Slobodan Milosevic, and

•	certain named ministers and senior officials of the Government of Zimbabwe.

Australia is a signatory to the Charter of the United Nations (Sanctions—Afghanistan) Regulations 2001 which implements, in Australia, the financial measures required by United Nations Resolution 1267, 1333 and 1390 by requiring the freezing of funds and assets of persons and entities identified by the Minister for Foreign Affairs as being associated with terrorism and prohibits transactions with these persons and entities, including transfer of funds. Australia’s obligations under the United Nations Security Council Resolution 1483 to freeze any financial assets of the previous Iraqi regime and to make such assets available for a Development Fund for Iraq are implemented under the Iraq (Reconstruction and Repeal of Sanctions) Regulations.

Canadian Guarantors

At present, there are no Canadian foreign exchange controls or other restrictions on the export or import of capital or on the payment of dividends, in each case, to non-resident holders of the notes for the guarantees of the Canadian guarantors. In addition, there are, at present, no restrictions under the articles of incorporation of any of the Canadian guarantors or under Canadian law that limit the right of non-resident or foreign owners to hold or vote, to the extent applicable, the guarantees of the Canadian Guarantors.

Luxembourg Guarantor

Under the laws of Luxembourg, there are no limitations on the ability of non-resident owners to hold or vote, to the extent applicable, the guarantee of the Luxembourg guarantor. Additionally, there are no Luxembourg governmental laws, decrees or regulations affecting the remittance of interest and other payments to non-resident holders of the notes for the guarantee of the Luxembourg guarantor.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Danka Business Systems PLC, 11101 Roosevelt Boulevard, St. Petersburg, Florida 33716, Attention: General Counsel.

So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies, current and future, of all of our annual audited consolidated and unconsolidated financial statements, our unaudited consolidated interim quarterly financial statements and the prospectus may be obtained, free of charge, during normal business hours at the offices of the paying agent in Luxembourg.

Book-Entry, Delivery and Form

The new notes will be represented by one or more notes in registered global form, without interest coupons attached. On the date of closing of the exchange offer, these global notes, or the Global Notes, will be deposited with The Depository Trust Company, or DTC, in New York, New York, or remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Danka takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Danka that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its direct participants. The participants include securities brokers and dealers, including banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, collectively, the indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the direct participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised Danka that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of direct participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC, with respect to the direct participants, or by the direct participants and the indirect participants, with respect to other owners of beneficial interest in the Global Notes.

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations, including Euroclear and Clearstream, which are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of themselves or indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, premium, if any, and Additional Amounts, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Danka and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Danka, the trustee nor any agent of Danka or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised Danka that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants, the trustee or Danka. Neither Danka nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and Danka and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and DTC participants acting on behalf of Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of DTC participants acting on behalf of Euroclear or Clearstream, as the case may be;

however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels or Luxembourg time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to the respective DTC participant acting on its behalf to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the DTC participants acting on behalf of Euroclear or Clearstream.

DTC has advised Danka that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers  of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Danka nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form, or Certificated Notes, if:

(1)	DTC notifies Danka that it is unwilling or unable to continue as depository for the Global Notes or has ceased to be a clearing agency registered under the Exchange Act and, in either case, Danka fails to appoint a successor depository;

(2)	Danka, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository, in accordance with its customary procedures.

Redemption of the Global Notes

In the event the Global Notes are, or any portion thereof is, redeemed, DTC will redeem an equal amount of the book-entry interests in any such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by DTC in connection with the redemption of such Global Note or any portion thereof. We understand that, under existing practices of DTC, if fewer than all of the new notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate; provided, however, that no book-entry interest of $1,000 principal amount or less may be redeemed in part.

Same Day Settlement and Payment

Danka will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Additional Amounts, if any, by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Danka will make all payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Danka expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant DTC participant acting on behalf of Euroclear or Clearstream, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. DTC has advised Danka that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is consolidated, amalgamated, combined or otherwise merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating, amalgamating, combining or otherwise merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, to the extent of the Fair Market Value of such asset where the Indebtedness so secured is not the Indebtedness of such Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than Danka or any of its Subsidiaries) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Danka or any of its Subsidiaries solely by reason of such Investment.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Danka and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Share Capital by any of Danka’s Restricted Subsidiaries or the sale of Share Capital in any of its Restricted Subsidiaries, other than the issuance or sale of directors’ qualifying shares.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	in the case of either clause (1) or (2) above, any single transaction or series of related transactions that involve (a) assets having a Fair Market Value of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, or (b) Net Proceeds of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof;

(2)	a transfer of assets or rights by Danka to a Restricted Subsidiary of Danka or by a Restricted Subsidiary of Danka to Danka or another Restricted Subsidiary of Danka;

(3)	an issuance of Share Capital by a Restricted Subsidiary of Danka to Danka or to another Restricted Subsidiary of Danka;

(4)	the sale, lease or license of equipment, inventory, intellectual property or accounts receivable in the ordinary course of business;

(5)	the sale or other disposition of cash, Cash Equivalents or other marketable securities;

(6)	a Restricted Payment that is not prohibited by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7)	sales, conveyances or other transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (7), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Danka entered into as part of a Qualified Receivables Transaction;

(8)	transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction”, or a fractional undivided interest therein, by a Receivables Subsidiary in a Qualified Receivables Transaction;

(9)	sales, conveyances or other transfers of accounts receivables and related assets, or fractional undivided interests therein, by a Non-Guarantor Subsidiary in connection with factoring or other receivables financing transactions by such Non-Guarantor Subsidiary in conjunction with an incurrence of Indebtedness under clause (14) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares;” provided that each such sale, conveyance or other transfer shall be subject to clause (1) of the first paragraph of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(10)	the sale, exchange or other disposition of assets, property or equipment that has become obsolete, damaged, worn out or unsuitable for use in connection with the business of Danka or any Restricted Subsidiary of Danka;

(11)	the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(12)	the lease, assignment or sublease of any real or personal property in the ordinary course of business; and

(13)	the granting of Liens not prohibited by the indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person,” as that term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a company or corporation, the board of directors of the company or corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)	75% of the face amount of all accounts receivable owned by Danka and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; provided, however, that any accounts receivable owned by a Receivables Subsidiary, or which Danka or any of its Subsidiaries has agreed to sell or transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount; plus

(2)	50% of the book value of all inventory, net of reserves, owned by Danka and its Subsidiaries as of the end of the most recent fiscal quarter preceding such date; minus

(3)	the aggregate amount of trade payables of Danka and its Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(1)	United States dollars and currency of any member state of the European Union;

(2)	securities, or certificates representing an interest in such securities, issued or directly and fully guaranteed or insured by the United States government, including any agency or instrumentality thereof, or the government of a member state of the European Union, including any agency or instrumentality thereof, as the case may be;

(3)	time deposit accounts, certificates of deposit, money market deposits and bankers’ acceptances with maturities of 12 months or less from the date of acquisition and overnight bank deposits, issued by, or deposited with, a bank or trust company which is organized under the laws of a member state of the European Union or of the United States or any state thereof; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $200.0 million, or the foreign currency equivalent thereof as of the date of such investment, and whose long-term debt is rated “A-3” or higher by Moody’s Investors Service, Inc. or “A-” or higher by Standard and Poor’s Ratings Group or the equivalent rating category or another internationally recognized rating agency;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition;

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and

(7)	in the case of any Non-Guarantor Subsidiary:

(a)	direct obligations of the sovereign nation, or any agency thereof, in which such Non-Guarantor Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof; or

(b)	investments of the type and maturity described in clauses (1) through (6) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

provided that the aggregate amount of any obligations and investments that are at any time outstanding pursuant to this clause (7) shall not exceed the U.S. dollar equivalent of $5.0 million.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, transfer, conveyance or other disposition, other than by way of merger, amalgamation, combination or consolidation, in one or a series of related transactions, of all or substantially all the assets of Danka and its Restricted Subsidiaries taken as a whole to any “person”, as that term is used in Section 13(d)(3) of the Exchange Act, other than a Principal or a Related Party of a Principal or other than to effect a Change of Domicile;

(2)	the shareholders of Danka shall have approved a plan relating to the liquidation or dissolution of Danka, other than to effect a Change of Domicile;

(3)	the consummation of any transaction, including, without limitation, any merger, amalgamation, combination or consolidation, the result of which is that any “person,” as defined above, other than a Principal or a Related Party of a Principal, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Danka, measured by voting power rather than number of shares; provided, however that the creation of a holding company to own all of the Share Capital of Danka will not be deemed to constitute a Change of Control under this clause (3) if, immediately after consummation of such transaction, the holders of the Share Capital of such holding company are the same as the holders of the Share Capital of Danka immediately before such transaction and the percentage holdings of such holders is unaffected by the creation of such holding company;

(4)	the first day on which a majority of the members of the Board of Directors of Danka are not Continuing Directors; or

(5)	Danka consolidates, amalgamates, combines or merges with or into, any Person, or any Person consolidates with, or merges with or into, Danka, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Danka or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Danka outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Shares, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person, immediately after giving effect to such issuance.

“Change of Domicile” means a transaction or series of related transactions, including without limitation (1) a merger, amalgamation, combination or consolidation of Danka with or into another Person, (2) the acquisition of all the Share Capital of Danka or (3) the sale, transfer, conveyance or other disposition of all or substantially all the assets of Danka and its Restricted Subsidiaries taken as a whole to another Person, the sole purpose of which is to reincorporate Danka in a jurisdiction other than England and Wales or organize a successor entity to Danka in a jurisdiction other than England and Wales.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations as included in interest expense per GAAP, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash items, excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

(5)	the Net Income of any Guarantor excluded from Consolidated Net Income pursuant to clause (2) of the definition thereof; minus

(6)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

(7)	the payment of dividends on Danka’s existing 6.5% convertible participating shares in the form of additional convertible participating shares, to the extent that such convertible participating shares have been reclassified as indebtedness and such dividends are included in the consolidated interest expense of Danka, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash items of, a Restricted Subsidiary of Danka that is not a Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of Danka only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Danka by such Restricted Subsidiary that is not a Guarantor without prior governmental approval, that has not been obtained, and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Current Assets” means, at any date, all amounts, other than cash and Cash Equivalents, that would, in conformity with GAAP, be set forth opposite the caption “total current assets,” or any like caption, on a consolidated balance sheet of any Person and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of any Person and its Subsidiaries at such date, but excluding the current portion of any Indebtedness of any Person and its Subsidiaries.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income or loss of any Person, other than Danka, that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash, or to the extent converted into cash, to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or, similar distributions have been legally waived;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	any one-time non-cash charges resulting from the write-off of unamortized debt issuance costs on the Existing Credit Facility will be excluded;

(5)	any non-cash currency gain or loss, together with any related provision for taxes on such gain or loss, related to the sale, disposition or liquidation of a Subsidiary of Danka will be excluded; and

(6)	the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Danka who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Loan and Security Agreement, dated as of July 1, 2003, by and among Danka and/or one or more of its Subsidiaries and one or more financial institutions, providing for up to $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, extended or refinanced from time to time.

“Credit Facilities” means, one or more debt facilities, including, without limitation, the Credit Agreement, or commercial paper facilities, in each case with banks, investment funds or other lenders providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, letters of credit or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced, extended or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Shares” means any Share Capital that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the security, or upon the happening of any event, matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Share Capital that would constitute Disqualified Shares solely because the holders of the Share Capital have the right to require Danka to repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Shares if the terms of such Share Capital provide that Danka may not repurchase or redeem any such Share Capital pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Equity Offering” means (1) an offering or sale of Share Capital, other than Disqualified Shares, of Danka, or (2) the contribution of cash to Danka as an equity capital contribution, other than Disqualified Shares.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“European Union” means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the date of the indenture.

“Excess Cash Flow Amount” means, for any fiscal year, 50% of Excess Cash Flow for such fiscal year.

“Excess Cash Flow” means for any fiscal year of Danka, the excess, if any, of

(a)	the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all Non-Cash Charges, including depreciation and amortization, deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, other than as reflected in clause (b)(ii) below, and (iv) the aggregate net amount of non-cash losses on the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of assets by Danka and its Subsidiaries during such fiscal year, other than sales of inventory in the ordinary course of business, to the extent deducted in arriving at such Consolidated Net Income over

(b)	the sum, without duplication, of (i) the amount of all non-cash items included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid in cash by Danka and its Subsidiaries or reflected as a payable on Danka’s balance sheet during such fiscal year on account of capital expenditures or acquisitions of, or capitalized repairs to, fixed or capital assets that are used or useful in a Permitted Business (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount)), (iii) the aggregate amount of all prepayments of revolving and swingline loans under a Credit Facility during such fiscal year to the extent accompanying permanent optional reductions of the revolving commitments are made thereunder and all prepayments of term loans under a Credit Facility during such fiscal year, (iv) the aggregate amount of all principal payments of any Indebtedness of Danka and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than in respect of any Indebtedness that is subordinate in right of payment to the notes), (v) increases in Consolidated Working Capital for such fiscal year, other than as reflected in clause (b)(ii) above, and (vi) the aggregate net amount of non-cash gain on the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition of assets by Danka and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

“Existing Credit Facility” means the credit facility governed by the Second Amended and Restated Credit Agreement by and among Danka, DankaLux SARL & Co. SCA and Danka Holding Company, as borrowers, and Bank of America, N.A., as agent, and the lenders party thereto as of June 14, 2002, as the same has been amended through the date of the indenture.

“Existing Indebtedness” means Indebtedness of Danka and its Restricted Subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the date of the indenture.

“Fair Market Value” means the price that could be negotiated in an arm’s-length free market transaction for cash between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that in the event such Fair Market Value is in excess of $15.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, Danka has received a written opinion as to the fairness to Danka of such transaction from a financial point of view from an independent accounting, appraisal, financial advisory or investment banking firm of national standing.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations as included in interest expense per GAAP, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preference shares of such Person or any of its Restricted Subsidiaries, other than dividends on Share Capital payable solely in Share Capital of Danka, other than Disqualified Shares, or to Danka or a Restricted Subsidiary of Danka, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)	the payment of dividends on Danka’s existing 6.5% convertible participating shares in the form of additional convertible participating shares, to the extent that such convertible participating shares have been reclassified as indebtedness and such dividends are included in the consolidated interest expense of Danka.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preference shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, the “Calculation Date”, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preference shares, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc., Danka Office Imaging Company, Danka Australasia Pty Limited, Danka Australia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd, Danka Datakey Pty Ltd, Datakey Alcatel Pty. Ltd., Danka Systems Pty Limited, Danka Business Finance Ltd., Danka Canada Inc., Kalmara Inc., Dankalux S.à r.L., Danka UK plc and Danka Services International Ltd.; and

(2)	any other Subsidiary of Danka that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the net payment Obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in currency exchange rates or interest rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, provided that, where such Indebtedness is not assumed, the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset as of the date of determination and (b) the amount of such Indebtedness, and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of loans, including Guarantees of Indebtedness or other Obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Share Capital or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Danka or any Restricted Subsidiary of Danka sells or otherwise disposes of any Share Capital of any direct or indirect Restricted Subsidiary of Danka such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Danka, Danka will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Share Capital of Danka’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Danka or any Restricted Subsidiary of Danka of a Person that, after such acquisition, becomes a Restricted Subsidiary of Danka and that holds an Investment in a third Person, will be deemed to be an Investment by Danka or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption  “—Certain Covenants—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, fixed and/or floating, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, except in connection with any Qualified Receivables Transaction or any factoring or receivables financing by a Non-Guarantor Subsidiary, and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preference share dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

(a)	any Asset Sale; or

(b)	the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by Danka or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of all costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (a) is secured by a Lien on the assets or Share Capital sold or (b) is required to be paid as a result of such Asset Sale and any reserve for adjustment in respect of such Asset Sale established in accordance with GAAP.

“Non-Cash Charges” shall have the meaning set forth in clause (4) under the definition of “Consolidated Cash Flow.”

“Non-Guarantor Subsidiary” means any Subsidiary of Danka for so long as:

(1)	such Subsidiary is an Unrestricted Subsidiary of Danka; or

(2)	such Subsidiary (a) was not formed under the laws of the United Kingdom, the United States, Canada, Australia or Luxembourg or any of their respective states or provinces, including, without limitation, England or Wales, any state of the United States or the District of Columbia, (b) was formed under the laws of the United States, any state of the United States or the District of Columbia, but it, individually and in the aggregate with all other Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of Danka, formed under the laws of the United States, any state of the United States or the District of Columbia, has Total Assets, not including intercompany receivables owing from, or investments in, Danka or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, (c) was formed under the laws of the United Kingdom or any of its provinces, including, without limitation, England or Wales, but it, individually and in the aggregate with all other Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of Danka, formed under the laws of the United Kingdom or any of its provinces, has Total Assets, not including intercompany receivables owing from, or investments in, Danka or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof or (d) was formed under the laws of Luxembourg or any of its provinces, but it, individually and in the aggregate with all other such Non-Guarantor Subsidiaries, other than Unrestricted Subsidiaries of Danka, formed under the laws of Luxembourg or any of its provinces, has Total Assets, not including intercompany receivables owing from, or investments in, Danka or any of its Subsidiaries, of less than $2.5 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Danka nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

(2)	no default with respect to which, including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the notes, of Danka or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Danka or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business conducted by Danka and its Restricted Subsidiaries on the date of the indenture and any business reasonably related, ancillary or complimentary to, or reasonable extensions of, the business of Danka or any of its Restricted Subsidiaries on the date of the indenture.

“Permitted Disqualified Shares” means any Disqualified Shares of Danka issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Shares of Danka; provided that:

(1)	the face amount or liquidation preference, if applicable, of such Permitted Disqualified Shares does not exceed the face amount or liquidation preference, if applicable, of the Disqualified Shares being extended, refinanced, renewed, replaced or refunded, plus all accrued dividends and premiums, if any, on the Disqualified Shares and the amount of all fees, expenses, penalties and premiums, if any, incurred in connection therewith; and

(2)	such Permitted Disqualified Shares have a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Shares being extended, refinanced, renewed, replaced or refunded.

“Permitted Investments” means:

(1)	any Investment in Danka or in a Restricted Subsidiary of Danka;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Danka or any Restricted Subsidiary of Danka in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Danka; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Danka or a Restricted Subsidiary of Danka;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any Investment made in exchange for the issuance of Share Capital, other than Disqualified Shares, of Danka;

(6)	the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Share Capital of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Danka or a Subsidiary of Danka in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Danka entered into as part of a Qualified Receivables Transaction;

(7)

the acquisition by a Non-Guarantor Subsidiary in connection with a factoring or other receivables financing transaction of a trust or other Person established by such Non-Guarantor Subsidiary to effect such transaction; and any other Investment by a Non-Guarantor Subsidiary in any other Person in connection with such transaction; provided that such other Investment is in the form of a note or other instrument that the Non-Guarantor Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Danka entered into as part of such transaction;

(8)	any Investment existing on the date of the indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part, thereof;

(9)	any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(10)	Hedging Obligations;

(11)	receivables owing to Danka or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Danka or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)	Investments in prepaid expenses and lease, utility and workers’ compensation performance and other similar deposits;

(13)	commission, payroll, travel and similar advances to employees in the ordinary course of business;

(14)	Investments consisting of intercompany Indebtedness not prohibited under the indenture;

(15)	Investments consisting of Guarantees of Indebtedness not otherwise prohibited by the indenture;

(16)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(18)	other Investments in any Person having an aggregate Fair Market Value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of (x) $20.0 million, or, to the extent not denominated in U.S. dollars, the U.S. dollar equivalent thereof, and (y) 2% of Danka’s Total Assets.

“Permitted Liens” means:

(1)	Liens on assets, including, without limitation, the Share Capital of a Subsidiary, of Danka or any of its Restricted Subsidiaries to secure Indebtedness and other Obligations under Credit Facilities permitted to be incurred pursuant to clauses (1) and (16) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares” or otherwise;

(2)	Liens in favor of Danka or any Restricted Subsidiary of Danka;

(3)	Liens on assets of a Person existing at the time such Person is acquired by, or merged with or into or consolidated, combined or amalgamated with Danka or any Subsidiary of Danka; provided that such Liens were not put in place in contemplation of such acquisition, merger, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by, or merged with or into or consolidated, combined or amalgamated with Danka or any Subsidiary of Danka;

(4)	Liens on assets existing at the time of acquisition of the assets by Danka or any Subsidiary of Danka, provided that such Liens were not put in place in contemplation of such acquisition;

(5)

Liens incurred or deposits made to secure the performance of statutory or regulatory obligations, bankers’ acceptances, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

(6)	Liens with respect to Permitted Debt incurred pursuant to clauses (4), (7), (9), (11), (13), (14) or (16) of the second paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares”;

(7)	Liens existing on the date of the indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that (i) are not yet delinquent, (ii) that are not yet subject to penalties or interest for non-payment or (iii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that in the case of clause (iii), any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens incurred in the ordinary course of business of Danka or any Subsidiary of Danka with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(10)	Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(11)	Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3), (4), (6) or (7), as the case may be, at the time the original Lien became a Permitted Lien;

(12)	carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

(13)	easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of Danka and its Restricted Subsidiaries taken as a whole;

(14)	Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

(15)	leases or subleases granted to third Persons not materially interfering with the ordinary course of business of Danka and its Restricted Subsidiaries taken as a whole;

(16)	Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder, incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	any attachment or judgment Lien not constituting an Event of Default under clause (6) of the first paragraph of the section described above under the caption “Events of Default and Remedies” and Liens arising from the rendering of a judgment that is not a final judgment or order against Danka or any Restricted Subsidiary with respect to which Danka or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment;

(19)	any interest or title of a lessor or sublessor under any operating lease or capital lease;

(20)	Liens on assets of Danka or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

(21)	Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

(22)	Liens incurred or deposits made in connection with the purchase of inventory; provided that any such purchase of inventory is incidental to the conduct of the business of Danka or a Restricted Subsidiary of Danka in accordance with its then current business practices, such Liens are in the nature of a vendor’s lien or a reservation of title and the obligations secured by such Liens are trade payables incurred in the ordinary course of business of Danka or such Restricted Subsidiary of Danka;

(23)	Liens incurred or deposits made in connection with account netting and other similar treasury management functions;

(24)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Danka and its Restricted Subsidiaries in the ordinary course of business; and

(25)	Rights of set-off of banks and other Persons.

“Permitted Refinancing Indebtedness” means any Indebtedness of Danka or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Danka or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

(1)	the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest and premiums on the Indebtedness and the amount of all fees, expenses, penalties and premiums incurred in connection therewith;

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by Danka or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or other entity.

“Principals” means Cypress Associates II LLC and its Affiliates.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Danka or any of its Subsidiaries pursuant to which Danka or any Restricted Subsidiary of Danka sells, conveys or otherwise transfers to (1) a Receivables Subsidiary, in the case of a transfer by Danka or any of its Subsidiaries, and (2) any other Person, in the case of a transfer by a Receivables Subsidiary, or grants a security interest in, any accounts receivable, whether now existing or arising in the future, of Danka or any Restricted Subsidiary of Danka, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Subsidiary of Danka which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Danka, as provided below, as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which (i) is guaranteed by Danka or any Restricted Subsidiary of Danka, excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (ii) is recourse to or obligates Danka or any Restricted Subsidiary of Danka in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Danka or any Restricted Subsidiary of Danka, other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction,” directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Danka nor any Restricted Subsidiary of Danka has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Danka or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Danka, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Danka nor any Restricted Subsidiary of Danka has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Danka will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Danka giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Person.

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate net cash proceeds received by a Person in connection therewith that are not applied to prepay term loans under a Credit Facility or any secured Indebtedness or reduce the revolving commitments thereunder as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any sale, lease, conveyance or other disposition of any assets or rights or Recovery Event in respect of which Danka has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by an officer stating that no Event of Default has occurred and is continuing and that Danka (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the net cash proceeds of (a) a sale, lease, conveyance or other disposition of any assets or rights or (b) a Recovery Event to make a capital expenditure or acquire, or make capitalized repairs to, fixed or capital assets that are used or useful in a Permitted Business.

“Related Party” means:

(1)	any controlling stockholder, partner, member, 80% or more owned Subsidiary, or any spouse, descendant, including by adoption or and stepchildren, or beneficiary of any Principal; or

(2)	any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Senior Debt” means:

(1)	all Indebtedness of any specified Person or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)	any other Indebtedness of any specified Person or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

“Senior Debt to Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the Senior Debt of Danka and its Restricted Subsidiaries as of such date to (b) the Consolidated Cash Flow of Danka and its Restricted Subsidiaries for Danka’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if such Indebtedness had been incurred at the beginning of such four quarter period.

In addition, for purposes of calculating the Senior Debt to Cash Flow Ratio:

(1)	acquisitions that have been made by Danka or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for the calculation for the Senior Debt to Cash Flow Ratio is made will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date on which the event for which the calculation of the Senior Debt to Cash Flow Ratio is made, shall be excluded.

“Share Capital” means:

(1)	in the case of a corporation, any and all shares, rights to purchase, warrants, options, participations or other equivalents, however designated and whether or not voting, of, or interests in, share capital or capital stock, including preference shares;

(2)	in the case of an association or business entity, any and all shares, rights to purchase, warrants, options, participations or other equivalents, however designated, of, or interests in, share capital or capital stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests or rights to purchase, warrants, options, participations or other equivalents of partnership or membership interests, whether general or limited; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided in no event shall “Share Capital” include any debt security convertible or exchangeable into share capital, capital stock, partnership interests, membership interests or any other equity interest until conversion or exchange, as applicable.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Share Capital entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees of the corporation, association, other business entity is at the time owned or controlled, directly or indirectly, by that Person, one or more of the other Subsidiaries of that Person, or a combination thereof; and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person, one or more Subsidiaries of that Person, or any combination thereof.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge, including penalties and interest related thereto.

“Tax Redemption Date” has the meaning set forth under the caption “—Redemption For Changes in Withholding Taxes.”

“Taxes” and “Taxation” shall be construed to have corresponding meanings to “Tax.”

“Taxing Jurisdiction” has the meaning set forth under the caption “—Additional Amounts.”

“Total Assets” means the total assets of a Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of such Person.

“Unrestricted Subsidiary” means any Subsidiary of Danka that is designated by the Board of Directors of Danka as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with Danka or any Restricted Subsidiary of Danka unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Danka or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Danka;

(3)	is a Person with respect to which neither Danka nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Share Capital or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Danka or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Danka as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Danka as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption

“—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares,” Danka will be in default of such covenant. The Board of Directors of Danka may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Danka of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preference Shares,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Shares at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness or Disqualified Shares, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness or Disqualified Shares.

CERTAIN U.S. AND U.K. TAX CONSIDERATIONS

U.S. Taxation

The following is a summary of certain material U.S. federal income tax consequences of the exchange offer to a holder of old notes that acquired its old notes in their original issuance for cash at the original offering price. The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, or IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under U.S. federal income tax laws. This discussion is limited to holders who hold their notes as capital assets. No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. In addition, this summary does not discuss state or local taxes or federal taxes other than income taxes. You are urged to consult your own tax advisors as to the U.S. federal income tax consequences of the exchange offer to you, as well as the consequences of acquiring, holding and disposing of new notes and the effects of state, local and non-U.S. tax laws.

The exchange of new notes for old notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, you will not recognize taxable gain or loss, for U.S. federal income tax purposes, as a result of exchanging your old notes for new notes pursuant to the exchange offer. Your holding period for the new notes received in the exchange offer will include your holding period of your old notes surrendered in exchange therefor, and your tax basis in your new notes will be the same as your tax basis in your old notes immediately before the exchange. There will be no U.S. federal income tax consequences of the exchange offer to a holder who does not tender the old notes pursuant to the exchange offer.

U.K. Taxation

The following general summary describes current U.K. law and practice in respect of the material tax consequences of the exchange offer (by way of cancellation and issue) to a holder of old notes that acquired its old notes in their original issuance for cash at the original offering price, but does not purport to be comprehensive and so should be treated with appropriate caution. Except where expressly stated, the summary relates only to the position of those persons who are the absolute beneficial owners of the notes and who hold those notes as an investment. It may not apply to special situations, such as those of dealers or traders in securities. Similarly, it does not apply to any person connected with the Issuer within the test applied by Section 839 of the Income and Corporation Taxes Act 1988 of the United Kingdom (“ICTA”). Furthermore, the discussion below is generally based upon the provisions of UK tax law and Inland Revenue published practice as of the date hereof, and such provisions may be repealed, revoked or modified, possibly with retrospect to effect so as to result in UK tax consequences different from those discussed below. The summary only applies to persons who are resident for tax purposes only in the U.K.. A holder who is subject to tax in any jurisdiction other than the U.K. or who is in any doubt as to his tax position should seek his own advice. No representations with respect to the tax consequences of any particular holder of notes are made below.

U. K. Withholding Tax

Interest payments made on the notes will be payable without withholding or deduction for or on account of U.K. tax provided the notes are listed on a “recognised stock exchange,” within the meaning of section 841 of the Income and Corporation Taxes Act 1988. Therefore, if the notes are listed by a “recognised stock exchange” (as is intended), payment of interest on the notes may be made without withholding on account of U.K. income tax. No assurance can be given that such listing or admission will be approved or maintained.

In other cases, including if the listing of the notes is not approved or maintained, unless there is a direction to the contrary by the Inland Revenue in accordance with an applicable double taxation treaty or the beneficial owner of the interest has satisfied the payer that it is subject to U.K. corporation tax in respect of that interest, there will be an amount withheld from interest on account of U.K. income tax (currently at 20%).

U.K. paying and collecting agents can be obliged to provide the U.K. Inland Revenue with details of interest payments including the amount of the interest and the name and address of the person entitled to it. The Inland Revenue may, in certain cases, pass such information on to the tax authorities in which such person is resident for tax purposes.

Direct Assessment of Non-U. K. Residents

Interest on the notes constitutes U.K. source income for U.K. tax purposes. As such, income tax by direct assessment may apply to it even where paid without withholding. However, interest with a U.K. source received without deduction or withholding on account of U.K. tax will not be chargeable to U.K. tax in the hands of a holder who is not resident for tax purposes in the U.K. unless that holder carries on a trade, profession or vocation in the U.K. through a U.K. permanent establishment in connection with which the interest is received or to which the notes are attributable.

U. K. Corporation Tax Payers

For holders of notes that are within the charge to U.K. corporation tax the exchange of old notes for new notes pursuant to the exchange offer will result in a tax charge, if the exchange of old notes for new notes gives rise to a profit in their financial accounts.

Individuals—Capital Gains

As the notes are denominated in U.S. dollars they would not generally be treated as qualifying corporate bonds (“QCBs”) within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. Accordingly, the disposal of the notes, including their redemption, by a person subject to U.K. capital gains tax, may give rise to a chargeable gain or allowable loss for the purposes of U.K. capital gains tax, depending upon the individual circumstances of the noteholder. The exchange of old notes for new notes pursuant to the exchange offer will constitute a disposal of the old notes for the purposes of U.K. capital gains. Any gain or loss arising as a result of the exchange offer may result in a taxable gain or loss arising to a holder depending on the holder’s particular circumstances and such Holders should consult their own tax advisor.

Notwithstanding the general treatment, the notes will, however, be QCBs if the U.K. Inland Revenue view them as “relevant discounted securities” as defined in Schedule 13 of the Finance Act 1996. If the notes are treated as relevant discounted securities, individual holders will be charged to income tax in respect of profits on the notes. Schedule 39 to the Finance Act 2003 will deny any relief for losses on Relevant Discounted Securities to any holder that is subject to UK income tax.

Accrued Income Scheme

Under rules known as the Accrued Income Scheme, which will not apply to relevant discounted securities, a disposal by a non-corporate holder who is resident or ordinarily resident in the U.K. or an individual who is not so resident but who trades in the U.K. through a permanent establishment to which the notes are attributable, may result in any interest which has accrued since the later of the last payment date or the issue of the notes being chargeable to tax as income.

Stamp Duty and SDRT

No U.K. stamp duty or stamp duty reserve tax is payable on the issue or transfer by delivery of the notes.

Proposed European Union, or EU, Withholding Tax Directive

On June 3, 2003, the Council of Finance Ministers of the European Union (ECOFIN) adopted the Council proposal for a directive regarding the taxation of savings income. Under the directive, Member States will be required from 1 January 2005 to provide to the tax authorities of other Member States and certain non-Member States details of payment of interest, or other similar income, paid by a person within its jurisdiction to an individual resident in that other Member State or relevant non-Member State, except that Belgium, Luxembourg and Austria will instead operate a withholding system for a transitional period in relation to such payments by paying agents established in those countries. There will be a paying agent in Luxembourg, the U.K. and the United States.

BENEFIT PLAN REPRESENTATIONS

By acquiring a note, each acquiring person and each subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such acquiring person or transferee to acquire the notes constitutes assets of any:

•	employee benefit plan that is subject to Title I of ERISA,

•	plan, individual retirement account and other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code,

•	plan that is subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (referred to collectively as similar laws), or

•	entity whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements or

(ii) the acquisition and holding of the notes by such acquiror or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable similar laws. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons acquiring notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to the acquisition or holding of the notes and whether an exemption would be applicable to such acquisition or holding.

PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

The exchange offer is not being made to, nor will the issuer or the subsidiary guarantors accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

We have not authorized the new notes to be offered to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995, as amended, and neither this prospectus nor any other document issued in connection with this offering, together the offering document, may be passed on to any person in the United Kingdom unless that person is of a kind described in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or is a person to whom the document may otherwise lawfully be issued or passed on. The offering document is only directed at persons having professional experience in matters relating to investments and the offering described in the offering document is only available to such persons and only such persons will be permitted to participate in the offering. Persons who do not have professional experience in matters relating to investments should not rely on the offering document. All applicable provisions of the Financial Services and Markets Act 2000 (as amended) must be complied with in respect of anything done in relation to the new notes in, from or otherwise involving the United Kingdom.

Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes (together with the guarantees thereof) for resale, resell or otherwise transfer the new notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act, if the holder:

•	is not an “affiliate,” as defined under the Securities Act, of the issuer or any subsidiary guarantor;

•	acquired the new notes in the ordinary course of business;

•	is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a “distribution,” as defined under the Securities Act, of the new notes; and

•	is not acting on behalf of any person who could not truthfully make the foregoing representations.

If any of the above conditions is not satisfied or the holder acquired its old notes to be exchanged for new notes in the exchange offer directly from the issuer or any affiliate thereof, the holder must acknowledge and agree that it:

•	may not, under SEC policy as in effect on July 1, 2003, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

Any broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities (and not acquired directly from the issuer, any subsidiary guarantor or any of their affiliates) and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; however, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, if the old notes for which the new notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities (and not acquired directly from the issuer, any subsidiary guarantor or any of their affiliates). Any profit on these resales of new notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act.

The issuer and the subsidiary guarantors have agreed that, upon receiving prior written notice from a participating broker-dealer, during the period ending on the earlier of (1) 270 days from the effective date of the exchange offer registration statement, subject to extension in limited circumstances, and (2) the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with any resale of new notes, they will use commercially reasonable efforts to keep the exchange offer registration statement effective to the extent necessary to ensure that this prospectus is available for sales of the new notes by participating broker-dealers.

A broker-dealer desiring that the exchange offer registration statement be kept continuously effective for resales of new notes must notify the issuer in writing that such broker-dealer acquired new notes as a result of market-making or other trading activities and that such new notes were not received in exchange for old notes (in the exchange offer) that were acquired directly from the issuer, any subsidiary guarantor or any of their affiliates, such that the broker-dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or other disposition of the new notes. A broker-dealer making dispositions of new notes pursuant to the exchange offer registration statement will be required to suspend its use of the prospectus included in the exchange offer registration statement, as amended or supplemented, under specified circumstances upon receipt of written notice to that effect from the issuer.

We will not receive any proceeds from any sale of the new notes by broker-dealers. Broker-dealers acquiring new notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such new notes.

We have agreed to pay all expenses incident to our participation in the exchange offer, including the reasonable fees and disbursements of one counsel for the holders of old notes and the initial purchaser, other than underwriting discounts and commissions, and will indemnify holders of the old notes, including any broker-dealers selling new notes in accordance with this “Plan of Distribution and Selling Restrictions” section, against specified types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees offered hereby are being passed upon for the issuer and the subsidiary guarantors by Skadden, Arps, Slate, Meagher & Flom (Illinois) and affiliates.

EXPERTS

The consolidated financial statements and schedule of Danka Business Systems PLC as of March 31, 2002 and 2003, and for each of the years in the three-year period ended March 31, 2003, included in this prospectus or the registration statement of which this prospectus is a part, have been audited by KPMG Audit Plc, independent accountants, and are included herein and therein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors	F-2
Consolidated Statements of Operations for each of the years in the three-year period ended March 31, 2003	F-3
Consolidated Balance Sheets at March 31, 2003 and 2002	F-4
Consolidated Statements of Cash Flows for each of the years in the three-year period ended March 31, 2003	F-5
Consolidated Statements of Shareholders’ Equity (Deficit) and Accumulated Other Comprehensive Losses for each of the years in the three-year period ended March 31, 2003	F-6
Notes to Consolidated Financial Statements	F-7
Consolidated Statements of Operations for the three months ended June 30, 2003 and 2002 (Unaudited)	F-37
Condensed Consolidated Balance Sheets as of June 30, 2003 (Unaudited) and March 31, 2003	F-38
Consolidated Statements of Cash Flows for the three months ended June 30, 2003 and 2002 (Unaudited)	F-39
Consolidated Statements of Shareholders’ Equity and Accumulated Other Comprehensive Losses for the three months ended June 30, 2003 and 2002 (Unaudited)	F-40
Notes to Consolidated Financial Statements (Unaudited)	F-41

INDEPENDENT AUDITORS’ REPORT

To the Members of Danka Business Systems PLC:

We have audited the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity (deficit) and accumulated other comprehensive losses and cash flows for each of the years in the three-year period ended March 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Danka Business Systems PLC and subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets, effective April 1, 2002.

/s/    KPMG Audit Plc

KPMG Audit Plc

Chartered Accountants

Registered Auditor

London, England

June 9, 2003, except as to Notes 18 and 19,

which are as of July 25, 2003

DANKA BUSINESS SYSTEMS PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per American Depositary Share (“ADS”) amounts)

		For the year ended March 31,
	Note	2003	2002	2001
Revenue:
Retail equipment and related sales		$476,729	$538,439	$614,107
Retail service, supplies and rentals		838,709	937,790	1,062,007
Wholesale		84,536	78,947	97,128

Total revenue		1,399,974	1,555,176	1,773,242

Costs and operating expenses:
Cost of retail equipment sales		310,892	394,056	518,296
Retail service, supplies and rental costs		497,491	546,881	660,167
Wholesale costs of revenue		68,429	64,357	80,922
Selling, general and administrative expenses		484,887	531,331	641,480
Write-off of goodwill	3	—	—	25,577
Restructuring charges (credits)	3	(555)	(1,992)	15,705
Other (income) expense	3,4	(6,081)	11,288	22,463

Total costs and operating expenses		1,355,063	1,545,921	1,964,610

Operating earnings (loss) from continuing operations		44,911	9,255	(191,368)
Interest expense	12	(32,822)	(42,298)	(82,648)
Interest income		1,249	5,768	3,172

Earnings (loss) from continuing operations before income taxes		13,338	(27,275)	(270,844)
Provision (benefit) for income taxes	6	3,604	(17,407)	(37,328)

Earnings (loss) from continuing operations before extraordinary items		9,734	(9,868)	(233,516)
Discontinued operations, net of tax		—	119,490	12,956
Extraordinary gain on early retirement of debt, net of tax		—	27,933	—

Net earnings (loss)		$9,734	$137,555	$(220,560)

Basic earnings (loss) available to common shareholders per ADS:	7
Net loss per ADS, continuing operations		$(0.13)	$(0.43)	$(4.13)
Net earnings per ADS, discontinued operations		—	1.93	0.22
Net earnings per ADS, extraordinary item		—	0.45	—

Net earnings (loss) per ADS		$(0.13)	$1.95	$(3.91)

Weighted average ADSs		62,141	61,967	60,438
Diluted earnings (loss) available to common shareholders per ADS:	7
Net (loss) per ADS, continuing operations		$(0.13)	$(0.43)	$(4.13)
Net earnings per ADS, discontinued operations		—	1.93	0.22
Net earnings per ADS, extraordinary item		—	0.45	—

Net earnings (loss) per ADS		$(0.13)	$1.95	$(3.91)

Weighted average ADSs		62,141	61,967	60,438

The accompanying notes are an integral part of these consolidated financial statements.

DANKA BUSINESS SYSTEMS PLC

CONSOLIDATED BALANCE SHEETS

(In thousands)

		At March 31,
	Note	2003	2002
Assets
Current assets:
Cash and cash equivalents		$81,493	$59,470
Accounts receivable, net of allowance for doubtful accounts of:
$41,410 (2002 - $42,281)		257,329	292,350
Inventories		111,471	130,599
Prepaid expenses, deferred income taxes and other current assets		45,879	35,935

Total current assets		496,172	518,354
Equipment on operating leases, net	10	39,829	57,432
Property and equipment, net	11	67,782	60,549
Intangible assets:
Goodwill, net of accumulated amortization of:
$87,646 (2002 - $71,795)	2	256,990	231,908
Noncompete agreements, net of accumulated amortization of:
$1,432 (2002 - $3,084)		799	1,078
Deferred income taxes	6	78,480	67,583
Other assets		41,568	35,919

Total assets		$981,620	$972,823

Liabilities and shareholders’ equity
Current liabilities:
Current maturities of long-term debt and notes payable	12	$58,443	$36,293
Accounts payable		140,207	110,586
Accrued expenses and other current liabilities		101,749	109,219
Taxes payable		112,311	94,237
Deferred revenue		40,628	42,343

Total current liabilities		453,338	392,678
Long-term debt and notes payables, less current maturities	12	174,412	268,161
Deferred income taxes and other long-term liabilities		29,785	23,415

Total liabilities		657,535	684,254

6.5% convertible participating shares—redeemable:
$1.00 stated value; 500,000 authorized; 267,339 issued and outstanding (2002 – 250,644)	13	258,376	240,520

Shareholders’ equity:
Ordinary shares, 1.25 pence stated value 500,000,000 authorized; 249,531,546 issued and outstanding (2002 – 248,084,622)	7	5,167	5,139
Additional paid-in capital		327,173	325,880
Accumulated deficit		(189,995)	(181,872)
Accumulated other comprehensive loss		(76,636)	(101,098)

Total shareholders’ equity		65,709	48,049
Commitments and contingencies	16

Total liabilities & shareholders’ equity		$981,620	$972,823

The accompanying notes are an integral part of these consolidated financial statements.

DANKA BUSINESS SYSTEMS PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the year ended March 31,
	2003	2002	2001
Operating activities:
Net earnings (loss)	$9,734	$137,555	$(220,560)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities of continuing operations:
Extraordinary gain on debt retirement	—	(27,933)	—
Net earnings and gain from sale of discontinued operations	—	(119,490)	(12,956)
Depreciation and amortization	57,828	92,347	140,969
Deferred income taxes	(966)	(12,440)	(32,801)
Amortization of debt issuance costs	10,944	5,187	1,912
Loss on sale of property and equipment and equipment on operating leases	5,933	14,075	13,700
Proceeds from sale of equipment on operating leases	1,986	5,483	5,845
Restructuring and other special charges (credits)	(555)	(1,992)	15,705
Loss on sale of business	462	—	—
Changes in assets and liabilities, net of effects from the purchase of subsidiaries and the assets and liabilities of business held for sale
Changes in net assets of discontinued operations	—	—	28,062
Accounts receivable	35,021	54,048	106,624
Inventories	19,128	68,924	124,201
Prepaid expenses and other current assets	(6,658)	7,520	(5,168)
Other non-current assets	(18,597)	(14,002)	30,670
Accounts payable	29,621	(26,018)	(24,233)
Accrued expenses and other current liabilities	10,490	(29,054)	(47,519)
Deferred revenue	(1,715)	7,374	(3,863)
Other long-term liabilities	2,362	(6,018)	6,353

Net cash provided by operating activities	155,018	155,566	126,941

Investing activities:
Capital expenditures	(48,550)	(50,577)	(68,881)
Proceeds from the sale of property and equipment	633	928	6,108
Net proceeds from the sale of business	5,940	273,994	—

Net cash (used in) provided by investing activities	(41,977)	224,345	(62,773)

Financing activities:
Net payments under line of credit agreements	(54,013)	(341,845)	(67,810)
Principal borrowings (payments) on other long-term debt	(18,301)	(25,281)	170
Payment of debt issue costs	(20,435)	(25,797)	—

Net cash used in financing activities	(92,749)	(392,923)	(67,640)

Effect of exchange rates	1,731	3,397	7,696

Net increase (decrease) in cash and cash equivalents	22,023	(9,615)	4,224
Cash and cash equivalents, beginning of period	59,470	69,085	64,861

Cash and cash equivalents, end of period	$81,493	$59,470	$69,085

Supplemental disclosures—cash flow information:
Interest paid:	$42,795	$38,972	$83,283
Income taxes paid:	2,676	2,420	10,586

The accompanying notes are an integral part of these consolidated financial statements.

DANKA BUSINESS SYSTEMS PLC

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT) AND ACCUMULATED OTHER COMPREHENSIVE LOSSES

(In thousands)

	Number of ordinary shares (4 ordinary shares equal 1 ADS)	Ordinary shares	Additional paid-in capital	Accumulated deficit	Accumulated other compre- hensive (loss) income	Total

Balances at March 31, 2000	234,574	$4,892	$317,056	$(66,226)	$(79,009)	$176,713
Net loss	—	—	—	(220,560)	—	(220,560)
Currency translation adjustment	—	—	—	—	(14,543)	(14,543)

Comprehensive loss						(235,103)
Dividends and accretion on participating shares	—	—	—	(15,833)	—	(15,833)
Shares issued under employee stock plans	12,997	238	8,343	—	—	8,581

Balances at March 31, 2001	247,571	$5,130	$325,399	$(302,619)	$(93,552)	$(65,642)

Net earnings	—	—	—	137,555	—	137,555
Currency translation adjustment	—	—	—	—	(7,546)	(7,546)

Comprehensive income						130,009
Dividends and accretion on participating shares	—	—	—	(16,808)	—	(16,808)
Shares issued under employee stock plans	514	9	481	—	—	490

Balances at March 31, 2002	248,085	$5,139	$325,880	$(181,872)	$(101,098)	$48,049

Net earnings	—	—	—	9,734	—	9,734
Currency translation adjustment	—	—	—	—	24,462	24,462

Comprehensive income						34,196
Dividends and accretion on participating shares	—	—	—	(17,857)	—	(17,857)
Shares issued under:
director stock plan	269	2	134	—	—	136
employee stock plans	1,178	26	1,159	—	—	1,185

Balances at March 31, 2003	249,532	$5,167	$327,173	$(189,995)	$(76,636)	$65,709

The accompanying notes are an integral part of these consolidated financial statements.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Basis of preparation: The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The principal accounting policies are set forth below.

Basis of consolidation: The consolidated financial statements include our accounts and the accounts of our wholly owned subsidiaries. Our principal operating subsidiaries are located in North America, Europe, Australia, and Latin America, and are principally engaged in the distribution and service of photocopiers and related office imaging equipment. All inter-company balances and transactions have been eliminated in consolidation. References herein to “we” or “our” refer to Danka Business Systems PLC and consolidated subsidiaries unless the context specifically requires otherwise.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates are disclosed throughout this report. Our actual results could differ from these estimates.

Cash and cash equivalents: Cash and cash equivalents consist of cash on hand and all highly liquid investments or deposits with original maturities of three months or less. We have $5.5 million of cash that is categorized within “Other Assets” that can be used for payment of our zero coupon senior subordinated notes which are due April 1, 2004.

Allowances for Accounts Receivable: We provide allowances for doubtful accounts on our accounts receivable for estimated losses. Our estimates are based upon the aging of our accounts receivables. Our estimates are influenced by a number of considerations, including but not limited to the following: our large number of customers and their dispersion across wide geographic areas, the fact that no single customer accounts for 4% or more of our net sales, our continuing credit evaluation of our customers’ financial conditions and credit insurance coverage in certain circumstances.

Inventories: Inventories consist of photocopiers, facsimile equipment and other automated office equipment which are stated at the lower of specific cost or market of $56.6 million for fiscal 2003 and $62.2 million for fiscal 2002. The related parts and supplies are valued at the lower of average cost or market of $54.9 million for fiscal 2003 and $68.4 million for fiscal 2002.

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the assets’ estimated economic lives. Expenditures for additions, major renewals or betterments are capitalized and expenditures for repairs and maintenance are charged to earnings as incurred. When property and equipment are retired or otherwise disposed of, the cost and the applicable accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in operations. We expense software costs incurred in preliminary project stages. We capitalize any costs incurred in the developing or obtaining of internal use software. Capitalized costs are amortized over a period of three to five years. Costs related to maintenance and training are expensed as incurred.

Goodwill: We adopted SFAS 142 “Goodwill and Other Intangible Assets” effective April 1, 2002. See note 2 to the consolidated financial statements. Prior to April 1, 2002, goodwill and other intangible assets were evaluated for recoverability whenever adverse effects or changes in circumstances indicate that the carrying amount may not be recoverable. Impairments were recognized if future discounted cash flows and earnings from operations

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

were not expected to be sufficient to recover goodwill and other long-lived assets. The carrying amounts were then reduced by the estimated shortfall of the discounted cash flows. For the year ended March 31, 2001, we wrote-off $25.6 million of goodwill (See Note 3).

Long-lived assets: The carrying value of long-lived assets to be held and used, including other intangible assets are evaluated for recoverability whenever adverse effects or changes in circumstances indicate that the carrying amount may not be recoverable. Impairments are recognized if future discounted cash flows and earnings from operations are not expected to be sufficient to recover other long-lived assets. The carrying amounts are then reduced by the estimated shortfall of the discounted cash flows. Noncompete agreements are amortized over the lives of the agreements, generally three to seven years, on a straight-line basis.

Deferred financing costs are charged ratably to interest expense over the term of the related debt, and are included in “Other Current Assets” and in “Other Noncurrent Assets.”

Income taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue recognition: Retail equipment and related sales are recognized upon acceptance of delivery by the customer and, in the case of equipment sales financed by third party finance or leasing companies, at the time of credit acceptance by the finance or leasing company, if later. However, for the sale of equipment that requires setup by us before it can be used by a customer, such as a Heidelberg 9110/9150 or equivalent type of equipment, revenue is recognized upon acceptance of delivery by the customer and installation. Supply sales to customers are recognized at the time of shipment unless supply sales are included in a service contract, in which case supply sales are recognized upon usage by the customer. For the year ended March 31, 2001, our retail service, supplies, and rentals revenue was reduced because of a change in our estimate of unbilled variable service revenue. After a detailed review of assumptions used to determine the amount of unbilled revenue, we determined that the estimate of variable usage used to calculate the revenue accrual for fiscal year 2001 should be reduced by $11.3 million.

Operating lease income is recognized as earned over the lease term. Maintenance contract service revenues are recognized ratably over the term of the underlying maintenance contracts. Deferred revenue consists of unearned maintenance contract revenue that is recognized using the straight-line method over the life of the related contract, generally three to twelve months.

Shipping and handling costs: Shipping and handling costs billed to our customers are included in the same category as the related sale. The cost of shipping and handling is included in cost of sales.

Advertising costs: We expense advertising costs as incurred, except production costs which are expensed the first time the advertising takes place.

Earnings per share: Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise of stock options or the conversion of securities into stock. Income available to common shareholders is determined by reducing net earnings or (loss) by the dividends for the relevant fiscal year paid on the 6.5% senior convertible participating shares. Earnings per American depositary share are based on the current ratio of four ordinary shares to one ADS.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Foreign currencies: The functional currency for most foreign operations is the local currency. Foreign currency transactions are converted at the rate of exchange on the date of the transaction or translated at the year end rate in the case of transactions not then finalized. Gains and losses resulting from foreign currency transactions are included in other income or other expense on the accompanying statements of operation.

Assets and liabilities in currencies other than dollars are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated using the average rate of exchange for the period. The resulting translation adjustments are recorded as a separate component of shareholders’ equity (deficit).

Concentrations of risk: Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables. Our cash and cash equivalents are placed with high credit quality financial institutions, and are invested in short-term maturity, highly rated securities. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising our customer base and their dispersion across many different industries and geographical areas. As of March 31, 2003, we had no significant concentrations of credit risk. Our business is dependent upon close relationships with our vendors and our ability to purchase photocopiers and related office imaging equipment from these vendors on competitive terms. We primarily purchase products from several key vendors including Canon, Ricoh and Toshiba, each of which represented more than 10% of equipment purchases for the years ended March 31, 2003 and 2002.

Financial instruments: From time to time, we may use interest rate swap agreements to manage interest costs and the risks associated with changing interest rates. The interest differential to be paid or received is included in interest expense for the period. We do not hold derivative financial instruments for trading purposes.

Stock Based Compensation: We have employee stock benefit plans, which are described more fully in “Note 15: Share Option Plans.” Our stock option plans are accounted for under the instrinsic value recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. As the exercise price of all options granted under these plans was equal to the market price of the underlying common stock on the grant date, no stock-based employee compensation cost is recognized in net income. The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to employee stock benefits, including shares issued under the stock option plans.

For purposes of this pro-forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting periods.

	For the year ended March 31,
(in 000’s except per ADS data)	2003	2002	2001
Net earnings (loss), as reported	$9,734	$137,555	$(220,560)
Less: total stock-based employee compensation expense determined under the fair value for all awards, net of tax	2,293	1,113	5,539

Pro forma net earnings (loss)	$7,441	$136,442	$(226,099)

Basic (loss) earnings available to common shareholders per ADS
As reported	$(0.13)	$1.95	$(3.91)
Pro forma	(0.17)	1.93	(4.00)
Diluted (loss) earnings available to common shareholders per ADS
As reported	$(0.13)	$1.95	$(3.91)
Pro forma	(0.17)	1.93	(4.00)

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SFAS No. 123 requires the use of option pricing models that were not developed for use in valuing employee stock options. The Black-Scholes option pricing model was developed for use in estimating the fair value of short-lived exchange traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the option’s expected life and price volatility of the underlying stock. Because our stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the option of management, the existing model does not necessarily provide a reliable single measure of the fair value of employee stock options. See “Note 15: Share Option Plans” for a discussion of the assumptions used in the option pricing model and estimated fair value of employee stock options.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year presentation.

New accounting standards:

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”) which is generally effective for fiscal years beginning after May 15, 2002. This Statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, as well as SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements”. As a result, the gains or losses from debt extinguishments will no longer be classified as extraordinary items unless they meet the requirements in APB 30 of being unusual and infrequently occurring. Additionally, this Statement amends SFAS No. 13, “Accounting for Leases”, to eliminate any inconsistency between the reporting requirements for sale-leaseback transactions and certain lease modifications that have similar economic effects. We will adopt the provisions of Statement 145 no later than the first quarter of our fiscal year 2004. Upon adoption, the prior year’s gains from early retirement of debt will be reclassified to continuing operations.

SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity” requires mandatorily redeemable instruments to be classified as liabilities if they embody an obligation outside the control of the issuer and the holder to redeem the instrument by transferring cash or other assets and if the obligation is required to be redeemed at a specified or determinable date or upon an event certain to occur. We will adopt the provisions of Statement 150 no later than the second quarter of our fiscal year 2004. Since the holder of our 6.5% convertible participating shares has the option to convert the instrument into ordinary shares, it will be not be classified as a liability.

United Kingdom Companies Act 1985: The financial statements for the years ended March 31, 2003, 2002 and 2001 do not comprise statutory accounts within the meaning of section 240 of the United Kingdom Companies Act 1985. Statutory accounts for the year ended March 31, 2003 will be delivered to the Registrar of Companies for England and Wales following our 2003 annual general meeting. The auditors’ reports on those statutory accounts was unqualified.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 2.    Intangible Assets

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 revises the standards of accounting for goodwill and indefinite-lived intangible assets by replacing the regular amortization of these assets with the requirement that they be reviewed annually for possible impairment or more frequently if impairment indicators arise. Separable intangible assets that have finite lives will continue to be amortized over their estimated useful lives. We adopted SFAS 142 effective April 1, 2002. During the first quarter of the fiscal year ending March 31, 2003, we finalized the required transitional impairment tests of goodwill and indefinite-lived intangible assets under the requirements of SFAS 142. Based on the results of the transitional impairment tests, no adjustments for impairment were necessary. We performed another impairment test for goodwill in the fourth quarter of fiscal year 2003. Based on the results of that test, no adjustment for impairment was necessary.

The following table reflects unaudited pro forma results of operations giving effect to the discontinuance of goodwill amortization as if it were adopted on April 1, 2000:

	For the year ended March 31,
(in 000’s, except per ADS amounts)	2003	2002	2001
Earnings (loss) from continuing operations before extraordinary items	$9,734	$(9,868)	$(233,516)
Add-back goodwill amortization, net of taxes	—	5,244	10,530

Adjusted earnings (loss) from continuing operations before extraordinary items	9,734	(4,624)	(222,986)
Discontinued operations, net of tax	—	119,490	12,956
Extraordinary gain on early retirement of debt, net of tax	—	27,933	—

Adjusted net earnings (loss)	$9,734	$142,799	$(210,030)

Basic (loss) earnings available to common shareholders per ADS:
Net loss per ADS, continuing operations	$(0.13)	$(0.43)	$(4.13)
Add-back goodwill amortization, net of taxes	—	0.08	0.17

Adjusted net loss per ADS, continuing operations	(0.13)	(0.35)	(3.96)
Net earnings per ADS, discontinued operations	—	1.93	0.22
Net earnings per ADS, extraordinary item	—	0.45	—

Adjusted net earnings (loss) per ADS	$(0.13)	$2.03	$(3.74)

Weighted average ADSs	62,141	61,967	60,438

Diluted operating (loss) earnings available to common shareholders per ADS:
Net loss per ADS, continuing operations	$(0.13)	$(0.43)	$(4.13)
Add-back goodwill amortization, net of taxes	—	0.08	0.17

Adjusted net loss per ADS, continuing operations	(0.13)	(0.35)	(3.96)
Net earnings per ADS, discontinued operations	—	1.93	0.22
Net earnings per ADS, extraordinary item	—	0.45	—

Adjusted reported net earnings (loss) per ADS	$(0.13)	$2.03	$(3.74)

Weighted average ADSs	62,141	61,967	60,438

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of March 31, 2003, goodwill amounted to $257.0 million. Changes to goodwill for fiscal year ended March 31, 2003 resulted primarily from fluctuations in foreign currency exchange rates and an adjustment related to a prior year acquisition. Non-compete agreements, net amounted to $0.8 million, which included $1.4 million of accumulated amortization.

Aggregate amortization expense of non-compete agreements for fiscal 2003 amounted to $0.3 million. Estimated amortization expense for the current fiscal year is $0.2 million and the succeeding five fiscal years is between $0.1 million and $0.2 million per year.

Goodwill by operating segment as of March 31, 2003:

(in 000’s)	Goodwill
United States	$76,685
Europe	174,855
International	5,450

Total	$256,990

3.    Restructuring and Other Special Charges

Fiscal Year 2002 Charge: Our fiscal year 2002 restructuring charge included $4.9 million related to severance for 355 employees in the U.S., Canada and Europe. Cash outlays for the reductions during fiscal year 2003 totaled $0.8 million. Substantially all of these reductions were completed by March 31, 2003 but with payments being made over the next two years. The restructuring charge also included $6.1 million for future lease obligations on 39 facilities that were vacated by March 31, 2002. Cash outlays for the facilities during fiscal year 2003 totaled $2.9 million. The 2002 restructuring charge is categorized within “Accrued expense and other current liabilities.” The following table summarizes the fiscal year 2002 restructuring charge:

2002 Restructuring Charge:

(in 000’s)	Fiscal 2002 Expense	Reserve at March 31, 2002	Cash Outlays	Other Non-Cash Changes	Reserve at March 31, 2003
Severance	$4,967	$1,210	$(785)	$(80)	$345
Future lease obligations on facility closures	6,074	3,426	(2,898)	67	595

Total	$11,041	$4,636	$(3,683)	$(13)	$940

Fiscal Year 2001 Charge: Our fiscal year 2001 restructuring charge included $21.8 million related to severance, which represented the anticipated reduction of approximately 1,100 positions worldwide. Cash outlays related to these reductions during fiscal year 2003 totaled $0.2 million. Substantially all of these reductions were completed by March 31, 2003 but with payments being made over the next two years.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fiscal year 2001 restructuring charge also included $4.3 million for future lease obligations on facility closures and exit costs. Cash outlays for facilities during fiscal year 2003 totaled $0.02 million. We reversed $0.3 million of fiscal year 2001 facility charges during fiscal year 2003 due to favorable lease settlements and revised estimates of amounts required to settle remaining lease obligations . The 2001 restructuring charge is categorized within “Accrued expense and other current liabilities.” The following table summarizes the fiscal year 2001 restructuring charge:

2001 Restructuring Charge:

(in 000’s)	Fiscal 2001 Expense	Reserve at March 31, 2002	Cash Outlays	Other Non-Cash Changes	Reserve at March 31, 2003
Severance	$21,766	$414	$(200)	$—	$214
Future lease obligations on facility closures and other exit costs	4,295	475	(28)	(316)	131

Total	$26,061	$889	$(228)	$(316)	$345

Goodwill Write-off—Fiscal 2001: We recorded other non-cash charges during fiscal year 2001. Non-cash special charges resulted from a $18.7 million write-down of goodwill in Australia in the second quarter and a $6.9 million write-down of goodwill in the U.S. in the fourth quarter. Goodwill write-downs were determined based on changes in the business environment for certain of our operations and an analysis of projected cash flows related to those operations.

4.    Other Income and Expense

Other income and other expense include the following:

	For the year ended March 31,
(in 000’s)	2003	2002	2001
Other (income) expense:
Foreign exchange gains	$(7,108)	$(3,000)	$—
Foreign exchange losses	—	—	9,621
Disposal of business	576	—	—
Amortization of goodwill and non-compete covenants	451	11,207	12,842
Country exit costs and asset impairment costs	—	3,081	—

Total	$(6,081)	$11,288	$22,463

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    Sale of Danka Services International

On June 29, 2001, we completed the sale of Danka Services International, Inc. (“DSI”) to Pitney Bowes Inc. for $285 million in cash, after giving effect to purchase price adjustments, pursuant to an asset purchase agreement dated April 9, 2001. DSI was our facilities management and outsourcing business. Our shareholders approved the sale at an extraordinary general meeting on June 29, 2001. We also entered into agreements to provide services and supplies to Pitney Bowes, Inc. on a worldwide basis for an initial term of two years.

The sale of DSI resulted in a gain in fiscal year 2002 of $119.5 million after income taxes of $57.9 million. A summary of the operating results of discontinued operations are as follows:

	For the year ended March 31,
(in 000’s)	2002	2001
Revenue	$74,234	$290,018

Earnings before income taxes	5,425	22,185
Provision for income taxes	1,848	9,229

Net earnings from discontinued operations	3,577	12,956
Gain from sale of discontinued operations after income taxes of $57.9 million	115,913	—

Discontinued operations, net of tax	$119,490	$12,956

6.    Income Taxes

The provision (benefit) for income taxes attributable to continuing operations was as follows:

	For the year ended March 31,
(in 000’s)	2003	2002	2001
U.S. income tax
Current	$(1,888)	$(42)	$760
Deferred	(4,979)	(5,010)	(35,134)

Total U.S. tax provision (benefit)	(6,867)	(5,052)	(34,374)
U.K. income tax
Current	—	—	—
Deferred	169	(19,513)	(8,044)

Total U.K. tax provision (benefit)	169	(19,513)	(8,044)
Other international income tax
Current	6,458	1,091	3,973
Deferred	3,843	6,067	1,117

Total other international tax provision (benefit)	10,301	7,158	5,090

Total provision (benefit) for income taxes	$3,604	$(17,407)	$(37,328)

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the United Kingdom statutory corporation tax rate to the effective rate is as follows:

	For the year ended March 31,
(in 000’s)	2003	2002	2001
Tax (benefit) charge at standard United Kingdom rate	$4,001	$(8,183)	$(81,254)
Profits (losses) taxed at other than standard United Kingdom rate	1,694	21,331	14,129
Changes in valuation allowances	(4,880)	(1,715)	(146)
State tax provision, net of federal income tax provision	(1,465)	(28)	(5,888)
United Kingdom tax on intra-group profits	—	(29,241)	29,241
Permanent differences	4,254	429	6,590

Provision (benefit) for income taxes	$3,604	$(17,407)	$(37,328)

The United Kingdom statutory corporation tax rate was 30% in fiscal years 2003, 2002 and 2001.

The tax effects of temporary differences that comprise the elements of deferred tax are as follows:

	At March 31,
(in 000’s)	2003	2002
Deferred tax assets:
Accrued expenses not deducted for tax purposes	$7,163	$5,962
Reserves for inventory and accounts receivables not deducted for tax purposes	14,026	14,215
Tax loss carryforwards	102,521	101,084
Tax credit carryforwards	3,200	4,493
Depreciation and other	564	1,624

Total gross deferred tax assets	127,474	127,378
Valuation allowance	(33,884)	(38,764)

Net deferred tax assets	93,590	88,614
Deferred tax liabilities:
Leases and depreciation	(4,271)	(261)

Total gross deferred tax liabilities	(4,271)	(261)

Net deferred tax asset	$89,319	$88,353

Net deferred tax assets were classified on the Consolidated Balance Sheets as follows:

	At March 31,
(in 000’s)	2003	2002
Deferred tax assets—current	$15,110	$21,031
Deferred tax assets—non-current	78,480	67,583
Deferred tax liabilities—non-current	(4,271)	(261)

Net deferred tax asset	89,319	88,353

At March 31, 2003, we had net operating losses and other carryforwards relating to our U.S. operations of approximately $175.0 million of which $91.3 million will expire if not used by March 31, 2019 and $53.3 million if not used by March 31, 2021 and $30.4 million if not used by March 31, 2023. We have an alternative

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

minimum tax credit carryforward of $3.2 million relating to U.S. operations, which is available indefinitely. We have foreign net operating loss carryforwards of approximately $95.3 million with varying expiration dates. Significant amounts of these loss carryforwards are offset by valuation allowances reflecting the lack of certainty as to realization.

The valuation allowance for deferred tax assets as of March 31, 2003 and 2002 was $33.9 and $38.8 million, respectively. The net change in the total valuation allowance for the years ended March 31, 2003 and 2002 was a decrease of $4.9 million and $72.4 million, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2003. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced.

The repatriation of the undistributed earnings of our non United Kingdom foreign subsidiaries at March 31, 2003 would not result in an additional material amount of tax.

7.    Earnings per Share

A reconciliation of the numerators and denominators of the basic and diluted earnings (loss) from continuing operations before extraordinary items per ADS computations follows:

	March 31, 2003			March 31, 2002			March 31, 2001
(in 000’s except per share amounts)	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per-share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per-share amount	Earnings (loss) from continuing operations (numerator)	Shares (denominator)	Per-share amount
Basic loss available to common shareholders per ADS:
Net earnings (loss) from continuing operations before extraordinary Items	$9,734			$(9,868)			$(233,516)
Dividends and accretion on participating shares	(17,981)			(16,930)			(15,953)

Loss	(8,247)	62,141	$(0.13)	(26,798)	61,967	$(0.43)	(249,469)	60,438	$(4.13)

Effect of dilutive securities:
Stock options	—	—		—	—		—	—

Diluted loss available to common shareholders per ADS:
Loss	$(8,247)	62,141	$(0.13)	$(26,798)	61,967	$(0.43)	$(249,469)	60,438	$(4.13)

The effect of our convertible subordinated notes is not included in the computation of diluted earnings per ADS for the two years ended March 31, 2002 because they are anti-dilutive. In addition, 1,942,000, 548,000 and 1,531,000 of stock options for the years ended March 31, 2003, 2002 and 2001, respectively, and the effect of the

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

convertible participating shares on the computation of diluted earnings per ADS for the three years ended March 31, 2003 are not included because they are anti-dilutive. For the three years ended March 31, 2003, basic and diluted per share amounts were equal because of the losses available to common shareholders incurred in those years.

8. Segment Reporting

We manage our business geographically and our primary areas of management and decision making are the United States, Europe and International. Our reportable segments do not include the discontinued operations of DSI. Our United States, Europe and International segments provide office imaging equipment, document solutions and related service and supplies on a direct basis to retail customers. The geographical areas covered by our International segment include Canada, Latin America and Australia. Our European segment also provides office imaging equipment and supplies on a wholesale basis to independent dealers. Our management relies on an internal management reporting process that provides segment revenue and earnings from operations, which is defined as earnings before interest expense, interest income and income taxes as shown on our consolidated statements of operations less restructuring charges and foreign exchange gains and losses. Management believes that this is an appropriate measure of evaluating the operating performance of our segments. The following tables present information about our segments.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	For the year ended March 31,
(in 000’s)	2003	2002	2001
Revenues
United States	$747,787	$871,508	$1,019,019
Europe	532,248	542,426	602,877
International	119,939	144,945	159,864
Other (1)	—	(3,703)	(8,518)

Total Revenues	$1,399,974	$1,555,176	$1,773,242

Gross Profit
United States	$319,414	$336,089	$339,025
Europe	169,534	165,379	158,468
International	34,214	49,367	49,493
Other (1)	—	(953)	(33,129)

Total Gross Profit	$523,162	$549,882	$513,857

Operating earnings (loss) from continuing operations
United States	$39,648	$17,201	$(64,010)
Europe	26,346	11,886	(25,475)
International	(11,434)	4,959	(37,864)
Other (1)	(9,649)	(24,791)	(64,019)

Total operating earnings (loss) from continuing operations	$44,911	$9,255	$(191,368)

Assets
United States	$305,284	$334,067	$429,612
Europe	429,685	434,687	501,481
International	57,495	78,131	91,358
Other (1)	189,156	125,938	292,525

Total Assets	$981,620	$972,823	$1,314,976

Capital Expenditures
United States	$29,782	$32,721	$32,761
Europe	11,036	11,900	24,671
International	5,384	5,236	10,069
Other (1)	2,348	720	1,380

Total Capital Expenditures	$48,550	$50,577	$68,881

Depreciation and Amortization
United States	$35,397	$53,666	$69,014
Europe	13,344	28,152	33,482
International	8,845	9,615	32,561
Other (1)	242	914	5,912

Total Depreciation and Amortization	$57,828	$92,347	$140,969

Long-lived Assets (2)
United States	$151,364	$136,961	$160,064
Europe	192,224	155,920	177,962
International	18,066	20,768	27,499
Other (1)	3,746	37,318	39,201

Total Long-lived Assets (2)	$365,400	$350,967	$404,726

(1)	Other includes the elimination of inter-segment revenues, corporate expenses, restructuring, foreign exchange gains/losses, corporate assets, deferred tax assets and assets of discontinued operations.
(2)	Long-lived assets are defined as equipment on operating leases, property and equipment, goodwill and noncompete agreements, all of which are net of their related depreciation and amortization. For fiscal year 2003, goodwill has been allocated pursuant to footnote 2.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9. Quarterly Financial Data (unaudited)

The following table presents selected quarterly financial data for the periods indicated:

	June 30	Sept. 30	Dec. 31	March 31	Total Year
(in 000s), except per ADS data
Fiscal 2003
Total Revenue	$347,061	$343,750	$353,115	$356,048	$1,399,974
Gross profit	134,000	123,831	131,253	134,080	523,162
Earnings (loss) from continuing operations before income taxes	7,879	2,400	4,503	(1,443)	13,338
Net earnings (loss)	5,752	1,756	3,284	(1,057)	9,734
Per ADS—diluted:
Net earnings (loss)	0.02	(0.04)	(0.02)	(0.09)	(0.13)
Stock prices (high/low) per ADS	$5.05–$2.96	$3.62–$1.77	$4.80–$1.33	$5.27–$3.05	$5.27–$1.33

Fiscal 2002
Revenue	$401,668	$381,310	$400,554	$371,643	$1,555,176
Gross profit	139,871	129,550	140,809	139,642	549,882
Earnings (loss) from continuing operations before income taxes	(16,360)	(6,382)	1,429	(5,966)	(27,275)
Earnings (loss) from continuing operations	(13,156)	(1,876)	560	4,601	(9,868)
Discontinued operations, net of tax	113,052	(1,291)	(2,901)	10,630	119,490
Extraordinary gain (loss) on early retirement of debt, net of tax	26,762	(241)	1,415	—	27,933
Net earnings (loss)	126,658	(3,408)	(926)	15,231	137,555
Per ADS—diluted:
Earnings (loss) from continuing operations	(0.28)	(0.10)	(0.06)	—	(0.43)
Discontinued operations	1.83	(0.02)	(0.04)	0.17	1.93
Extraordinary gain	0.43	—	0.02	—	0.45
Net earnings (loss)	1.98	(0.12)	(0.08)	0.17	1.95
Stock prices (high/low) per ADS	$1.25–$0.63	$1.12–$0.49	$1.13–$0.50	$4.15–$0.97	$4.15–$0.49

10. Equipment on Operating Leases, net

Included in equipment on operating leases is equipment used to generate rental revenue in our core office imaging business. Substantially all of our governmental operating leases are cancelable. Equipment on operating leases is depreciated over three to five years assuming a salvage value ranging from zero to ten percent and consists of the following:

	At March 31,
(in 000’s)	2003	2002
Equipment on operating leases	$183,862	$230,098
Less accumulated depreciation	(144,033)	(172,666)

Equipment on operating leases, net	$39,829	$57,432

Depreciation expense for the years ended March 31, 2003, 2002 and 2001 approximated $36,139,000, $44,199,000 and $67,463,000, respectively.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.    Property and Equipment, net

Property and equipment, along with their useful lives, consists of the following:

	At March 31,
			Average Useful life In years
(in 000’s)	2003	2002
Buildings	$1,447	$1,438	31
Office furniture, equipment	142,057	136,040	3 –10
Leasehold improvements	22,927	20,307	3 –15
Software	45,664	27,556	3 – 5
Transportation equipment	2,667	1,751	5 –15
Land	420	418	—

Total Cost	215,182	187,510
Less accumulated depreciation and amortization	(147,400)	(126,961)

Property and equipment, net	$67,782	$60,549

Depreciation expense for the years ended March 31, 2003, 2002 and 2001 approximated $21,237,000, $36,836,000 and $35,092,000, respectively.

12. Debt

Debt consists of the following:

	At March 31,
(in 000’s)	2003	2002
Credit facility (limited to $202.9 million) interest at LIBOR plus an applicable margin (7.98% average interest rate for 2003) due March 2006—see below	$112,889	$170,000
10% subordinated notes due April 2008	64,520	64,520
Zero coupon senior subordinated notes due April 2004	47,594	47,594
6.75% convertible subordinated notes	—	15,988
Various notes payable bearing interest from prime to 12.0% maturing principally over the next 5 years	7,852	6,352

Total long-term debt and notes payable	232,855	304,454
Less current maturities of long-term debt and notes payable	58,443	36,293

Long-term debt and notes payable, less current maturities	$174,412	$268,161

We entered into an amended and restated credit facility on June 14, 2002 with our existing senior bank lenders to provide us with financing through March 31, 2006. At March 31, 2003, we had an outstanding balance of $112.9 million under the credit facility, with no amount due under the revolver.

During fiscal year 2003, we paid fees in the amount of $6.9 million to our senior bank lenders to extend the credit facility for an additional two years through March 31, 2006 and fees of $4.3 million to modify the credit facility, among other things, to allow for the early repurchase of up to $20 million in principal amount of our zero coupon senior subordinated notes (subject to certain purchase price discount requirements) and to allow us to apply up to 75% of the proceeds of any equity offering to the early repurchase of our zero coupon senior subordinated notes.

The term loan component of the facility, as extended, requires principal repayments in installments of $32 million in fiscal years 2004 and 2005 ($8 million at the end of each quarter), and $24 million in fiscal year 2006 ($8 million at the end of the first three quarters), with the balance due March 31, 2006. In addition, we are

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

required to make additional repayments of our indebtedness under the credit facility in amounts equal to 50% of our excess cash flow (as defined in the credit facility) for each of our fiscal years, which will be $21.2 million for fiscal year 2003 to be paid in the first quarter of fiscal year 2004.

The interest rate on the revolver and term loan components of the credit facility effective September 30, 2002 was LIBOR plus 7.5% through November 30, 2002. The interest rate for each interest period, as defined in the credit facility, commencing on or after November 30, 2002 is LIBOR plus 8.25%, subject to a downward reduction to 7.5% if we receive a credit rating from Moody’s for our indebtedness under the credit facility of at least B2 during any such interest period.

Our indebtedness under the credit facility is secured by substantially all of our assets in the United States, Canada, United Kingdom, Netherlands, and Germany. The credit facility contains negative and affirmative covenants which place restrictions on us regarding, among other things, the disposition of assets, capital expenditures, additional indebtedness and permitted liens, and prohibits the payment of dividends (other than payment-in-kind dividends on our participating shares). The credit facility requires that we maintain minimum levels of adjusted consolidated net worth and cumulative consolidated EBITDA, a minimum ratio of consolidated EBITDA to interest expense and contains limitations on the amounts of our annual capital expenditures, each as defined in the credit facility. The December 31, 2002 modification to the credit agreement included a reduction in the level of consolidated cumulative EBITDA required for periods ending on or after December 31, 2002 and decreased the amount of permitted annual capital expenditures. The consolidated cumulative EBITDA requirement for the twelve months ending March 31, 2003 was $91.5 million. We were in compliance with the covenants at March 31, 2003 as amended.

We paid $11.2 million in bank fees and $6.6 million in third party fees in our 2002 fiscal year relating to the credit facility. We have paid $20.4 million in bank fees related to the credit facility during fiscal year 2003. These fees are being amortized over the term of the facility and at March 31, 2003, we had $22.4 million of unamortized debt issuance costs, anniversary fees and amendment fees. We are also required to pay fees of 1% of total commitments at June 30, 2003, December 31, 2003, March 31, 2004, December 31, 2004, March 31, 2005 and June 30, 2005, and a fee of 2% of the total commitments at June 30, 2004.

We have $47.6 million in principal amount of zero coupon senior subordinated notes due April 1, 2004 and $64.5 million in principal amount of 10% subordinated notes due April 1, 2008. The zero coupon senior subordinated notes are guaranteed by Danka Holding Company and Danka Office Imaging Company, which are both our 100% owned U.S. subsidiaries. The 6.75% convertible subordinated notes were due April 2002 and were fully repaid at that time.

Aggregate annual maturities of debt at March 31, 2003, are as follows:

(in 000’s)
Year Ending March 31,
2004	$58,443
2005	80,177
2006	49,589
2007	517
2008	514
Thereafter	43,615

$232,855

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. 6.50% Senior Convertible Participating Shares

On December 17, 1999, we issued 218,000 new 6.50% senior convertible participating shares of Danka Business Systems PLC for $218.0 million. The net proceeds of the share subscription totaled approximately $204.6 million, after deducting transaction expenses. Eighty-five percent (85%) of the net proceeds, or approximately $174.0 million of the share subscription, was used to make a required repayment of our existing bank indebtedness and the remainder was used for general corporate purposes.

The participating shares are entitled to dividends equal to the greater of 6.50% per annum or ordinary share dividends on an as converted basis. Dividends are cumulative and are paid in the form of additional participating shares through December 2004. At that time, we will be obliged to pay the participating share dividends in cash. However, the terms of the participating shares permit us to continue to pay payment-in-kind dividends following December 17, 2004 if our then existing principal indebtedness prohibits us from paying cash dividends. Further, if we are not permitted by the terms of the participating shares to pay payment-in-kind dividends following December 17, 2004 and we have insufficient distributable reserves under English law to pay cash dividends the amount of any unpaid dividend will be added to the “liquidation return” of each participating share.

The participating shares are currently convertible into ordinary shares at a conversion price of $3.11 per ordinary share (equal to $12.44 per ADS), subject to adjustment in certain circumstances to avoid dilution of the interests of participating shareholders. As of March 31, 2003 the participating shares have voting rights on an as converted basis, currently corresponding to approximately 25.8% of the total voting power of our capital stock, which includes an additional 49,339 participating shares in satisfaction of the payment-in-kind dividends.

On or after December 17, 2003, and prior to December 17, 2010, we have the option to redeem the participating shares, in whole but not in part, and subject to compliance with applicable laws, for cash at the greater of (a) the redemption price per share as set out in the table below (based on the liquidation return per participating share described below) or (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. Instead of redemption in cash at the price set out in (b) above, we may decide to convert the participating shares into the number of ordinary shares into which they are convertible if the market value of those shares exceed the redemption price set out below.

Year	Percentage of liquidation return
2003 –2004	103.250%
2004 – 2005	102.167%
2005 – 2006	101.083%
2006 and thereafter	100.000%

If by December 17, 2010, we have not converted or otherwise redeemed the participating shares, we are required, subject to compliance with applicable laws, to redeem the participating shares for cash at the greater of (a) the then liquidation value or (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. If the price set out in (b) above is applicable, we are permitted to convert the participating shares into the number of ordinary shares into which they are convertible instead of making the cash payment.

In the event of liquidation of Danka, participating shareholders will be entitled to receive a distribution equal to the greater of (a) the liquidation return per share (initially $1,000 and subject to upward adjustment on certain default events by us) plus any accumulated and unpaid dividends accumulating from the most recent dividend date or b) the amount that would have been payable on each participating share if it had been converted into ordinary shares if the market value of those shares exceed the liquidation value of the participating shares.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14.    Employee Benefit Plans

Substantially all of our U.S. employees are entitled to participate in our profit sharing plan established under Section 401(k) of the U.S. Internal Revenue Code. Employees are eligible to contribute voluntarily to the plan after 90 days of employment. At our discretion, we may also contribute to the plan. Employees are always vested in their contributed balance and become fully vested in our contributions after four years of service. Effective February 1, 1999, we began matching employee contributions with our ADSs in an action to conserve cash. In November 2000, we discontinued the match of employee contributions with shares of our ADSs because we had issued substantially all of the ADSs that we were authorized to issue for the matching contributions. For the period April 1, 2000 through October 31, 2000, we issued approximately 2.7 million ADSs to match employee contributions made to the plan. We re-instated the employee cash match beginning April 1, 2001 for the years ended March 31, 2003 and 2002. The expenses related to contributions to the plan for the years ended March 31, 2003, 2002 and 2001 were approximately $1.5 million, $2.5 million and $4.8 million, respectively.

Most non-U.S. employees participate in defined benefit and contribution plans with varying vesting and contribution provisions. The expenses related to these contributions for the years ended March 31, 2003, 2002 and 2001 were approximately $2.5 million, $4.7 million and $4.3 million, respectively.

In connection with our acquisition of Kodak’s office imaging and outsourcing businesses, we acquired certain pension obligations of non-U.S. employees from Kodak. At March 31, 2003 and 2002 the liability for these pension obligations was $7.7 and $7.9 million, respectively.

We have a supplemental executive retirement plan, which provides additional income for certain of our U.S. executives upon retirement. There were no contributions to the plan for the years ended March 31, 2003, 2002 and 2001.

Under the Danka Section 423 Employee Stock Purchase Plan approved on March 28, 2002, we are authorized to issue up to 8,000,000 ordinary shares (2,000,000 ADS equivalents) to eligible employees in Danka Office Imaging Company, our principal U.S. operating subsidiary. Under the terms of the plan, employees can choose to have a fixed dollar amount deducted from their biweekly compensation to purchase our ADS. The purchase price of the ADS is 85% of the market value of the stock on the first day of the purchase period or the purchase date, whichever is lower. Employees are limited to a maximum purchase under the plan of stock with a fair market value of $25,000 during each calendar year. The plan is effective as of April 1, 2002. All stock purchased under this plan must be retained for a period of six months. As of March 31, 2003, we had issued 149,340 ordinary shares under this plan.

15.    Share Option and Stock Compensation Plans

We have four stock option and stock compensation plans, the 1996 Share Option Plan, the 1999 Share Option Plan, the 2001 Long-Term Incentive Plan and the 2002 Outside Director Stock Compensation Plan. Awards may be made under all three plans to our officers and key employees. The awards for the 1996 Share Option Plan and the 1999 Share Option Plan allow for the purchase of shares of our authorized but unissued ordinary shares. Under all of the stock option plans, the option exercise price is equal to the fair market value of our ordinary shares or ADS stock at the date of grant. Options granted by us currently expire no later than 10 years from the date of grant and generally vest within 3 – 5 years. During fiscal 2003, the shareholders approved a reduction in the number of shares available for issuance under the Danka 2001 Long-Term Incentive Plan by 2,000,000 ordinary shares or 500,000 ADS to 18,000,000 ordinary shares or 4,500,000 ADS.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

1996 Share Option Plan

Our 1996 share option plan authorizes the granting of both incentive and non-incentive share options over an aggregate of 22,000,000 ordinary shares (5,500,000 ADS equivalents). The option balance outstanding at March 31, 2003 also includes options issued pursuant to a plan that preceded the 1996 share option plan. There are no shares available for issue under the earlier plan. Under both plans, options are and were granted at prices not less than market value on the date of grant and the maximum term of an option may not exceed ten years. Share options granted under the 1996 share option plan generally vest ratably in equal tranches over three years beginning on the first anniversary of the date of grant.

We established The Danka Employees’ Trust Fund for use in conjunction with our 1996 share option plan. The employees’ trust may subscribe for new ordinary shares which we have granted in the form of share options, or it may purchase our ordinary shares on the open market. The employees’ trust will transfer shares to employees upon exercise of their options. No shares were acquired by the employees’ trust for the years ended March 31, 2003, 2002, and 2001.

1999 Share Option Plan

In October 1999, shareholders approved a share option plan authorizing the granting of both incentive and non-incentive share options for an aggregate of 12,000,000 ordinary shares (3,000,000 ADS equivalents). In October 2001, shareholders approved the issuance of an additional 20,000,000 ordinary shares (5,000,000 ADS equivalents) pursuant to the 1999 plan. Share options granted under the 1999 share option plan have the same terms as those granted under the 1996 share option plan.

2001 Long Term Incentive Plan

In October 2001, shareholders approved the Danka 2001 Long Term Incentive Plan, under which we may make awards of a variety of equity-related incentives to our executive directors, officers and employees. Awards under the 2001 plan may take the form of restricted stock unit awards, stock appreciation rights and other share-based awards. The 2001 plan is administered by our human resources committee, which determines the persons to whom awards may be made, the form of the awards, the terms and conditions of the awards, the number of shares subject to each award and the dates of grant. The total number of ordinary shares in respect of which awards may be made under the 2001 plan is 18,000,000 ordinary shares (4,500,000 ADS equivalents). Awards may be made over ordinary shares or ADSs. As of March 31, 2003, no awards had been made under the 2001 plan.

2002 Outside Director Stock Compensation Plan

In October 2002, we approved the 2002 Outside Director Stock Compensation Plan which allows us to pay part of our outside (non-executive) directors’ compensation in shares. The total number of shares in respect of which awards may be made under the 2002 Plan are 2,000,000 ordinary shares or 500,000 ADS. As of March 31, 2003, 269,472 ordinary shares or 67,368 ADS had been issued under the 2002 Plan.

In July 2000, shareholders approved a restricted stock award for the issuance of 1,542,168 ordinary shares (385,542 ADS equivalent) to be issued in three equal installments in 2001, 2002 and 2003 to our former president.

As of March 31, 2003, there were 39,847,302 ordinary shares (9,785,090 ADS equivalents) available to grant under all of our existing equity compensation plans.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Additional information with respect to stock option plan activity for the 1996 and 1999 share option plans during the three years ended March 31, 2003 was as follows:

	For the year ended March 31,
	2003		2002		2001
	Options (000’s)	Weighted- average exercise price in pence	Options (000’s)	Weighted- average exercise price in pence	Options (000’s)	Weighted- average exercise in pence price
Options outstanding at April 1	27,893	90.40	21,831	126.47	20,145	162.64
Granted	9,973	58.13	8,260	25.00	4,453	17.87
Exercised	—	—	—	—	—	—
Cancelled	(3,713)	166.47	(2,198)	187.40	(2,767)	176.59

Options outstanding at March 31	34,153	72.81	27,893	90.40	21,831	126.47

Options exercisable at March 31	18,488	97.53	16,415	133.25	11,877	176.71

Shares available for issuance at March 31	19,847		26,107		12,169

The range of option exercise prices for options outstanding at March 31, 2003 was 9.25 pence to 730.0 pence. This range reflects the fluctuating price of our ordinary shares.

The following table summarizes information about options outstanding at March 31, 2003.

	Outstanding Options			Exercisable Options
Price range in pence	Number of shares (In Thousands)	Weighted average remaining contractual life (In Years)	Weighted average exercise price in pence	Number of shares (In Thousands)	Weighted average remaining contractual life (In Years)	Weighted average exercise price in pence
9.25 – 42.00	11,830	8.5	21.16	5,013	8.3	17.82
43.17 – 113.85	19,496	7.5	72.17	10,648	5.9	82.28
127.00 – 215.66	1,184	6.4	143.10	1,184	6.4	143.10
246.00 – 378.67	875	4.2	268.95	875	4.2	268.95
445.00 – 730.00	768	2.8	563.90	768	2.8	563.90

	34,153			18,488

SFAS No. 123 Assumptions and Fair Value

The fair value of options granted in 2003, 2002 and 2001 reported above in “Note 2: Accounting Policies” was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	For the year ended March 31,
	2003	2002	2001
Dividend yield	0%	0%	0%
Expected volatility	197.41%	310.70%	234.00%
Risk-free interest rate	3.43%	4.43%	4.82%
Expected life	5 years	5 years	5 years

The weighted average fair value of ordinary shares at grant date, in pence, as of March 31, 2003, 2002 and 2001 was 57.64, 24.96 and 17.48, respectively.

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16.    Commitments, Contingencies and Related Party Transactions

Leases: We are obligated under various noncancelable operating leases for our office facilities, office equipment and vehicles. Future noncancelable lease commitments as of March 31, 2003, are as follows:

(in 000’s)
Year Ending March 31,
2004	$48,752
2005	30,266
2006	20,157
2007	14,374
2008	12,320
Thereafter	35,771

Rental expense for fiscal years ended March 31, 2003, 2002 and 2001 was approximately $61,627,000, $70,385,000 and $93,273,000, respectively.

Equipment Leasing Commitment: We have an agreement with General Electric Capital Corporation (“GECC”) under which GECC agrees to provide financing to our United States customers to purchase equipment. The agreement expires March 31, 2009. In connection with this agreement, we are obligated to provide a minimum level of customer leases to GECC. The minimum level of customer leases is equal to a specified percentage of U.S. retail equipment and related sales revenues. If we fail to provide a minimum level of customer leases under the agreement, we are obligated to pay penalty payments to GECC. For the years ended March 31, 2002 and 2001, we were obligated for penalty payments of approximately $0.2 million and $1.9 million, respectively. We were not required to make any penalty payments for the year ended March 31, 2003.

Facility Lease Commitments: Danka Holding Company (“DHC”), one of our subsidiaries, has been a party to a number of tax retention operating lease (“TROLs”). Three properties subject to the TROL financing were sold during fiscal year 2003 for approximately $34.9 million.

Related Party Transactions: We remain contingently liable for the repayment of $318,000 of Industrial Revenue Bonds used to finance the construction of our corporate office in St. Petersburg, Florida. The obligation was assumed by a company controlled by our former chief executive officer, when it acquired the corporate office building. We lease our corporate office and three other offices owned by companies in which our former chief executive officer has a significant interest. The leases expire at various dates through December 2003.

Litigation: On or about June 6, 2003, we were served with a putative class action complaint titled Stephen L. Edwards, et al., Plaintiffs vs Danka Industries, Inc., et al., including American Business Credit Corporation, Defendants, alleging claims of breach of contract, fraud/intentional misrepresentation, unjust enrichment, violation of the Florida Deception and Unfair Trade Protection Act and injunctive relief. We intend to vigorously defend all claims alleged by the plaintiff.

We are subject to legal proceedings and claims, which arise in the ordinary course of our business. We do not expect these legal proceedings to have a material effect on our financial position, results of operations or liquidity.

17.    Financial Instruments

Fair Value of Financial Instruments: At March 31, 2003, the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other notes payable approximated fair value due to

DANKA BUSINESS SYSTEMS PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the short-term maturities of these assets and liabilities. There are no quoted market prices for our 6.50% senior convertible participating shares. The participating shares currently are convertible into ordinary shares at a current conversion price of $12.44 per ADS. Assuming all participating shares were converted to ADSs at March 31, 2003, the resulting shares would have a market value of $70.3 million at that date. There are no quoted market prices for the $47.6 million of zero coupon senior subordinated notes and the $64.5 million in 10% subordinated notes. Therefore, their market value at March 31, 2003 are assumed to be their par values. The estimated fair market value at March 31, 2003 of our credit agreement of our senior bank debt approximated the carrying amount of the debt.

Foreign Currency Hedging: Generally, we do not enter into forward and option contracts to manage our exposure to foreign currency fluctuations. Foreign exchange forward contracts are legal agreements between two parties to purchase and sell a foreign currency, for a price specified at the contract date. The fair value of foreign exchange forward contracts is estimated by obtaining quotes for futures contracts with similar terms, adjusted where necessary for maturity differences. We did not enter into any material forward contracts or option contracts to buy or sell foreign currency for fiscal years 2003, 2002 and 2001.

Interest Rate Hedging: Under our credit agreement for our senior bank debt, we are required to enter into arrangements that provide protection from the volatility of variable interest rates for a portion of the outstanding principal balance on the credit agreement. To fulfill this obligation, we utilized interest rate swap agreements to eliminate the impact of interest rate changes on certain variable rate principal balances outstanding under the credit agreement. Pursuant to our credit agreement, we entered into a $80 million notional interest rate cap agreement with Bank of America. The interest rate cap would have paid Danka the difference between the quarterly LIBOR rate and 3.99% for the period March 18, 2002 to March 18, 2003. We have not entered into any new interest rate swap agreements since March 18, 2003.

Our financial instruments involve, to varying degrees, elements of exchange risk in excess of the amounts, which would be recognized in the consolidated balance sheet. Exposure to foreign currency contracts results from fluctuations in currency rates during the periods in which the contracts are outstanding. Additionally, these contracts contain an element of credit risk to the extent of nonperformance by the counterparties. We minimize such risk by limiting the counterparties to a group of major international banks, and do not expect to record any losses as a result of nonperformance by these counterparties.

18.    Subsequent Event

On July 1, 2003, we repaid our then-existing credit facility with the net proceeds from the offering of $175 million aggregate principal amount of our 11% Senior Notes due 2010, or the senior notes, that were sold at a price of 97.6% of the aggregate principal amount. The senior notes have a fixed annual interest rate of 11.0%, which will be paid every six months on June 15 and December 15, commencing December 15, 2003. The senior notes will mature on June 15, 2010. Our indebtedness under the senior notes is guaranteed by certain of our subsidiaries in the United States, Canada, United Kingdom, Australia and Luxembourg. The indenture governing the senior notes includes negative covenants that will restrict our ability to, among other things, incur additional indebtedness, create liens, pay dividends (other than payment-in-kind dividends on our participating shares) and sell or make certain dispositions of assets.

On July 18, 2003, we issued a notice of redemption to all of the holders of our zero coupon senior subordinated notes due April 1, 2004 specifying a redemption price of par value of the zero coupon senior subordinated notes and a redemption date of August 18, 2003. In connection with the redemption we have placed $47.6 million in escrow.

Concurrently with the issuance of the senior notes, we entered into a three year credit facility with Fleet Capital Corporation to provide a $50.0 million, senior secured revolver, which includes a $30.0 million sublimit for standby and documentary letters of credit. Subject to borrowing base and availability reserve criteria, the total amount of indebtedness that we will be able to incur under the new credit facility will be $50.0 million. Borrowings under the new credit facility will be subject to a borrowing base calculation. In addition, under the terms of the new credit facility, extensions of credit to the borrowers will be further limited to the lesser of the commitment and the borrowing base, in each case subject to an availability reserve equal to $20.0 million. Accordingly, unless the lender otherwise agrees, at no time can credit available under the new credit facility exceed $30.0 million.

The new credit facility will bear interest at an annual rate equal to, at our option (a) the sum of the rate of interest publicly announced from time to time by Fleet National Bank as its prime or base rate of interest plus the applicable margin thereon or (b) the sum of LIBOR for interest periods at our option of one, two, three or six months plus the applicable margin thereon. The applicable interest rate margin on loans for which interest is calculated by reference to the base or prime rate, or base rate loans, will range from 0% to 0.50% per annum, and the applicable interest rate margin on loans for which interest is calculated by reference to the LIBOR rate, or LIBOR rate loans, will range from 1.75% to 2.50% per annum, in each case based on average adjusted availability, or availability under the new credit facility plus cash, under the new credit facility.

On July 1, 2003, we had approximately $29.1 million in letters of credit outstanding. In connection with the closing of the senior notes offering and the new credit facility, we were required to post $30.6 million in cash collateral with Bank of America to secure such letters of credit under the new credit facility. On or about July 25, 2003, one of our major vendors agreed to release its letters of credit, which resulted in $15.8 million of cash being released that we had previously posted as collateral for such letters of credit.

The obligations under the new credit facility will be guaranteed by Danka Business Systems PLC and its subsidiaries that are guarantors of the senior notes. The new credit facility will be secured by a first priority lien on and security interest in substantially all of the assets of Danka Holding Company and Danka Office Imaging Company and the new credit facility guarantors organized in the United States and by a pledge of the capital stock of such guarantors organized in the United States.

The new credit facility includes negative covenants that place restrictions on our ability to, among other things, incur indebtedness, create or incur liens, make loans and declare or pay dividends. The new credit facility includes certain events of default including defaults resulting from non-payment of the obligations under the new credit facility when due, material misrepresentations, breach of covenants, insolvency, bankruptcy, entry of certain judgments, change of control and cross defaults with respect to other debt for borrowed money.

At June 30, 2003, we had unamortized debt issuance costs, anniversary fees and amendment fees of $20.6 million relating to the refinanced credit facility. The amount will be charged to pre-tax earnings in the quarter ending September 30, 2003.

19.    Supplemental Consolidating Financial Data for Subsidiary Guarantors—Senior Notes due 2010

The senior notes which mature in 2010 will be fully and unconditionally guaranteed on a joint and several basis by the following subsidiaries (collectively, the “Subsidiary Guarantors”):

•	Danka Australasia Pty Limited, Danka Australia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd, Danka Datakey Pty Ltd, Datakey Alcatel Pty. Ltd. and Danka Systems Pty Limited, representing all of our Australian Subsidiaries;
•	Danka Business Finance Ltd., Danka Canada Inc. and Kalmara Inc., representing all of our Canadian subsidiaries;
•	Dankalux S.à r.L., a Luxembourg subsidiary;
•	Danka UK Plc, our primary UK operating subsidiary, and Danka Services International Ltd., a UK subsidiary; and

•	Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc. and Danka Office Imaging Company, which represent all of our U.S. Subsidiaries other than certain dormant entities.

Subsidiary guarantors for fiscal year 2002 and fiscal year 2001 include the results of our New Zealand subsidiary which was sold during fiscal 2002.

The following audited supplemental consolidating financial data includes the combined Subsidiary Guarantors. We believe separate complete financial statements of each of the respective Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restriction on the ability of investors or creditors to obtain access to its assets in the event of default on its guarantee.

We account for investment in subsidiaries on the equity method for purposes of the audited supplemental consolidating presentation. Earnings of subsidiaries are therefore reflected in Danka Business Systems PLC’s (“Parent Company”) investment in subsidiaries. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

	Supplemental Consolidating Statement of Operations For the Year Ended March 31, 2003
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Revenue:
Retail equipment and related sales	$—	$351,734	$124,995	$—	$476,729
Retail service, supplies and rentals	—	592,668	246,041	—	838,709
Wholesale	—	—	84,536	—	84,536

Total revenue	—	944,403	455,571	—	1,399,974

Costs and operating expenses:
Cost of retail equipment and related sales	—	223,551	87,341	—	310,892
Retail service, supplies and rental costs	—	341,133	156,358	—	497,491
Wholesale costs of revenue	—	—	68,429	—	68,429
Selling, general and administrative expenses	5,172	356,043	123,672	—	484,887
Restructuring charges (credits)	—	(102)	(453)	—	(555)
Equity (income) loss	19,590	—	—	(19,590)	—
Other (income) expense	(17,935)	(21,797)	(45,435)	79,086	(6,081)

Total costs and operating expenses	6,827	898,828	389,912	59,496	1,355,063

Operating earnings (loss)	(6,827)	45,575	65,659	(59,496)	44,911
Interest expense	(30,020)	(1,519)	(65,561)	64,278	(32,822)
Interest income	57,438	5,390	2,699	(64,278)	1,249

Earnings (loss) before income taxes	20,591	49,446	2,797	(59,496)	13,338
Provision (benefit) for income taxes	10,857	8,874	5,241	(21,369)	3,604

Net (loss) earnings	$9,734	$40,572	$(2,445)	$(38,127)	$9,734

See page F-36 for references to (1) and (2).

	Supplemental Consolidating Statement of Operations For the Year Ended March 31, 2002
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Revenue:
Retail equipment and related sales	$—	$395,486	$142,953	$—	$538,439
Retail service, supplies and rentals	—	691,386	246,404	—	937,790
Wholesale	—	—	78,947	—	78,947

Total revenue	—	1,086,872	468,304	—	1,555,176

Costs and operating expenses:
Cost of retail equipment and related sales	—	291,136	102,920	—	394,056
Retail service, supplies and rental costs	—	387,337	159,544	—	546,881
Wholesale costs of revenue	—	—	64,357	—	64,357
Selling, general and administrative expenses	4,245	401,133	125,953	—	531,331
Restructuring charges (credits)	—	(379)	(1,613)	—	(1,992)
Equity (income) loss	(106,570)	—	—	106,570	—
Other (income) expense	2,057	(6,726)	11,383	4,574	11,288

Total costs and operating expenses	(100,268)	1,072,501	462,544	111,144	1,545,921

Operating earnings (loss) from continuing operations	100,268	14,371	5,760	(111,144)	9,255
Interest expense	(36,783)	(5,494)	(62,799)	62,778	(42,298)
Interest income	52,417	16,809	(680)	(62,778)	5,768

Earnings (loss) from continuing operations before income taxes	115,902	25,685	(57,719)	(111,144)	(27,275)
Provision (benefit) for income taxes	5,956	12,278	(32,722)	(2,919)	(17,407)

Earnings (loss) from continuing operations before extraordinary items	109,946	13,407	(24,997)	(108,225)	(9,868)
Discontinued operations, net of tax	(324)	58,230	61,584	—	119,490
Extraordinary gain early retirement of debt, net of tax	27,933	—	—	—	27,933

Net (loss) earnings	$137,555	$71,637	$36,587	$(108,225)	$137,555

See page F-36 for references to (1) and (2).

	Supplemental Consolidating Statement of Operations For the Year Ended March 31, 2001
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Revenue:
Retail equipment and related sales	$—	$454,728	$159,379	$—	$614,107
Retail service, supplies and rentals	—	805,532	256,475	—	1,062,007
Wholesale	—	—	97,128	—	97,128

Total revenue	—	1,260,260	512,982	—	1,773,242

Costs and operating expenses:
Cost of retail equipment and related sales	—	391,199	127,097	—	518,296
Retail service, supplies and rental costs	—	484,066	176,101	—	660,167
Wholesale costs of revenue	—	—	80,922	—	80,922
Selling, general and administrative expenses	8,402	485,967	147,110	—	641,480
Write-off of goodwill	—	—	25,577	—	25,577
Restructuring charges (credits)	—	9,773	5,932	—	15,705
Equity (income) loss	211,674	—	—	(211,674)	—
Other (income) expense	(5,585)	122,488	(97,558)	3,119	22,464

Total costs and operating expenses	214,491	1,493,492	465,182	(208,555)	1,964,610

Operating earnings (loss) from continuing operations	(214,491)	(233,233)	47,801	208,555	(191,368)
Interest expense	(91,824)	(10,311)	(84,448)	103,935	(82,648)
Interest income	84,335	14,870	7,903	(103,935)	3,172

Earnings (loss) from continuing operations before income taxes	(221,980)	(228,674)	(28,744)	208,555	(270,844)
Provision (benefit) for income taxes	(1,420)	(30,157)	(5,751)	—	(37,328)

Earnings (loss) from continuing operations	(220,560)	(198,518)	(22,994)	208,555	(233,516)
Discontinued operations, net of tax	—	13,626	(670)	—	12,956

Net (loss) earnings	$(220,560)	$(184,892)	$(23,664)	$208,555	$(220,560)

See page F-36 for references to (1) and (2).

	Supplemental Condensed Consolidating Balance Sheet Information March 31, 2003
	Parent Company (1)	Subsidiary Guarantors	Non- Guarantors (2)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Assets
Current assets:
Cash and cash equivalents	$42,709	$13,898	$24,886	$—	$81,493
Accounts receivable, net	—	144,511	112,818	—	257,329
Inventories	—	64,478	46,993	—	111,471
Prepaid expenses, deferred income taxes and other current assets	19,262	24,626	1,991	—	45,879

Total current assets	61,971	247,513	186,688	—	496,172

Equipment on operating leases, net	—	24,799	15,030	—	39,829
Property and equipment, net	—	59,784	7,998	—	67,782
Goodwill, net	—	136,991	119,999	—	256,990
Non-compete agreements, net	—	799	—	—	799
Investment in subsidiaries	89,039	150,232	1,697,842	(1,937,113)	—
Deferred income taxes	—	78,458	22	—	78,480
Other assets	8,784	16,219	16,565	—	41,568

Total assets	$159,794	$714,795	$2,044,144	$(1,937,113)	$981,620

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$56,071	$2,381	$(9)	$—	$58,443
Accounts payable	253	94,032	45,922	—	140,207
Accrued expenses and other current liabilities	(3,909)	63,734	41,924	—	101,749
Taxes Payable	—	107,972	4,339	—	112,311
Deferred revenue	—	20,732	19,896	—	40,628
Due to/(from) affiliate	(385,639)	(593,746)	983,430	(4,045)	—

Total current liabilities	(333,224)	(304,895)	1,095,502	(4,045)	453,338

Long-term debt and notes payables, less current maturities	168,932	738	4,742	—	174,412
Deferred income taxes and other long-term liabilities	1	13,190	16,595	(1)	29,785

Total liabilities	(164,291)	(290,967)	1,116,839	(4,046)	657,535

6.5% convertible participating shares	258,376	—	—	—	258,376

Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,167	1,135,612	47,352	(1,182,964)	5,167
Additional paid-in capital	327,173	29,781	437,177	(466,958)	327,173
Retained earnings (accumulated deficit)	(189,995)	(169,339)	720,613	(551,274)	(189,995)
Accumulated other comprehensive (loss) income	(76,636)	9,708	(277,837)	268,129	(76,636)

Total shareholders’ equity (deficit)	65,709	1,005,762	927,305	(1,933,067)	65,709

Total liabilities & shareholders’ equity (deficit)	$159,794	$714,795	$2,044,144	$(1,937,113)	$981,620

See page F-36 for references to (1) and (2).

	Supplemental Consolidating Balance Sheet Information March 31, 2002
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Assets
Current assets:
Cash and cash equivalents
Accounts receivable, net	$8,420	$25,388	$25,662	$—	$59,470
Inventories	—	178,106	114,244	—	292,350
Due (to)/from affiliates	463,352	448,100	(915,497)	4,045	—
Prepaid expenses, deferred income taxes and other current assets	—	64,705	65,894	—	130,599
Assets of discontinued operations	5,060	24,231	6,644	—	35,935

Total current assets	476,832	741,862	(703,053)	4,045	518,354
Equipment on operating leases, net	—	33,524	23,908	—	57,432
Property and equipment, net	—	53,730	6,819	—	60,549
Goodwill, net	—	132,909	98,999	—	231,908
Non-compete agreements, net	—	1,078	—	—	1,078
Investment in subsidiaries	108,629	(51,166)	2,148,267	(2,205,730)	—
Deferred income taxes	—	67,583	—	—	67,583
Other assets	13,183	21,718	1,018	—	35,919

Total assets	$598,644	$999,906	$1,575,958	$(2,201,685)	$972,823

Liabilities and shareholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$31,988	$632	$3,673	$—	$36,293
Accounts payable	5,822	81,443	23,321	—	110,586
Accrued expenses and other current liabilities	6,155	63,466	35,554	4,044	109,219
Taxes Payable	—	128,724	(31,568)	(2,919)	94,237
Deferred revenue	—	25,865	16,478	—	42,343

Total current liabilities	43,965	300,130	47,458	1,125	392,678
Long-term debt and notes payables, less current maturities	266,114	817	1,230	—	268,161
Deferred income taxes and other long-term liabilities	—	10,892	12,523	—	23,415

Total liabilities	310,079	311,839	61,211	1,125	684,254

6.5% convertible participating shares	240,520	—	—	—	240,520

Shareholders' equity (deficit):
Ordinary shares, 1.25 pence stated value	5,139	1,122,981	302,987	(1,425,968)	5,139
Additional paid-in capital	325,880	27,184	439,774	(466,958)	325,880
Retained earnings (accumulated deficit)	(181,876)	(448,479)	1,026,769	(578,286)	(181,872)
Accumulated other comprehensive (loss) income	(101,098)	(13,619)	(254,783)	268,402	(101,098)

Total shareholders' equity (deficit)	48,045	688,067	1,514,747	(2,202,810)	48,049

Total liabilities & shareholders' equity (deficit)	$598,644	$999,906	$1,575,958	$(2,201,685)	$972,823

See page F-36 for references to (1) and (2).

	Supplemental Condensed Consolidating Statement of Cash Flows For the Year Ended March 31, 2003
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Net cash provided by (used in) operating activities	$126,807	$8,968	$19,243	$—	$155,018

Investing activities
Capital expenditures	—	(24,128)	(24,422)	—	(48,550)
Proceeds from sale of property and equipment	—	324	309	—	633
Proceeds from sale of business	—	—	5,940	—	5,940

Net cash provided by (used in) investing activities	—	(23,804)	(18,173)	—	(41,977)

Financing activities
Net (payment) borrowing of debt	(73,814)	1,707	(207)	—	(72,314)
Payment of debt issue costs	(20,435)	—	—	—	(20,435)

Net cash provided by (used in) financing activities	(94,249)	1,707	(207)	—	(92,749)

Effect of exchange rates	1,731	—	—	—	1,731

Net increase (decrease) in cash	34,289	(13,129)	863	—	22,023
Cash and cash equivalents, beginning of period	8,420	25,388	25,662	—	59,470

Cash and cash equivalents, end of period	$42,709	$12,259	$26,525	$—	$81,493

See page F-36 for references to (1) and (2).

	Supplemental Condensed Consolidating Statement of Cash Flows For the Year Ended March 31, 2002
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Net cash provided by (used in) operating activities	$347,997	$(104,387)	$(88,044)	$—	$155,566
Investing activities
Capital expenditures	—	(34,714)	(15,863)	—	(50,577)
Proceeds from sale of property and equipment	—	905	23	—	928
Proceeds from sale of business	—	179,099	94,895	—	273,994

Net cash provided by (used in) investing activities	—	145,290	79,055	—	224,345

Financing activities
Net (payment) borrowing of debt	(319,267)	(47,654)	(205)	—	(367,126)
Payment of debt issue costs	(25,797)	—	—	—	(25,797)

Net cash provided by (used in) financing activities	(345,064)	(47,654)	(205)	—	(392,923)

Effect of exchange rates	16	88	3,293	—	3,397

Net increase (decrease) in cash	2,949	(6,663)	(5,901)	—	(9,615)
Cash and cash equivalents, beginning of period	5,471	32,051	31,563	—	69,085

Cash and cash equivalents, end of period	$8,420	$25,388	$25,662	$—	$59,470

See page F-36 for references to (1) and (2).

	Supplemental Condensed Consolidating Statement of Cash Flows For the Year Ended March 31, 2001
	Parent Company (1)	Subsidiary Guarantors	Subsidiary Non- Guarantors (2)	Eliminations	Consolidated Total
(in 000’s)
Net cash provided by (used in) operating activities	$84,629	$37,628	$4,684	$—	$126,941

Investing activities
Capital expenditures	—	(42,223)	(26,658)	—	(68,881)
Proceeds from sale of property and equipment	—	546	5,562	—	6,108
Proceeds from sale of business	—	—	—	—	—

Net cash provided by (used in) investing activities	—	(41,677)	(21,096)	—	(62,773)

Financing activities
Net (payment) borrowing of debt	(81,722)	(2,922)	17,004	—	(67,640)
Payment of debt issue costs	—	—	—	—	—

Net cash provided by (used in) financing activities	(81,722)	(2,922)	17,004	—	(67,640)

Effect of exchange rates	(195)	88	7,803	—	7,696

Net increase (decrease) in cash	2,712	(6,883)	8,395	—	4,224
Cash and cash equivalents, beginning of period	2,759	38,934	23,168	—	64,861

Cash and cash equivalents, end of period	$5,471	$32,051	$31,563	$—	$69,085

(1)	Danka Business Systems PLC
(2)	Subsidiaries of Danka Business Systems PLC other than Subsidiary Guarantors

Consolidated Statements of Operations for the three months ended June 30, 2003 and 2002

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	June 30, 2003	June 30, 2002
Revenue:
Retail equipment and related sales	$112,777	$110,082
Retail service	165,923	179,191
Retail supplies and rentals	31,840	37,051
Wholesale	23,244	20,737

Total revenue	333,784	347,061

Costs and operating expenses:
Cost of retail equipment sales	78,208	71,165
Retail service costs	96,455	104,003
Retail supplies and rental costs	18,010	20,951
Wholesale costs of revenue	18,593	16,942
Selling, general and administrative expenses	118,475	119,529
Restructuring charges (credits)	(594)	—
Other (income) expense	(362)	(531)

Total costs and operating expenses	328,785	332,059

Operating earnings	4,999	15,002
Interest expense	(9,753)	(7,423)
Interest income	232	300

Earnings (loss) before income taxes	(4,522)	7,879
Provision (benefit) for income taxes	(3,726)	2,127

Net earnings (loss)	$(796)	$5,752

Calculation of (loss) earnings per ADS
Earnings (loss)	$(796)	$5,752
Dividends and accretion on participating shares	(4,665)	(4,393)

Income (loss) available to common shareholders	$(5,461)	$1,359

Basic (loss) earnings available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.09)	$0.02

Weighted average ADSs	62,401	62,021

Diluted (loss) earnings available to common shareholders per ADS:
Net earnings (loss) per ADS	$(0.09)	$0.02

Weighted average ADSs	62,401	64,052

See accompanying notes to the consolidated financial statements

Condensed Consolidated Balance Sheets as of June 30, 2003 and March 31, 2003

(In Thousands)

(Unaudited)

	June 30, 2003	March 31, 2003
Assets
Current assets:
Cash and cash equivalents	$60,322	$81,493
Accounts receivable, net	253,131	257,329
Inventories	114,425	111,471
Prepaid expenses, deferred income taxes and other current assets	45,450	45,879

Total current assets	473,328	496,172

Equipment on operating leases, net	36,349	39,829
Property and equipment, net	73,302	67,782
Goodwill, net	266,308	256,990
Noncompete agreements, net	758	799
Deferred income taxes	79,095	78,480
Other assets	36,709	41,568

Total assets	$965,849	$981,620

Liabilities and shareholders’ equity
Current liabilities:
Current maturities of long-term debt and notes payable	$82,803	$58,443
Accounts payable	122,700	140,207
Accrued expenses and other current liabilities	98,131	101,749
Taxes payable	111,555	112,311
Deferred revenue	41,894	40,628

Total current liabilities	457,083	453,338

Long-term debt and notes payable, less current maturities	142,114	174,412
Deferred income taxes and other long-term liabilities	30,996	29,785

Total liabilities	630,193	657,535

6.5% convertible participating shares	263,010	258,376

Shareholders’ equity:
Ordinary shares, 1.25 pence stated value	5,175	5,167
Additional paid-in capital	327,306	327,173
Accumulated deficit	(195,425)	(189,995)
Accumulated other comprehensive loss	(64,410)	(76,636)

Total shareholders’ equity	72,646	65,709

Total liabilities & shareholders’ equity	$965,849	$981,620

See accompanying notes to the consolidated financial statements

Consolidated Statements of Cash Flows for the three months ended June 30, 2003 and 2002

(In Thousands)

(Unaudited)

	June 30, 2003	June 30, 2002
Operating activities:
Net earnings (loss)	$(796)	$5,752
Adjustments to reconcile net earnings (loss) to net cash provided:
Depreciation and amortization	12,037	14,542
Deferred income taxes	(528)	(1,116)
Amortization of debt issuance costs	4,117	1,722
Loss on sale of property and equipment and equipment on operating leases	2,028	1,759
Proceeds from sale of equipment on operating leases	662	702
Restructuring and other special charges (credits)	(594)	—
Changes in net assets and liabilities:
Accounts receivable	4,198	16,957
Inventories	(2,954)	2,148
Prepaid expenses and other current assets	(939)	(3,921)
Other non-current assets	2,381	5,124
Accounts payable	(17,507)	(7,856)
Accrued expenses and other current liabilities	(3,639)	(3,236)
Deferred revenue	1,265	(858)
Other long-term liabilities	1,124	2,530

Net cash provided by operating activities	855	34,249

Investing activities:
Capital expenditures	(14,810)	(8,607)
Proceeds from the sale of property and equipment	261	31

Net cash used in investing activities	(14,549)	(8,576)

Financing activities:
Net payments under line of credit agreements	(6,687)	(29,949)
Principal payments of debt	(1,489)	(16,698)
Payment of debt issue costs	(2,749)	(4,072)

Net cash used in financing activities	(10,925)	(50,719)

Effect of exchange rates	3,448	3,035

Net increase (decrease) in cash and cash equivalents	(21,171)	(22,011)
Cash and cash equivalents, beginning of period	81,493	59,470

Cash and cash equivalents, end of period	$60,322	$37,459

See accompanying notes to the consolidated financial statements

Consolidated Statements of Shareholders’ Equity and Accumulated Other Comprehensive Losses for the three months ended June 30, 2003 and 2002

(In Thousands)

(Unaudited)

	Number of Ordinary Shares (4 Ordinary Shares Equal 1 ADS)	Ordinary Shares	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)/Income	Total
Balances at March 31, 2003	249,532	$5,167	$327,173	$(189,995)	$(76,636)	$65,709
Net loss	—	—	—	(796)	—	(796)
Currency translation adjustment	—	—	—	—	12,226	12,226

Comprehensive income						11,430
Dividends and accretion on participating shares	—	—	—	(4,634)	—	(4,634)
Shares issued under employee stock plans	389	8	133	—	—	141

Balances at June 30, 2003	249,921	$5,175	$327,306	$(195,425)	$(64,410)	$72,646

Balances at March 31, 2002	248,085	$5,139	$325,880	$(181,872)	$(101,098)	$48,049
Net earnings	—	—	—	5,752	—	5,752
Currency translation adjustment	—	—	—	—	22,880	22,880

Comprehensive income						28,632
Dividends and accretion on participating shares	—	—	—	(4,364)	—	(4,364)

Balances at June 30, 2002	248,085	$5,139	$325,880	$(180,484)	$(78,218)	$72,317

See accompanying notes to the consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.    Basis of Presentation

The accompanying financial statements are unaudited as of June 30, 2003. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results which may be expected for the entire fiscal year. The consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in our Form 10-K for the year ended March 31, 2003. Certain prior year amounts have been reclassified to conform to current year presentations.

The financial statements contained herein for the three months ended June 30, 2003 and June 30, 2002 do not comprise statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985. Statutory accounts for the year ended March 31, 2003 will be delivered to the Registrar of Companies for England and Wales following our 2003 annual general meeting. The independent auditors’ report on those statutory accounts was unqualified and did not contain a statement under Section 237(2) or 237(3) of the United Kingdom Companies Act 1985.

On December 31, 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation- Transition and Disclosure - an amendment to SFAS 123” (“SFAS 148”). SFAS 148 requires additional disclosures that are incremental to those required by SFAS 123 and requires the following disclosures in the Company’s interim financial statements.

As permitted by SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) we continue to account for our stock option plans under the intrinsic value recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. As the exercise price of all options granted under these plans was equal to the market price of the underlying common stock on the grant date, no stock-based employee compensation cost is recognized in net income. In general, these options expire in ten years and vest over three years. The proceeds from options exercised are credited to shareholders’ equity.

The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to employee stock benefits, including shares issued under the stock option plans. For purposes of this pro-forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting periods.

(In thousands except per ADS data)	June 30, 2003	June 30, 2002
Net earnings (loss), as reported	$(796)	$5,752
Less: total stock-based employee compensation expense determined under the fair value for all awards, net of tax	(89)	(424)

Pro forma net earnings (loss)	(885)	5,328
Participating share dividend	(4,665)	(4,393)

Income (loss) available to common shareholders	$(5,550)	$935

Basic (loss) earnings available to common shareholders per ADS
As reported	$(0.09)	$.02
Pro forma	(0.09)	.02
Diluted (loss) earnings available to common shareholders per ADS
As reported	$(0.09)	$.02
Pro forma	(0.09)	.01

SFAS No. 123 requires the use of option pricing models that were not developed for use in valuing employee stock options. The Black-Scholes option pricing model was developed for use in estimating the fair value of short-lived exchange traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the option’s expected life and price volatility of the underlying stock. Because our stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing model does not necessarily provide a reliable single measure of the fair value of employee stock options.

The fair value of options granted in fiscal year 2004 and 2003 reported above was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

	2004	2003
Dividend yield	0%	0%
Expected volatility	211.76%	328.2%
Risk-free interest rate	2.53%	4.49%
Expected life	5 years	5 years

Note 2.    Subsequent Event

On July 1, 2003, we repaid our then-existing credit facility with the net proceeds from the offering of $175 million aggregate principal amount of our 11% Senior Notes due 2010 that were sold at a price of 97.6% of the aggregate principal amount. The senior notes have a fixed annual interest rate of 11.0%, which will be paid every six months on June 15 and December 15, commencing December 15, 2003. The senior notes will mature on June 15, 2010. Our indebtedness under the senior notes is guaranteed by certain of our subsidiaries in the United States, Canada, United Kingdom, Australia and Luxembourg. The indenture governing the senior notes includes negative covenants that will restrict our ability to, among other things, incur additional indebtedness, create liens, pay dividends (other than payment-in-kind dividends on our participating shares) and sell or make certain dispositions of assets.

On July 18, 2003, we issued a notice of redemption to all of the holders of our zero coupon senior subordinated notes due April 1, 2004 specifying a redemption price of par value of the zero coupon notes and a redemption date of August 18, 2003. In connection with the redemption we have placed $47.6 million in escrow.

Concurrently with the issuance of the senior notes, we entered into a three year credit facility with Fleet Capital Corporation to provide a $50.0 million, senior secured revolver, which includes a $30.0 million sublimit for standby and documentary letters of credit. Subject to borrowing base and availability reserve criteria, the total amount of indebtedness that we will be able to incur under the new credit facility will be $50.0 million. Borrowings under the new credit facility will be subject to a borrowing base calculation. In addition, under the terms of the new credit facility, extensions of credit to the borrowers will be further limited to the lesser of the commitment and the borrowing base, in each case subject to an availability reserve equal to $20.0 million. Accordingly, unless the lender otherwise agrees, at no time can credit available under the new credit facility exceed $30.0 million.

The new credit facility will bear interest at an annual rate equal to, at our option (a) the sum of the rate of interest publicly announced from time to time by Fleet National Bank as its prime or base rate of interest plus the applicable margin thereon or (b) the sum of LIBOR for interest periods at our option of one, two, three or six months plus the applicable margin thereon. The applicable interest rate margin on loans for which interest is calculated by reference to the base or prime rate, or base rate loans, will range from 0% to 0.50% per annum, and the applicable interest rate margin on loans for which interest is calculated by reference to the LIBOR rate, or

LIBOR rate loans, will range from 1.75% to 2.50% per annum, in each case based on average adjusted availability, or availability under the new credit facility plus cash, under the new credit facility.

On July 1, 2003, we had approximately $29.1 million in letters of credit outstanding. In connection with the closing of the senior notes offering and the new credit facility, we were required to post $30.6 million in cash collateral with Bank of America to secure such letters of credit under the new credit facility. On or about July 25, 2003, one of our major vendors agreed to release its letters of credit, which resulted in $15.8 million of cash being released that we had previously posted as collateral for such letters of credit. As of August 1, 2003, we had $14.8 million of cash collateral with the Bank of America to secure letters of credit under the new credit facility. We are attempting to release some of this cash by securing such letters of credit by other means, including a pledge of some of our foreign assets.

The obligations under the new credit facility will be guaranteed by Danka Business Systems PLC and its subsidiaries that are guarantors of the senior notes. The new credit facility will be secured by a first priority lien on and security interest in substantially all of the assets of Danka Holding Company and Danka Office Imaging Company and the new credit facility guarantors organized in the United States and by a pledge of the capital stock of such guarantors organized in the United States.

The new credit facility includes negative covenants that place restrictions on our ability to, among other things, incur indebtedness, create or incur liens, make loans and declare or pay dividends. The new credit facility includes certain events of default including defaults resulting from non-payment of the obligations under the new credit facility when due, material misrepresentations, breach of covenants, insolvency, bankruptcy, entry of certain judgments, change of control and cross defaults with respect to other debt for borrowed money.

At June 30, 2003, we had unamortized debt issuance costs, anniversary fees and amendment fees of $20.6 million relating to the refinanced credit facility. The amount will be charged to pre-tax earnings in the quarter ending September 30, 2003.

Note 3.    Intangible Assets

Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) requires goodwill and indefinite-lived intangible assets to be reviewed annually for possible impairment or more frequently if impairment indicators arise. We perform our annual impairment test as of December 31.

As of June 30, 2003, goodwill amounted to $266.3 million. Changes to goodwill for the three months ended June 30, 2003 resulted primarily from fluctuations in foreign currency exchange rates. Non-compete agreements, net amounted to $0.8 million, which included $1.4 million of accumulated amortization.

Aggregate amortization expense of non-compete agreements for the first three months of fiscal 2004 amounted to less than $0.1 million. Estimated amortization expense for the current fiscal year is $0.2 million and the succeeding five fiscal years are between $0.1 million and $0.2 million per year.

Goodwill by operating segment as of June 30, 2003 (in thousands) was:

Goodwill
United States	$76,685
Europe	183,962
International	5,661

Total	$266,308

Note 4.    Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”) which is effective for fiscal years beginning after May 15, 2002. This Statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, as well as SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements”. As a result, the gains or losses from debt extinguishments will no longer be classified as extraordinary items unless they meet the requirements in APB 30 of being unusual and infrequently occurring. Additionally, this Statement amends SFAS No. 13, “Accounting for Leases”, to eliminate any inconsistency between the reporting requirements for sale-leaseback transactions and certain lease modifications that have similar economic effects. We adopted the provisions of Statement 145 in the first quarter of our fiscal year 2004 and reclassified the fiscal year 2002 gains from debt extinguishment to continuing operations.

SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” requires mandatorily redeemable instruments to be classified as liabilities if they embody an obligation outside the control of the issuer and the holder to redeem the instrument by transferring cash or other assets and if the obligation is required to be redeemed at a specified or determinable date or upon an event certain to occur. We will adopt the provisions of Statement 150 no later than the second quarter of our fiscal year 2004. Since the holders of our 6.5% convertible participating shares have the option to convert the instrument into ordinary shares, they are not currently required to be classified as a liability.

Note 5.    Restructuring and Other Special Charges

Fiscal Year 2002 Charge: Our fiscal year 2002 restructuring charge included $5.0 million related to severance for 355 employees in the U.S., Canada and Europe. Substantially all of these reductions were completed by March 31, 2003 but with payments being made over the next two years. Cash outlays for the reductions during fiscal year 2004 were less than $0.1 million. The restructuring charge also included $6.1 million for future lease obligations on 39 facilities that were vacated by March 31, 2002. Cash outlays for the facilities during fiscal year 2004 were less than $0.1 million. Due to a change in estimate, we reversed $0.5 million of fiscal year 2002 severance and facility charges during fiscal year 2004. The 2002 restructuring charge is categorized within “Accrued expense and other current liabilities.” The following table summarizes the fiscal year 2002 restructuring charge:

2002 Restructuring Charge:

(In thousands)	Fiscal 2002 Expense	Reserve at March 31, 2003	Cash Outlays	Other Non-Cash Changes	Reserve at June 30, 2003
Severance	$4,967	$345	$(2)	$(204)	$139
Future lease obligations on facility closures	6,074	595	(22)	(262)	311

Total	$11,041	$940	$(24)	$(466)	$450

Fiscal Year 2001 Charge: Our fiscal year 2001 restructuring charge included $21.8 million related to severance, which represented the anticipated reduction of approximately 1,200 positions worldwide. Substantially all of these reductions were completed by March 31, 2003 but with payments being made over the next two years.

Cash outlays for these reductions during fiscal year 2004 were less than $0.1 million. The fiscal year 2001 restructuring charge also included $4.3 million for future lease obligations on facility closures and exit costs. Cash outlays for facilities during fiscal year 2004 were less than $0.01 million. Due to a change in estimate, we reversed $0.1 million of fiscal year 2001 facility charges during fiscal year 2004. The 2001 restructuring charge is categorized within “Accrued expense and other current liabilities.” The following table summarizes the fiscal year 2001 restructuring charge:

2001 Restructuring Charge:

(In thousands)	Fiscal 2001 Expense	Reserve at March 31, 2003	Cash Outlays	Other Non-Cash Changes	Reserve at June 30, 2003
Severance	$21,766	$214	$(6)	$—	$208
Future lease obligations on facility closures and other exit costs	4,295	131	(3)	(128)	—

Total	$26,061	$345	$(9)	$(128)	$208

Note 6.    Earnings Per Share

The following table reconciles the numerator and denominator of the basic and diluted earnings (loss) available to common shareholders per ADS computations for the three months ended June 30, 2003 and 2002:

	For the three months ended			For the three months ended
	June 30, 2003			June 30, 2002
(In thousands except per ADS amounts)	Earnings (loss) (Numerator)	Shares (Denominator)	Per-share Amount	Earnings (loss) (Numerator)	Shares (Denominator)	Per-share Amount
Basic earnings (loss) available to common shareholders per ADS:
Earnings (loss)	$(796)			$5,752
Dividends and accretion on participating shares	(4,665)			(4,393)

Earnings (loss)	(5,461)	62,401	$(0.09)	1,359	62,021	$0.02

Effect of dilutive securities:
Stock options	—	—		—	2,031

Diluted earnings (loss) available to common shareholders per ADS:
Earnings (loss)	$(5,461)	62,401	$(0.09)	$1,359	64,052	$0.02

The effect of our 6.5% convertible participating shares are not included in the computation of diluted earnings per share for the three months ended June 30, 2003 and 2002 because they are not dilutive. Stock options are not included in the computation of diluted earnings per share for the three months ended June 30, 2003 because they are not dilutive.

Note 7.    Segment Reporting

We manage our business geographically and our primary areas of management and decision-making are the United States, Europe and International. Our United States, Europe and International segments provide office imaging equipment, document solutions and related service and supplies on a direct basis to retail customers. The geographical areas covered by our International segment include Canada, Central America, South America and Australia. Our European segment also provides office imaging equipment and supplies on a wholesale basis to independent dealers. Our management relies on an internal management reporting process that provides segment revenue and earnings from operations, which is defined as earnings before interest expense, interest income and income taxes as shown on our consolidated statements of operations less restructuring charges and foreign exchange gains and losses. Management believes that this is an appropriate measure of evaluating the operating performance of our segments. The following tables present information about our segments.

	For the Three Months Ended
(In thousands)	June 30, 2003	June 30, 2002
Revenues
United States	$164,470	$188,039
Europe	138,801	126,688
International	30,513	32,334
Other (1)	—	—

Total Revenues	$333,784	$347,061

Gross Profit
United States	$66,251	$82,996
Europe	44,832	41,083
International	11,435	9,921
Other (1)	—	—

Total Gross Profit	$122,518	$134,000

Operating earnings (loss)
United States	$3,716	$14,033
Europe	5,425	7,436
International	(759)	(1,815)
Other (1)	(3,384)	(4,652)

Total operating earnings (loss)	$4,999	$15,002

Capital Expenditures
United States	$10,638	$5,161
Europe	2,657	1,890
International	1,343	1,439
Other (1)	172	117

Total Capital Expenditures	$14,810	$8,607

Depreciation and Amortization
United States	$6,645	$9,270
Europe	2,792	3,300
International	2,192	1,923
Other (1)	408	49

Total Depreciation and Amortization	$12,037	$14,542

(1)	Other includes the elimination of inter-segment revenues, corporate expenses, restructuring charges (credits), foreign exchange gains/losses, corporate assets and deferred tax assets.

(In thousands)	As of June 30, 2003	As of March 31, 2003
Assets
United States	$293,134	$305,284
Europe	451,404	429,685
International	61,841	57,495
Other (1)	159,470	189,156

Total Assets	$965,849	$981,620

Long-lived Assets (2)
United States	$153,842	$133,511
Europe	200,814	178,394
International	18,144	15,042
Other (1)	3,917	38,453

Total Long-lived Assets (2)	$376,717	$365,400

(1)	Other includes the elimination of inter-segment revenues, corporate expenses, restructuring charges (credits), foreign exchange gains/losses, corporate assets and deferred tax assets.
(2)	Long-lived assets are defined as equipment on operating leases, property and equipment, goodwill and noncompete agreements, all of which are net of their related depreciation and amortization. For fiscal year 2004, goodwill has been allocated pursuant to footnote 3.

Note 8.    Debt

Debt consisted of the following at June 30, 2003 and March 31, 2003:

(In thousands)	June 30, 2003	March 31, 2003
Credit facility (limited to $168.1 million) interest at LIBOR plus an applicable margin (9.57% average interest rate for 2004) due March 2006 – see below	$107,100	$112,889
10% subordinated notes due April 2008	64,520	64,520
Zero coupon senior subordinated notes due April 2004	47,594	47,594
Various notes payable bearing interest from prime to 12.0% maturing principally over the next 5 years	5,703	7,852

Total long-term debt and notes payable	224,917	232,855
Less current maturities of long-term debt and notes payable	82,803	58,443

Long-term debt and notes payable, less current maturities	$142,114	$174,412

On June 14, 2002, we entered into an amended and restated credit facility, or our old credit facility, with our then-existing senior bank lenders to provide us with financing through March 31, 2006. At June 30, 2003, we had an outstanding balance of $107.1 million under the old credit facility, with $29.0 million due under the revolver and $78.1 million due under the term loan. The entire balance of the old credit facility was repaid on July 1, 2003 upon the issuance of our senior notes as described in Note 2.

The term loan component of the old credit facility required principal repayments in installments of $32 million in fiscal years 2004 and 2005 ($8 million at the end of each quarter), and $24 million in fiscal year 2006 ($8 million at the end of the first three quarters), with the balance due March 31, 2006. In addition, we were required to make additional repayments of our indebtedness under the old credit facility in amounts equal to 50% of our excess cash flow (as defined in the old credit facility) for each of our fiscal years, which was $21.3 million for fiscal year 2003 and was paid in the first quarter of fiscal year 2004.

The interest rate for each interest period, as defined in the old credit facility, was LIBOR plus 8.25%, subject to a downward reduction to 7.5% if we receive a credit rating from Moody’s for our indebtedness under the old credit facility of at least B2 during any such interest period.

We paid $11.2 million in bank fees and $6.6 million in third party fees in our 2002 fiscal year relating to the old credit facility. We also paid $20.4 million in bank fees related to the old credit facility during fiscal year 2003. On June 30, 2003, we paid our banks $1.7 million as our commitment fee under the old credit facility which was equal to 1.0% of the total commitments on June 30, 2003. These fees were being amortized over the term of the old credit facility and at June 30, 2003, we had $20.6 million of unamortized debt issuance costs, anniversary fees and amendment fees. These fees will be charged to earnings in the quarter ending September 30, 2003.

We have $47.6 million in principal amount of zero coupon senior subordinated notes due April 1, 2004 and $64.5 million in principal amount of 10% subordinated notes due April 1, 2008. The zero coupon notes are guaranteed by Danka Holding Company and Danka Office Imaging Company, which are both wholly-owned U.S. subsidiaries. On July 18, 2003, we issued a notice of redemption to all of the holders of our zero coupon notes specifying a redemption price of par value of the zero coupon notes and a redemption date of August 18, 2003. In connection with the redemption we have placed $47.6 million in escrow.

Note 9.    6.50% Senior Convertible Participating Shares

On December 17, 1999, we issued 218,000 6.50% senior convertible participating shares of Danka Business Systems PLC for $218.0 million. The net proceeds of the share subscription totaled approximately $204.6 million, after deducting transaction expenses.

The participating shares are entitled to dividends equal to the greater of 6.50% per annum or ordinary share dividends on an as converted basis. Dividends are cumulative and will be paid in the form of additional participating shares through December 2004. At that time, we will be obliged to pay the participating share dividends in cash. However, the terms of the participating shares permit us to continue to pay payment-in-kind dividends following December 17, 2004 if our then existing principal indebtedness, which would include our new credit facility and debt securities issued in an aggregate principal amount in excess of $50.0 million in a bona fide underwritten public or private offering, prohibits us from paying cash dividends. Further, if we are not permitted by the terms of the participating shares to pay payment-in-kind dividends following December 17, 2004 and we have insufficient distributable reserves under English law to pay cash dividends the amount of any unpaid dividend will be added to the “liquidation return” of each participating share.

The participating shares are currently convertible into ordinary shares at a conversion price of $3.11 per ordinary share (equal to $12.44 per ADS), subject to adjustment in certain circumstances to avoid dilution of the interests of participating shareholders. As of June 30, 2003, the participating shares have voting rights on an as converted basis, currently corresponding to approximately 25.9% of the total voting power of our capital stock, which includes an additional 53,682 participating shares in satisfaction of the payment-in-kind dividends.

On or after December 17, 2003, and prior to December 17, 2010, we have the option to redeem the participating shares, in whole but not in part, and subject to compliance with applicable laws and the instruments governing our indebtedness, for cash at the greater of (a) the redemption price per share as set out in the table below (based on the liquidation return per participating share described below) or (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. Instead of redemption in cash at the price set out in (b) above, we may decide to convert the participating shares into the number of ordinary shares into which they are convertible if the market value of those shares exceed the redemption price set out below.

Year	Percentage of liquidation return
2003—2004	103.250%
2004—2005	102.167%
2005—2006	101.083%
2006 and thereafter	100.000%

If by December 17, 2010, we have not converted or otherwise redeemed the participating shares, we are required, subject to compliance with applicable laws, to redeem the participating shares for cash at the greater of (a) the then liquidation value or (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. If the price set out in (b) above is applicable, we are permitted to convert the participating shares into the number of ordinary shares into which they are convertible instead of making the cash payment.

In the event of liquidation of Danka, participating shareholders will be entitled to receive a distribution equal to the greater of (a) the liquidation return per share (initially $1,000 and subject to upward adjustment on certain default events by us) plus any accumulated and unpaid dividends accumulating from the most recent dividend date or b) the amount that would have been payable on each participating share if it had been converted into ordinary shares if the market value of those shares exceed the liquidation value of the participating shares.

Note 10.    Supplemental Consolidating Financial Data for Subsidiary Guarantors — Senior Notes  due 2010

On July 1, 2003, we issued our 11% senior notes due 2010. The senior notes are fully and unconditionally guaranteed on a joint and several basis by the following subsidiaries (collectively, the “Subsidiary Guarantors”):

•	Danka Australasia Pty Limited, Danka Australia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd., Danka Datakey Pty Ltd, Datakey Alcatel Pty Ltd. and Danka Systems Pty Limited, representing all of our Australian Subsidiaries;

•	Danka Business Finance Ltd., Danka Canada Inc. and Kalmara Inc., representing all of our Canadian subsidiaries;

•	Dankalux S.à r.L., a Luxembourg subsidiary;

•	Danka UK Plc, our primary UK operating subsidiary, and Danka Services International Ltd., a UK subsidiary; and

•	Danka Holding Company, American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida, D.I. Investment Management, Inc., Quality Business, Inc., Danka Management Company, Inc., Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc. and Danka Office Imaging Company, which represent all of our U.S. Subsidiaries other than certain dormant entities.

Subsidiary guarantors for fiscal year 2002 include the results of our New Zealand subsidiary which was sold during fiscal 2002.

The Subsidiary Guarantors generated 63.7% of our total revenue in fiscal year 2003 and represented 57.7% of our total assets as of June 30, 2003.

	Supplemental Consolidating Statement of Operations (unaudited) For the Three Months Ended June 30, 2003
	Parent Company(1)	Subsidiary Guarantors	Subsidiary Non- Guarantors(2)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Revenue:
Retail equipment and related sales	$—	$78,341	$34,436	$—	$112,777
Retail service	—	110,278	55,645	—	165,923
Retail supplies and rentals	—	23,884	7,956	—	31,840
Wholesale	—	—	23,244	—	23,244

Total revenue	—	212,503	121,281	—	333,784

Costs and operating expenses:
Cost of retail equipment sales	—	55,324	22,884	—	78,208
Retail service costs	—	61,664	34,791	—	96,455
Retail supplies and rental costs	—	13,591	4,419	—	18,010
Wholesale costs of revenue	—	—	18,593	—	18,593
Selling, general and administrative expenses	1,001	82,972	34,502	—	118,475
Restructuring charges (credits)	—	—	(594)	—	(594)
Equity (income) loss	9,387	—	—	(9,387)	—
Other (income) expense	(12,231)	152	11,717	—	(362)

Total costs and operating expenses	(1,843)	213,703	126,312	(9,387)	328,785

Operating earnings (loss)	1,843	(1,200)	(5,031)	9,387	4,999
Interest expense	(8,937)	(422)	(16,034)	15,640	(9,753)
Interest income	15,063	729	80	(15,640)	232

Earnings (loss) before income taxes	7,969	(893)	(20,985)	9,387	(4,522)
Provision (benefit) for income taxes	8,765	(3,448)	(9,043)	—	(3,726)

Net (loss) earnings	$(796)	$2,555	$(11,942)	$9,387	$(796)

See page F-54 for reference to (1) and (2)

	Supplemental Consolidating Statement of Operations (unaudited) For the Three Months Ended June 30, 2002
	Parent Company(1)	Subsidiary Guarantors	Subsidiary Non- Guarantors(2)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Revenue:
Retail equipment and related sales	$—	$81,616	$28,466	$—	$110,082
Retail service	—	127,911	51,280	—	179,191
Retail supplies and rentals	—	27,452	9,599	—	37,051
Wholesale	—	—	20,737	—	20,737

Total revenue	—	236,979	110,082	—	347,061

Costs and operating expenses:
Cost of retail equipment and related sales	—	51,449	19,716	—	71,165
Cost of retail service	—	70,836	33,167	—	104,003
Cost of retail supplies and rentals	—	17,299	3,652	—	20,951
Wholesale costs of revenue	—	—	16,942	—	16,942
Selling, general and administrative expenses	1,059	89,148	29,322	—	119,529
Restructuring charges (credits)	—	—	—	—	—
Equity (income) loss	(2,640)	—	—	2,640	—
Other (income) expense	(11,842)	(17,014)	28,325	—	(531)

Total costs and operating expenses	(13,423)	211,718	131,124	2,640	332,059

Operating earnings (loss) from continuing operations	13,423	25,261	(21,042)	(2,640)	15,002
Interest expense	(6,778)	(339)	(15,098)	14,792	(7,423)
Interest income	13,598	1,456	38	(14,792)	300

Earnings (loss) from continuing operations before income taxes	20,243	26,378	(36,102)	(2,640)	7,879
Provision (benefit) for income taxes	14,491	1,077	(13,440)	(1)	2,127

Net (loss) earnings	5,752	25,301	(22,662)	(2,639)	5,752

See page F-54 for reference to (1) and (2)

	Supplemental Condensed Consolidating Balance Sheet Information (unaudited) June 30, 2003
	Parent Company(1)	Subsidiary Guarantors	Non- Guarantors(2)	Eliminations	Consolidated Total

	$000	$000	$000	$000	$000
Assets
Current assets:
Cash and cash equivalents	$22,604	$11,704	$26,014	$—	$60,322
Accounts receivable, net	—	137,433	115,698	—	253,131
Inventories	—	58,621	55,804	—	114,425
Prepaid expenses, deferred income taxes and other current assets	7,565	25,810	12,075	—	45,450

Total current assets	30,169	233,568	209,591	—	473,328

Equipment on operating leases, net	—	22,025	14,324	—	36,349
Property and equipment, net	20	65,070	8,212	—	73,302
Goodwill, net	—	139,522	126,786	—	266,308
Non-compete agreements, net	—	758	—	—	758
Investment in subsidiaries	83,505	150,693	1,940,385	(2,174,583)	—
Deferred income taxes	—	79,095	—	—	79,095
Other assets	13,017	17,000	6,692	—	36,709

Total assets	$126,711	$707,730	$2,305,991	$(2,174,583)	$965,849

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$81,236	$1,604	$(37)	$—	$82,803
Accounts payable	117	70,697	51,886	—	122,700
Accrued expenses and other current liabilities	3	65,723	32,406	(1)	98,131
Taxes Payable	(5,534)	90,207	26,882	—	111,555
Deferred revenue	—	20,869	21,025	—	41,894
Due to/(from) affiliate	(422,745)	(516,328)	943,118	(4,045)	—

Total current liabilities	(346,923)	(267,230)	1,075,281	(4,046)	457,083

Long-term debt and notes payables, less current maturities	137,978	735	3,401	—	142,114
Deferred income taxes and other long-term liabilities	—	13,168	17,828	—	30,996

Total liabilities	(208,945)	(253,326)	1,096,510	(4,046)	630,193

6.5% convertible participating shares	263,010	—	—	—	263,010

Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,175	1,133,607	292,361	(1,425,968)	5,175
Additional paid-in capital	327,306	26,743	440,215	(466,958)	327,306
Retained earnings (accumulated deficit)	(195,425)	(214,735)	756,622	(541,887)	(195,425)
Accumulated other comprehensive (loss) income	(64,410)	15,440	(279,716)	264,276	(64,410)

Total shareholders’ equity (deficit)	72,646	961,056	1,209,481	(2,170,537)	72,646

Total liabilities & shareholders’ equity (deficit)	$126,711	$707,730	$2,305,991	$(2,174,583)	$965,849

See page F-54 for reference to (1) and (2)

	Supplemental Condensed Consolidating Balance Sheet Information (audited) March 31, 2003
	Parent Company (1)	Subsidiary Guarantors	Non- Guarantors (2)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Assets
Current assets:
Cash and cash equivalents	$42,709	$13,898	$24,886	$—	$81,493
Accounts receivable, net	—	144,511	112,818	—	257,329
Inventories	—	64,478	46,993	—	111,471
Prepaid expenses, deferred income taxes and other current assets	19,262	24,626	1,991	—	45,879

Total current assets	61,971	247,513	186,688	—	496,172

Equipment on operating leases, net	—	24,799	15,030	—	39,829
Property and equipment, net	—	59,784	7,998	—	67,782
Goodwill, net	—	136,991	119,999	—	256,990
Non-compete agreements, net	—	799	—	—	799
Investment in subsidiaries	89,039	150,232	1,697,842	(1,937,113)	—
Deferred income taxes	—	78,458	22	—	78,480
Other assets	8,784	16,219	16,565	—	41,568

Total assets	$159,794	$714,795	$2,044,144	$(1,937,113)	$981,620

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$56,071	$2,381	$(9)	$—	$58,443
Accounts payable	253	94,032	45,922	—	140,207
Accrued expenses and other current liabilities	(3,909)	63,734	41,924	—	101,749
Taxes Payable	—	107,972	4,339	—	112,311
Deferred revenue	—	20,732	19,896	—	40,628
Due to/(from) affiliate	(385,639)	(593,746)	983,430	(4,045)	—

Total current liabilities	(333,224)	(304,895)	1,095,502	(4,045)	453,338

Long-term debt and notes payables, less current maturities	168,932	738	4,742	—	174,412
Deferred income taxes and other long-term liabilities	1	13,190	16,595	(1)	29,785

Total liabilities	(164,291)	(290,967)	1,116,839	(4,046)	657,535

6.5% convertible participating shares	258,376	—	—	—	258,376

Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,167	1,135,612	47,352	(1,182,964)	5,167
Additional paid-in capital	327,173	29,781	437,177	(466,958)	327,173
Retained earnings (accumulated deficit)	(189,995)	(169,339)	720,613	(551,274)	(189,995)
Accumulated other comprehensive (loss) income	(76,636)	9,708	(277,837)	268,129	(76,636)

Total shareholders’ equity (deficit)	65,709	1,005,762	927,305	(1,933,067)	65,709

Total liabilities & shareholders’ equity (deficit)	$159,794	$714,795	$2,044,144	$(1,937,113)	$981,620

See page F-54 for reference to (1) and (2)

	Supplemental Condensed Consolidating Statement of Cash Flows (unaudited) For the Three Months Ended June 30, 2003
	Parent Company(1)	Subsidiary Guarantors	Subsidiary Non- Guarantors(2)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Net cash provided by (used in) operating activities	$(11,329)	$10,479	$1,705	$—	$855

Investing activities	—	—	—	—
Capital expenditures	—	(10,394)	(4,416)	—	(14,810)
Proceeds from the sale of property and equipment	—	72	189	—	261

Net cash provided by (used in) investing activities	—	(10,322)	(4,227)	—	(14,549)

Financing activities
Net (payment) borrowing of debt	(6,027)	(2,352)	203	—	(8,176)
Payment of debt issue costs	(2,749)	—	—	—	(2,749)

Net cash provided by (used in) financing activities	(8,776)	(2,352)	203	—	(10,925)

Effect of exchange rates	—	—	3,448	—	3,448

Net increase (decrease) in cash and cash equivalents	(20,105)	(2,194)	1,128	—	(21,171)
Cash and cash equivalents, beginning of period	42,709	13,898	24,886	—	81,493

Cash and cash equivalents, end of period	$22,604	$11,704	$26,014	$—	$60,322

	Supplemental Condensed Consolidating Statement of Cash Flows (unaudited) For the Three Months Ended June 30, 2002
	Parent Company(1)	Subsidiary Guarantors(2)	Subsidiary Non- Guarantors(3)	Eliminations	Consolidated Total
	$000	$000	$000	$000	$000
Net cash provided by (used in) operating activities	$46,351	$(9,135)	$(2,967)	$—	$34,249

Investing activities
Capital expenditures	—	(5,920)	(2,687)	—	(8,607)
Proceeds from the sale of property and equipment	—	32	(1)	—	31

Net cash provided by (used in) investing activities	—	(5,888)	(2,688)	—	(8,576)

Financing activities
Net (payment) borrowing of debt	(45,804)	(476)	(367)	—	(46,647)
Payment of debt issue costs	(4,072)	—	—	—	(4,072)

Net cash provided by (used in) financing activities	(49,876)	(476)	(367)	—	(50,719)

Effect of exchange rates	—	88	2,947	—	3,035

Net increase (decrease) in cash and cash equivalents	(3,525)	(15,411)	(3,075)	—	(22,011)
Cash and cash equivalents, beginning of period	8,420	26,299	24,751	—	59,470

Cash and cash equivalents, end of period	$4,895	$10,889	$21,675	$—	$37,459

(1)	Danka Business Systems PLC

(2)	Subsidiaries of Danka Business Systems PLC other than Subsidiary Guarantors

No dealer, sales representative or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Danka Business Systems PLC or any of its subsidiaries. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Danka Business Systems PLC and any of its subsidiaries since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnification of Directors and Officers of Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the articles of association of Danka Business Systems PLC (the “Issuer”), and Danka UK Plc and Danka Services International Ltd. (collectively, the “UK Subsidiary Guarantors”), each organized under the laws of England and Wales.

Section 310(1) of the Companies Act 1985 (the “Act”) provides that Section 310 of the Act applies to any provision, whether contained in a corporation’s articles of association or in any contract with the corporation or otherwise, for exempting any officer of the corporation or any person (whether an officer or not) employed by the corporation as auditor from, or indemnifying the person against, any liability which by virtue of any rule of law would otherwise attach to the person in respect of any negligence, default, breach of duty or breach of trust of which the person may be guilty in relation to the corporation. Any such provision is void under Section 310(2), except as otherwise provided by Section 310(3) of the Act.

Section 310(3) of the Act clarifies that Section 310 of the Act does not prevent a corporation from (a) purchasing and maintaining for any such officer or auditor insurance against any such liability, or (b) indemnifying any such officer or auditor against any liability incurred by him or her (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his or her favor or he or she is acquitted, or (ii) in connection with any application under Section 144(3) or (a) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him or her by the court.

Section 727(1) of the Act stipulates that if in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a corporation or a person employed by a corporation as auditor (whether he or she is or is not an officer of the corporation) it appears to the court hearing the case that that officer or person is or may be liable in respect to the negligence, default, breach of duty or breach of trust, but that he or she acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his or her appointment) he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him or her, either wholly or partly, from his or her liability on such terms as it deems proper.

Section 727(2) of the Act provides that if any such officer or person as mentioned in Section 727(1) has reason to apprehend that any claim will or might be made against him or her in respect to any negligence, default, breach of duty or breach of trust, he may apply to the court of relief, and the court on the application has the same power to relieve him as under this Section it would have had a court before which proceedings against that person for negligence, default, breach of duty or breach of trust has been brought.

Section 727(3) of the Act stipulates that where a case to which Section 727(1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he or she is satisfied that the defendant or defender ought in pursuance of Section 727(1) be relieved either in whole or in part from the liability sought to be enforced against him or her, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may deem proper.

Article 154 of the Issuer’s articles of association provides that subject to the provisions of the Statutes, every director or other officer or auditor for the time being of the Issuer shall be indemnified out of the assets of the Issuer against all costs, charges, expenses, losses or liabilities which he or she may sustain or incur in or about the actual or purported execution of the duties of his or her office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Issuer.

Article 96(c) of the Issuer’s articles of association stipulates that without prejudice to the provisions of Article 154, the directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Issuer, or of any other company which is its holding company or in which the Issuer or such holding company or any of the predecessors of the Issuer or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Issuer, or of any subsidiary undertaking of the Issuer or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Issuer or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect to any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Issuer or any such other company, subsidiary undertaking or pension fund. For the purposes of this Regulation “holding company” and “subsidiary undertaking” shall have the same meanings as in the Act.

Article 118, contained in Table A of the Companies (Tables A-F) Regulations 1985 (as amended), is incorporated by reference into the articles of association of Danka UK Plc and provides that subject to the provisions of the Act, but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of Danka UK Plc shall be indemnified out of the assets of Danka UK Plc against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Danka UK Plc.

Article 17(a) of the articles of association of Danka Services International Ltd. provides that every director or other officer of Danka Services International Ltd. shall be indemnified out of the assets of Danka Services International Ltd. against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application under Section 448 of the Companies Act 1948 or Section 36 of the Companies Act 1980, in which relief is granted to him or her by the court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by Danka Services International Ltd. in the execution of the duties of his or her office or in relation thereto. However, this Article shall only have effect in so far as its provisions are not avoided by Section 205 of the Companies Act 1948.

To the extent permitted by English law, Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd. will indemnify and hold harmless their respective directors, officers and representatives who sign this Registration Statement from and against certain civil liabilities based on information supplied by Danka Business Systems PLC, Danka UK Plc and Danka Services International Ltd. for use herein.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including the UK Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Indemnification of Directors and Officers of Subsidiary Guarantors (other than UK Subsidiary Guarantors)

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the certificates of incorporation and the bylaws or similar organizational documents of each guarantor (collectively, the “Subsidiary Guarantors”) guaranteeing the Issuer’s obligations under its 11% Senior Notes due 2010.

Delaware Subsidiary Guarantors

Danka Holding Company, Danka Imaging Distribution, Inc. and Danka Office Imaging Company (collectively, the “Delaware Subsidiary Guarantors”) are organized under the laws of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL grants corporations the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 7 of each of the Delaware Subsidiary Guarantors’ certificates of incorporation authorizes each Delaware Subsidiary Guarantor to indemnify its officers, directors, employees and agents to the extent permitted by the DGCL. The bylaws of the Delaware Subsidiary Guarantors do not provide for indemnification of their respective officers and directors.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including the Delaware Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Florida Subsidiary Guarantors

Quality Business, Inc., Corporate Consulting Group, Inc., American Business Credit Corporation, Danka Management II Company, Inc., Herman Enterprises, Inc. of South Florida and Danka Management Company, Inc. (collectively, the “Florida Subsidiary Guarantors”) are organized under the laws of the State of Florida.

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 607.0850 of the FBCA provides that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other competent jurisdiction, shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, this person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper.

Additionally, under Section 607.0850, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Nothing in the articles of incorporation and bylaws of Quality Business, Inc. and American Business Credit Corporation provides for indemnification of their respective officers and directors.

Article VIII of the articles of incorporation of Corporate Consulting Group, Inc. (“CCG”) provides that CCG shall have the power to indemnify each officer and director, including former officers and directors, to the full extent permitted by law, including but not limited to Section 607.0630 (Shareholders’ preemptive rights) of the FBCA. Furthermore, Article XI of CCG’s bylaws provides that CCG shall indemnify each officer and director, including former officers and directors, to the full extent permitted by law, including but not limited to Section 607.0850 of the FBCA.

Nothing in the articles of incorporation of Danka Management II Company, Inc. (“DMIIC”) provides for indemnification of its respective officers and directors. Article VIII, Section 4, of DMIIC’s bylaws provides that DMIIC shall indemnify any person who is or was a director, officer, employee or agent of DMIIC or was serving at the request of DMIIC as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by law.

Article VIII, Section 4, of DMIIC’s bylaws empowers DMIIC to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of DMIIC or is or was serving at the request of DMIIC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not DMIIC would have the power to indemnify the person against such liability under the provisions specified in Section 607.0850 of the FBCA.

Article XII of the articles of incorporation of Herman Enterprises, Inc. of South Florida (“HEISF”) empowers HEISF to indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

Subject to certain exceptions, Article VII, Section 1, of HEISF’s bylaws provides that HEISF shall have the power to indemnify any director, officer, employee or agent of the corporation as provided in Section 607.0850 of the FBCA. Article VII, Section 2, of HEISF’s bylaws empowers HEISF to make any other or further indemnification or advancement of expenses to any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office.

Article VII, Section 3, of HEISF’s bylaws provides that notwithstanding the failure of HEISF to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee or agent of HEISF who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court or to another court of competent jurisdiction in accordance with Section 607.0850(9) of the FBCA.

Article VII, Section 4, of HEISF’s bylaws empowers HEISF to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of HEISF against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not HEISF would have the power to indemnify the person against such liability under provisions of law.

Article VIII of the articles of incorporation of Danka Management Company, Inc. (“DMC”) and Article VIII, Section 4, of DMC’s bylaws provide that DMC shall indemnify any person who is or was a director, officer, employee or agent of DMC or was serving at the request of DMC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

Article VIII, Section 4, of DMC’s bylaws empowers DMC to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of DMC or is or was serving at the request of DMC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not DMC would have the power to indemnify the person against such liability under the provisions specified in Section 607.0850 of the FBCA.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including the Florida Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Nevada Subsidiary Guarantor

D.I. Investment Management, Inc.(“DIIM”) is organized under the laws of the State of Nevada. With respect to the following disclosure, “NRS” stands for “Nevada Revised Statutes.” The term “Chapter 78” refers to Chapter 78 of the NRS.

NRS Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (1) is not liable pursuant to NRS Section 78.138; or (2) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the right of the corporation, NRS Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (1) is not liable pursuant to NRS Section 78.138; or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In addition, NRS Section 78.752 authorizes a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Article XII of DIIM’s articles of incorporation provides that the directors of DIIM shall not be personally liable to DIIM or its stockholders for monetary damages for breach of fiduciary duty as directors, except for violations of law, or the payment of distributions in violation of NRS Section 78.300.

Article VIII, Section 1, of DIIM’s bylaws provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or an officer of DIIM or is or was serving at the request of DIIM as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by DIIM to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered in connection therewith.

Article VIII, Section 5, of DIIM’s bylaws empowers DIIM to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of DIIM or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not DIIM would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including DIIM, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Australian Subsidiary Guarantors

Danka Australia Pty Limited, Danka Australasia Pty Limited, Danka Tower Pty Ltd, Danka Distributors Pty Ltd, Danka Datakey Pty Ltd, Datakey Alcatel Pty. Ltd. and Danka Systems Pty Limited (collectively, the “Australian Subsidiary Guarantors”) are incorporated under the laws of the Commonwealth of Australia pursuant to the Corporations Act 2001 (Cth) (the “Corporations Act”).

Division 1 of Part 2D.2 of the Corporations Act contains certain restrictions on a company or related body corporate indemnifying (Section 199A) or insuring a person (Section 199B) from liability to the company incurred as an officer or auditor of the company.

Section 9 of the Corporations Act defines officer of a corporation and includes:

(a)	a director or secretary of the corporation; or

(b)	a person:

(i)	who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the corporation;

(ii)	who has the capacity to affect significantly the corporation’s financial standing; or

(iii)	in accordance with whose instructions or wishes the directors of the corporation are accustomed to act (excluding advice given by the person in the proper performance of functions attaching to the person’s professional capacity or their business relationship with the directors or the corporation).

Section 199A(1) of the Corporations Act provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from liability to the company incurred as an officer or auditor of the company.

Section 199A(2) of the Corporations Act provides that a company or related body corporate may not indemnify a person, whether by agreement or by making a payment (and whether directly or through an interposed entity), against the following liabilities incurred as an officer or auditor of the company:

(a)	a liability owed to the company (or a related body corporate);

(b)	a liability for a penalty order under the Corporations Act;

(c)	a liability that is owed to someone other than the company where that liability did not arise out of conduct in good faith.

Section 199A(2) does not apply to liability for legal costs. However, Section 199A(3) provides that a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

(a)	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2);

(b)	in defending or resisting criminal proceedings in which the person is found guilty;

(c)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (the body that enforces the Corporations Act) (or a liquidator) if the grounds for making the order are found by the court to be established; or

(d)	in connection with proceedings for relief to the person under the Corporations Act in which the court denies relief.

Section 199B provides that a company or a related body corporate must not pay, or agree to pay, (either directly or through an interposed entity) a premium for a contract insuring a person who is or has been an officer or auditor of the company against a liability (other than one for legal costs where permitted) arising out of a willful breach of duty or a contravention of Section 182 or 183. Sections 182 and 183 prohibit an officer of a company making improper use of information or improper use of position.

Section 199C stipulates that anything that purports to indemnify, exempt or insure an officer or auditor from liability will be void to the extent that it contravenes Sections 199A or 199B. However, a company may acquire directors’ and officers’ insurance provided that the policy expressly excludes liabilities arising out of loss as a result of a person’s own:

(a)	conduct involving a willful breach of duty in relation to the company; or

(b)	contravention of either Section 182 or 183 of the Corporations Act;

The term ‘willful’ refers in law to conduct consciously and deliberately carried out in full awareness and expectation of the consequences, which may be expected to flow from it.

The corporate constitutions of each of the Australian Subsidiary Guarantors (except that for Danka Distributors Pty Ltd) indemnify every officer or auditor out of the assets of the company against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or which he or she is acquitted.

The corporate constitution of Danka Distributors Pty Ltd does not expressly indemnify officers for personal liability for legal costs arising from an alleged breach of duty.

Certificates of incorporation for Australian corporate entities do not expressly eliminate or limit the personal liability of directors and officers for monetary damages arising from any breach of duty, nor do they commonly provide any other information as to corporate governance and are merely a certificate identifying the business as a distinct legal entity.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including the Australian Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Canadian Subsidiary Guarantors

Danka Business Finance Ltd., Kalmara Inc. and Danka Canada Inc. (collectively, the “Canadian Subsidiary Guarantors”) are incorporated under the laws of Alberta, Ontario and Canada, respectively.

Corporations incorporated under the laws of Alberta or Ontario may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of the corporation or an individual acting in a similar capacity of another body corporate of which the corporation is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative or other proceeding in which the individual is involved because of that association with the corporation or other body corporate. The corporation may not indemnify an individual unless the individual:

(a)	acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation incorporated under the laws of Alberta or Ontario may also with the approval of a court indemnify an individual referred to above in respect to an action by or on behalf of the corporation or other body corporate to procure a judgment in its favor, to which the director or officer referred to above is made a party because of the individual’s association with the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the individual in connection with the action if the individual fulfills the conditions set out in (a) and (b) above.

Regardless of the above, a director or officer referred to above is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative or other proceeding to which the individual is subject because of the individual’s association with the corporation, if the individual seeking indemnity:

(a)	was substantially successful on the merits in the individual’s defense of the action or proceeding;

(b)	fulfils the conditions described in (a) and (b) above with respect to acting honestly, in good faith and lawful conduct; and

(c)	is fairly and reasonably entitled to indemnity.

A corporation may purchase and maintain insurance for the benefit of any director or officer, former director or officer or another individual who acted at the corporation’s request as a director or officer of another body corporate of which the corporation is or was a shareholder or creditor against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the corporation, or

(b)	in the individual’s capacity as a director or officer (or similar capacity) of another body corporate if the individual so acts or acted at the corporation’s request.

Corporations incorporated under the laws of Canada may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of the corporation or an individual acting in a similar capacity of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

A corporation incorporated under the laws of Canada may also with the approval of a court indemnify an individual referred to above in respect to an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the director or officer referred to above is made a party because of the individual’s association with the corporation, against all costs, charges and expenses reasonably incurred by the individual in connection with the action if the individual:

(a)	acted honestly and in good faith with a view to the best interests of the corporation, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The corporation may not indemnify an individual unless the individual complied with (a) and (b) above. Regardless of the above, a director or officer referred to above is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

A corporation may purchase and maintain insurance for the benefit of any director or officer, former director or officer or another individual who acted at the corporation’s request as a director or officer of another entity against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the corporation, or

(b)	in the individual’s capacity as a director or officer (or similar capacity) of another body corporate if the individual so acts or acted at the corporation’s request.

There are no provisions in the articles of incorporation/continuance of the Canadian Subsidiary Guarantors that prohibit the Canadian Subsidiary Guarantors from indemnifying their directors or officers or procuring insurance on their behalf against any liability that they may incur in their capacity as such.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including the Canadian Subsidiary Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

Luxembourg Subsidiary Guarantor

Dankalux S.à r.l. is organized under the laws of Luxembourg. Luxembourg law does not prohibit indemnification of managers, employees and agents of private limited liability companies incorporated under the laws of Luxembourg. Under Luxembourg law, the legal reasonableness and fairness test means that such indemnity cannot be relied on where the individual has been grossly negligent, fraudulent or dishonest. There is no provision in the articles of incorporation of Dankalux S.à r.l. under which any manager is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

The Issuer maintains an insurance policy on behalf of itself and its subsidiaries, including Dankalux S.à r.l., and on behalf of the managers and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.

See Exhibit Index (page E-1).

(b)	Financial Statement Schedules:

INDEPENDENT AUDITORS’ REPORT

To the Members of Danka Business Systems PLC

Under date of June 9, 2003, except as to Notes 18 and 19 which are as of July 25, 2003, we reported on the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ equity (deficit) and accumulated other comprehensive losses and cash flows for each of the years in the three-year period ended March 31, 2003, which are included in the 2003 annual report to shareholders. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets, effective April 1, 2002.

/s/    KPMG Audit Plc

KPMG Audit Plc

Chartered Accountants

Registered Auditor

London, England

June 9, 2003

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

Column A	Column B	Column C		Column D		Column E
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions		Balance at End of Period
Allowance for doubtful Accounts:
Year ended March 31, 2001	$41,599	$9,857		$(8,335	)(1)	$43,121
Year ended March 31, 2002	$43,121	$17,271		$(18,111	)(1)	$42,281
Year ended March 31, 2003	$42,281	$19,753		$(20,624	)(1)	$41,410

(1)	Represents accounts written off during the year, net of recoveries.

ITEM 22. UNDERTAKINGS.

The following undertakings are made by each of the undersigned registrants:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 26, 2003.

DANKA BUSINESS SYSTEMS PLC

By:	/s/ F. MARK WOLFINGER
	Name:	F. Mark Wolfinger
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature	Title

/s/ P. LANG LOWREY III P. Lang Lowrey III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ F. MARK WOLFINGER F. Mark Wolfinger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ KEVIN C. DALY Kevin C. Daly	Director

/s/ JAIME W. ELLERTSON Jaime W. Ellertson	Director

/s/ MICHAEL B. GIFFORD Michael B. Gifford	Director

/s/ RICHARD M. HADDRILL Richard M. Haddrill	Director

Signature	Title

/s/ CHRISTOPHER B. HARNED Christopher B. Harned	Director

/s/ W. ANDREW MCKENNA W. Andrew McKenna	Director

/s/ J. ERNEST RIDDLE J. Ernest Riddle	Director

/s/ JAMES L. SINGLETON James L. Singleton	Director

/s/ C. ANTHONY WAINWRIGHT C. Anthony Wainwright	Director

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/s/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Theale, Berkshire, England, on September 26, 2003.

DANKA UK PLC

By:	/s/ MATTHEW SALMON
	Name:	Matthew Salmon
	Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature		Title

/s/ MATTHEW SALMON Matthew Salmon		Secretary and Director (Principal Executive, Financial and Accounting Officer)

/s/ RALPH GRAY Ralph Gray		Director

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/s/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on September 26, 2003.

DANKA SERVICES INTERNATIONAL LTD.

By:	/s/ PAUL G. DUMOND
	Name:	Paul G. Dumond
	Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature		Title

/s/ PAUL G. DUMOND Paul G. Dumond		Secretary and Director (Principal Executive, Financial and Accounting Officer)

/s/ LOUIS KRITZINGER Louis Kritzinger		Director

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/s/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 26, 2003.

DANKA HOLDING COMPANY
DANKA OFFICE IMAGING COMPANY
DANKA IMAGING DISTRIBUTION, INC.
D.I. INVESTMENT MANAGEMENT, INC.
QUALITY BUSINESS, INC.
CORPORATE CONSULTING GROUP, INC.
AMERICAN BUSINESS CREDIT CORPORATION
DANKA MANAGEMENT II COMPANY, INC.
HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
DANKA MANAGEMENT COMPANY, INC.

By:	/s/ KEITH J. NELSEN
	Name:	Keith J. Nelsen
	Title:	Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature	Title

/s/ TODD L. MAVIS Todd L. Mavis	Chairman of the Board and President (Principal Executive Officer)

/s/ LAURENS F. SCHAAD, JR. Laurens F. Schaad, Jr.	Treasurer and Director (Principal Financial and Accounting Officer)

/s/ KEITH J. NELSEN Keith J. Nelsen	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Ryde, New South Wales, Australia, on September 26, 2003.

DANKA AUSTRALASIA PTY LIMITED
DANKA AUSTRALIA PTY LIMITED
DANKA TOWER PTY LTD
DANKA DISTRIBUTORS PTY LTD
DANKA DATAKEY PTY LTD
DATAKEY ALCATEL PTY. LTD.
DANKA SYSTEMS PTY LIMITED

By:	/S/ MICHAEL A. SHEERAN
	Name:	Michael A. Sheeran
	Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature		Title

/S/ MICHAEL A. SHEERAN Michael A. Sheeran		Director (Principal Executive Officer)

/S/ CHRISTOPHER G. FINNAN Christopher G. Finnan		Secretary (Principal Financial and Accounting Officer)

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/S/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brampton, Ontario, Canada, on September 26, 2003.

DANKA CANADA INC.
DANKA BUSINESS FINANCE LTD.
KALMARA INC.

By:	/s/ PAUL M. NATALE
	Name:	Paul M. Natale
	Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature		Title

/s/ PAUL M. NATALE Paul M. Natale		President and Director (Principal Executive Officer)

/s/ OWAIS DURRANI Owais Durrani		Treasurer and Director (Principal Financial and Accounting Officer)

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/s/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on September 26, 2003.

DANKALUX S.À R.L.

By:	/s/ JEAN-PIERRE LEBURTON
	Name:	Jean-Pierre Leburton
	Title:	Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Nelsen his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of September 2003.

Signature		Title

/s/ JEAN-PIERRE LEBURTON Jean-Pierre Leburton		Manager (Principal Executive Officer)

/s/ KUY LY ANG Kuy Ly Ang		Comptroller (Principal Financial and Accounting Officer)

/s/ PAUL G. DUMOND Paul G. Dumond		Manager

/s/ F. MARK WOLFINGER F. Mark Wolfinger		Manager

DANKA OFFICE IMAGING COMPANY		Authorized Representative in the United States

By:	/s/ KEITH J. NELSEN
Name:	Keith J. Nelsen
Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated April 9, 2001, between Danka Business Systems PLC and Pitney Bowes, Inc. (incorporated by reference to Exhibit 10.33 to Danka Business Systems PLC’s Current Report on Form 8-K filed on May 1, 2001).

3.1	Certificate of Incorporation of Danka Business Systems PLC

3.2	Articles of Association and Memorandum of Association of Danka Business Systems PLC

3.3	Certificate of Incorporation of Danka Holding Company

3.4	By-Laws of Danka Holding Company

3.5	Certificate of Incorporation of Danka Imaging Distribution, Inc.

3.6	By-Laws of Danka Imaging Distribution, Inc.

3.7	Certificate of Incorporation of Danka Office Imaging Company

3.8	By-Laws of Danka Office Imaging Company

3.9	Articles of Incorporation of Quality Business, Inc.

3.10	Bylaws of Quality Business, Inc.

3.11	Articles of Incorporation of Corporate Consulting Group, Inc.

3.12	Bylaws of Corporate Consulting Group, Inc.

3.13	Articles of Incorporation of American Business Credit Corporation

3.14	Bylaws of American Business Credit Corporation

3.15	Articles of Incorporation of Danka Management II Company, Inc.

3.16	Bylaws of Danka Management II Company, Inc.

3.17	Articles of Incorporation of Herman Enterprises, Inc. of South Florida

3.18	Bylaws of Herman Enterprises, Inc. of South Florida

3.19	Articles of Incorporation of Danka Management Company, Inc.

3.20	Bylaws of Danka Management Company, Inc.

3.21	Articles of Incorporation of D.I. Investment Management, Inc.

3.22	By-Laws of D.I. Investment Management, Inc.

3.23	Certificate of Incorporation of Danka Australasia Pty Limited

3.24	Constitution of Danka Australasia Pty Limited

3.25	Certificate of Incorporation of Danka Australia Pty Limited

3.26	Constitution of Danka Australia Pty Limited

3.27	Certificate of Incorporation of Danka Tower Pty Ltd

3.28	Constitution of Danka Tower Pty Ltd

3.29	Certificate of Incorporation of Danka Distributors Pty Ltd

3.30	Constitution of Danka Distributors Pty Ltd

Exhibit Number	Description

3.31	Certificate of Incorporation of Danka Datakey Pty Ltd

3.32	Constitution of Danka Datakey Pty Ltd

3.33	Certificate of Incorporation of Datakey Alcatel Pty. Ltd.

3.34	Constitution of Datakey Alcatel Pty. Ltd.

3.35	Certificate of Incorporation of Danka Systems Pty Limited

3.36	Constitution of Danka Systems Pty Limited

3.37	Certificate of Incorporation of Danka Business Finance Ltd.

3.38	By-Laws of Danka Business Finance Ltd.

3.39	Certificate of Incorporation of Danka Canada Inc.

3.40	By-Laws of Danka Canada Inc.

3.41	Certificate of Incorporation of Kalmara Inc.

3.42	By-Laws of Kalmara Inc.

3.43	Certificate of Incorporation of Danka UK Plc

3.44	Memorandum of Association and Articles of Association of Danka UK Plc

3.45	Certificate of Incorporation of Danka Services International Ltd.

3.46	Memorandum of Association and Articles of Association of Danka Services International Ltd.

3.47	Articles of Incorporation of Dankalux S.à r.l. (English translation)

4.1	Memorandum of Association of Danka Business Systems PLC, including paragraphs 5 and 6 (included in Exhibit 3.2).

4.2	Articles of Association of Danka Business Systems PLC, including sections relating to Shares, Variation of Rights and Votes of Members (included in Exhibit 3.2).

4.3	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.3 to Danka Business Systems PLC’s Registration Statement on Form S-1, No. 33-68278, filed on October 8, 1993).

4.4	Form of American Depositary Receipt (incorporated by reference to Exhibit 4.4 to Danka Business Systems PLC’s Registration Statement on Form S-1, No. 33-68278, filed on October 8, 1993).

4.5	Deposit Agreement dated June 25, 1992 (incorporated by reference to Exhibit 4.9 to Danka Business Systems PLC’s Registration Statement on Form S-1, No. 33-68278, dated September 2, 1993), Amendment No. 1 dated February 26, 1993 (incorporated by reference to Exhibit 4.9 to Danka Business Systems PLC’s Registration Statement on Form S-1, No. 33-68278, dated September 2, 1993), Amendment No. 2 dated July 2, 1993 (incorporated by reference to Exhibit 4.9 to Danka Business Systems PLC’s Registration Statement on Form S-1, No. 33-68278, dated September 2, 1993) and Amendment No. 3 dated August 16, 1994, among the Bank of New York, Danka Business Systems PLC and Owners and Holders of American Depositary Receipts (incorporated by reference to Exhibit A4 to Danka Buisness Systems PLC’s Registration Statement on Form F-6, No. 33-82496, dated August 5, 1994).

Exhibit Number	Description

4.6	Registration Rights Agreement dated December 17, 1999, among Danka Business Systems PLC, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of the Netherlands and 55th Street Partners II L.P., a Delaware limited partnership (incorporated by reference to Exhibit 99.3 to Danka Business Systems PLC’s Current Report on Form 8-K filed on December 20, 1999).

4.7	Registration Rights Agreement dated July 1, 2003, by and among Danka Business Systems PLC, the Guarantors listed on Schedule A thereto and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.1 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

4.8	Indenture between Danka Business Systems PLC and HSBC Bank USA for the zero coupon senior subordinated notes due April 1, 2004 (incorporated by reference to Exhibit 4.24 to Amendment No. 6 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on June 27, 2001).

4.9	Indenture between Danka Business Systems PLC and HSBC Bank USA for the 10% subordinated notes due April 1, 2008 (incorporated by reference to Exhibit 4.25 to Amendment No. 6 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on June 27, 2001).

4.10	Indenture dated July 1, 2003, by and among Danka Business Systems PLC, each of the Guarantors named therein and HSBC Bank USA, as Trustee (incorporated by reference to Exhibit 4.2 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

4.11	Form of 11% Senior Notes due 2010 (included in Exhibit 4.10).

4.12	Note Depositary Agreement between Danka Business Systems PLC and HSBC Bank USA regarding the zero coupon senior subordinated notes due April 1, 2004 (incorporated by reference to Exhibit 4.27 to Amendment No. 5 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on June 22, 2001).

4.13	Note Depositary Agreement between Danka Business Systems PLC and HSBC Bank USA regarding the 10% subordinated notes due April 1, 2008 (incorporated by reference to Exhibit 4.28 to Amendment No. 5 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on June 22, 2001).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

10.1	Loan and Security Agreement dated July 1, 2003, by and among Danka Office Imaging Company and Danka Holding Company, as Borrowers, Danka Business Systems PLC, as a guarantor, the Lenders party thereto and Fleet Capial Corporation, as collateral and administrative agent (incorporated by reference to Exhibit 10.1 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

10.2	Guarantor Security Agreement dated July 1, 2003, by and among American Business Credit Corporation, Corporate Consulting Group, Inc., Danka Imaging Distribution, Inc., Danka Management Company, Inc., Danka Management II Company, Inc., D.I. Investment Management, Inc., Herman Enterprises, Inc. of South Florida and Quality Business, Inc., collectively as Debtors, in favor of Fleet Capital Corporation, as collateral and administrative agent for the Lenders that are parties from time to time to the Loan Agreement (incorporated by reference to Exhibit 10.2 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

Exhibit Number	Description

10.3	Stock Pledge Agreement dated July 1, 2003, by and among Danka Office Imaging Company and Danka Holding Company as Pledgors and Fleet Capital Corporation as Agent for the Lenders party to the Loan Agreement (incorporated by reference to Exhibit 10.3 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

10.4	Continuing Guaranty Agreement dated July 1, 2003, by and among Danka Business Systems PLC and the Subsidiaries of Danka Business Systems PLC signatories thereto, as the Guarantors, in favor of Fleet Capital Corporation as administrative and collateral agent for the Lenders party to the Loan Agreement (incorporated by reference to Exhibit 10.4 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003).

10.5	Office Building Lease dated May 1, 1992, between Daniel M. Doyle and Francis J. McPeak, Jr., and Gulf Coast Business Machines (incorporated by reference to Exhibit 3.5 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.6	Office Building Lease dated April 1, 1990, between Daniel M. Doyle and Francis J. McPeak, Jr., and Danka Business Systems PLC (incorporated by reference to Exhibit 3.6 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.7	Lease Agreement dated December 22, 1986, and Addendum Lease Agreement dated March 1, 1987, between Daniel M. Doyle and Francis J. McPeak, and Danka Business Systems PLC (incorporated by reference to Exhibit 3.7 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.8	U.K. Executive Share Option Scheme (incorporated by reference to Exhibit 3.11 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.9	U.S. Executive Incentive Stock Option Plan (incorporated by reference to Exhibit 3.12 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.10	Form of Stock Option Agreement (incorporated by reference to Exhibit 3.13 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.11	Addendum to Lease Agreement dated September 1, 1992, between Mid-County Investments, Inc. and Danka Business Systems PLC (incorporated by reference to Exhibit 3.38 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.12	Lease Agreement dated November 12, 1992, and Lease Commencement Agreement dated April 7, 1993, between PARD, Inc. and Danka Business Systems PLC (incorporated by reference to Exhibit 10.41 to Danka Business Systems PLC’s Form 20-F, No. 0-20828, filed on November 10, 1992).

10.13	The Danka Business Systems PLC 1994 Executive Performance Plan (incorporated by reference to Exhibit 10.52 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 1994).

10.14	The Danka Business Systems PLC 1996 Share Option Plan (incorporated by reference to Appendix 1 of Danka Business Systems PLC’s 1996 Revised Annual Proxy Statement filed on June 7, 1996).

10.15	Amendments to the Danka Business Systems PLC 1996 Share Option Plan (incorporated by reference to Appendix A of Danka Business Systems PLC’s 1998 Annual Proxy Statement filed on June 3, 1998).

10.16	The Danka Business Systems PLC 1999 Share Option Plan (incorporated by reference to Appendix B of Danka Business Systems PLC’s 1999 Annual Proxy Statement filed on September 23, 1999).

Exhibit Number	Description

10.17	Employment Agreement dated March 1, 2001, between Danka Business Systems PLC and P. Lang Lowrey III (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on May 16, 2001).

10.18	Change of Control Agreement dated March 1, 2001, between Danka Business Systems PLC and P. Lang Lowrey III (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on May 16, 2001).

10.19	Amended and Restated Employment Agreement dated September, 1999, between Danka Business Systems PLC and Brian L. Merriman (incorporated by reference to Exhibit 10.14 to Danka Business Systems PLC’s Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999).

10.20	Amendments dated May 30, 2000, to the Amended and Restated Employment Agreement dated September 20, 1999, between Danka Business Systems PLC and Brian L. Merriman (incorporated by reference to Exhibit 10.37 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 2000, filed on August 11, 2000).

10.21	Change of Control Agreement dated November 6, 1998, between Danka Business Systems PLC and Brian L. Merriman (incorporated by reference to Exhibit 10.11 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 1999, filed on August 16, 1999).

10.22	Amended and Restated Employment Agreement dated July, 2000, between Danka Business Systems PLC and F. Mark Wolfinger (incorporated by reference to Exhibit 4.24 to Danka Business Systems PLC’s Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000).

10.23	Change of Control Agreement dated November 6, 1998, between Danka Business Systems PLC and F. Mark Wolfinger (incorporated by reference to Exhibit 10.12 to Danka Business Systems PLC’s Form 10-Q for the quarter ended June 30, 1999, filed on August 16, 1999).

10.24	Amended and Restated Global Operating Agreement dated March 31, 2000, between Danka Business Systems PLC and General Electric Capital Corporation (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on May 16, 2001).

10.25	First Amendment to Amended and Restated Global Operating Agreement dated February 1, 2001, between Danka Business Systems PLC and General Electric Capital Corporation (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Danka Business Systems PLC’s Registration Statement on Form S-4 filed on April 17, 2001).

10.26	Purchase Agreement dated April 9, 2001, between Danka Business Systems PLC and Pitney Bowes Inc. (incorporated by reference to Exhibit 10.33 to Danka Business Systems PLC’s Current Report on Form 8-K filed on May 1, 2001).

10.27	Second Amendment to Amended and Restated Global Operating Agreement dated October 9, 2001, between Danka Business Systems PLC and General Electric Capital Corporation (incorporated by reference to Exhibit 10.36 to Danka Business Systems PLC’s Form 10-Q for the quarter ended September 30, 2001, filed on November 14, 2001).

10.28	Amended and Restated Employment Agreement dated November 6, 2001, between Danka Office Imaging Company, Danka Business Systems PLC, Danka Holding Company and Brian L. Merriman (incorporated by reference to Exhibit 10.37 to Danka Business Systems PLC’s Form 10-Q for the quarter ended December 31, 2001, filed on February 13, 2002).

Exhibit Number	Description

10.29	Employment Agreement dated July 26, 2001, among Danka Office Imaging Company, Danka Business Systems PLC, Danka Holding Company and Todd L. Mavis (incorporated by reference to Exhibit 10.38 to Danka Business Systems PLC’s Form 10-Q for the quarter ended December 31, 2001, filed on February 13, 2002).

10.30	Employment Agreement dated July 23, 2001, between Danka Business Systems PLC and Peter Williams (incorporated by reference to Exhibit 10.39 to Danka Business Systems PLC’s Form 10-Q for the quarter ended December 31, 2001, filed on February 13, 2002).

10.31	Amendments to the Danka Business Systems PLC 1999 Share Option Plan (incorporated by reference to Danka Business Systems PLC’s 2001 Annual Proxy Statement filed on September 10, 2001).

10.32	The Danka Business Systems PLC 2001 Long Term Incentive Plan (incorporated by reference to Appendix A to Danka Business Systems PLC’s 2001 Annual Proxy Statement filed on September 10, 2001).

10.33	The Danka Business Systems PLC Employee Stock Purchase Plan (incorporated by reference to Exhibit 1 to Danka Business Systems PLC’s Proxy Statement filed on February 27, 2002).

10.34	Third Amendment to Amended and Restated Global Operating Agreement dated January 9, 2002, between Danka Business Systems PLC and General Electric Capital Corporation (incorporated by reference to Exhibit 10.35 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2002, filed on June 21, 2002).

10.35	Amendment to Employment Agreement dated March 18, 2002, among Danka Office Imaging Company, Danka Business Systems PLC, Danka Holding Company and Todd L. Mavis (incorporated by reference to Exhibit 10.36 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2002, filed on June 21, 2002).

10.36	Change of Control Agreement dated November, 2001, between Danka Business Systems PLC and Todd L. Mavis (incorporated by reference to Exhibit 10.38 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2002, filed on June 21, 2002).

10.37	Lease Agreement between DAN (FL) QRS 15-7 INC. and Danka Office Imaging Company (incorporated by reference to Exhibit 10.39 to Danka Business Systems PLC’s Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002).

10.38	Fourth Amendment to Amended and Restated Global Operating Agreement dated December 20, 2002, between Danka Business Systems PLC and General Electric Capital Corporation (incorporated by reference to Exhibit 10.40 to Danka Business Systems PLC’s Form 10-Q for the quarter ended December 31, 2002, filed on February 14, 2003).

10.39	Employment Agreement dated March 28, 2003, among Danka Office Imaging Company, Danka Business Systems PLC, Danka Holding Company and Michael Popielec (incorporated by reference to Exhibit 10.42 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2003, filed on June 10, 2003).

10.40	Change of Control Agreement dated March 28, 2003, between Danka Business Systems PLC and Michael Popielec (incorporated by reference to Exhibit 10.41 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2003, filed on June 10, 2003).

10.41	Employment Agreement dated August 15, 2000, among Danka Office Imaging Company and Keith J. Nelsen (incorporated by reference to Exhibit 10.43 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2003, filed on June 10, 2003).

Exhibit Number	Description

10.42	Change of Control Agreement dated November 14, 2001, between Danka Business Systems PLC and Keith J. Nelsen (incorporated by reference to Exhibit 10.44 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2003, filed on June 10, 2003).

12	Computation of Ratio of Earnings to Fixed Charges.

21	List of Current Subsidiaries of Danka Business Systems PLC (incorporated by reference to Exhibit 21 to Danka Business Systems PLC’s Annual Report on Form 10-K for the year ended March 31, 2001, filed on June 11, 2001).

23.1	Consent of KPMG Audit Plc.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.2).

24	Powers of Attorney (included on signature pages to the registration statement).

25	Form T-1 Statement of Eligibility of HSBC Bank USA to act as trustee under the indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.